Exhibit 2.1

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

dated

October 15, 2020

by and among

Gemini Therapeutics, Inc.,

Shareholder Representative Services LLC, as the Stockholders’ Representative,

FS Development Corp.,

and

FSG Merger Sub, Inc.

i

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Exhibit A	Company Support Agreement
Exhibit B	Subscription Agreement
Exhibit C	Parent Support Agreement
Exhibit D	Voting Agreement
Exhibit E	Escrow Agreement
Exhibit F	Registration Rights Agreement
Exhibit G	Amended and Restated Certificate of Incorporation of Parent
Exhibit H	Amended and Restated Bylaws of Parent
Exhibit I	Parent Equity Incentive Plan
Exhibit J	FIRPTA Certificate
Exhibit K	Lockup Agreement
Exhibit L	Certificate of Merger
Exhibit M	Tax representation Letters
Exhibit N	Tax representation Letters

Company Disclosure Schedules

Parent Disclosure Schedules

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of October 15, 2020 (this “Agreement”), is entered into by and among Gemini Therapeutics, Inc., a Delaware corporation (the “Company”), Shareholder Representative Services LLC, a Colorado limited liability company solely in its capacity as the representative, agent and attorney-in-fact of the Company Securityholders (the “Stockholders’ Representative”), FS Development Corp., a Delaware corporation (“Parent”) and FSG Merger Sub Inc., a Delaware corporation (“Merger Sub”).

W I T N E S E T H:

A. The Company is in the business of therapeutic drug development and commercialization and related activities (the “Business”);

B. Parent is a blank check company formed for the sole purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, and Merger Sub is a wholly-owned subsidiary of Parent;

C. The Company Securityholders are listed on the Capitalization Schedule and Annex 5.5(a) to Schedule 5.5 and own 100% of the issued and outstanding Company Securities;

D. Merger Sub will merge with and into the Company (the “Merger”), after which the Company will be the surviving company (the “Surviving Corporation”) and a wholly-owned subsidiary of Parent and Parent shall change its name to “Gemini Therapeutics, Inc.”;

E. Contemporaneously with the execution of, and as a condition and an inducement to Parent and the Company entering into this Agreement, Company Securityholders set forth on Schedule 1 (“Specified Company Securityholders”) are entering into and delivering Support Agreements, substantially in the form attached hereto as Exhibit A (each, a “Company Support Agreement”), pursuant to which each of the Specified Company Securityholders has agreed to vote in favor of this Agreement and the Merger;

F. Contemporaneously with the execution of, and as a condition and an inducement to Parent and the Company entering into this Agreement, the Specified Company Securityholders and certain other Company Securityholders and third parties have entered into subscription agreements in substantially the form attached hereto as Exhibit B (collectively, the “Subscription Agreements”), pursuant to which, at the Closing, such Persons have agreed, subject to the terms and conditions set forth therein, to subscribe for and purchase shares of Parent Class A Common Stock at a purchase price of $10.00 per share, for an aggregate cash amount of $95,000,000 (the “Private Placement”);

G. The Subscription Agreements entered into by the Specified Company Securityholders represent an aggregate portion of the Private Placement equal to $15,600,000;

H. Contemporaneously with the execution of, and as a condition and an inducement to Parent and the Company entering into this Agreement, specified stockholders of Parent are entering into and delivering Support Agreements, substantially in the form attached hereto as Exhibit C (each, a “Parent Support Agreement”), pursuant to which each such Parent stockholder has agreed (x) not to transfer or redeem any shares of Parent Common Stock held by such Parent stockholder and (y) to vote in favor of this Agreement and the Merger at the Parent Stockholder Meeting; and

I. The Company’s Board of Directors has unanimously (i) approved and declared advisable this Agreement and the transactions contemplated by this Agreement and the Additional Agreements to which the Company is or will be party, including the Merger, on the terms and subject to the conditions set forth herein, (ii) determined that this Agreement and such transactions are fair to, and in the best interests of, the Company and the Company Stockholders and (iii) resolved to recommend that the Company Stockholders approve the Merger and such other transactions and adopt this Agreement and the Additional Agreements to which the Company is or will be a party (the “Company Board Recommendation”).

In consideration of the mutual covenants and promises set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions.

“Action” means any legal action, litigation, suit, claim, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise, by or before any Authority.

“Additional Agreements” means the Voting Agreement, substantially in the form attached hereto as Exhibit D (the “Voting Agreement”), the Registration Rights Agreement, the Escrow Agreement, the Company Support Agreements, the Subscription Agreements, the Parent Support Agreements, and the Lockup Agreement.

“Additional Parent SEC Documents” has the meaning set forth in Section 6.12.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such Person. “Affiliate” shall also include, with respect to any individual natural Person, (a) such Peron’s a spouse, Parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law or (b) a trust for the benefit of such Person and/or the individuals described in the foregoing clause (a) or of which such Person is a trustee.

“Affiliate Transaction” has the meaning set forth in Section 5.32.

“Aggregate Transaction Proceeds” means an amount equal to (a) the sum of (i) the aggregate cash proceeds available for release to Parent from the Trust Fund in connection with the transactions contemplated hereby (net of the Parent Redemption Amount); plus (ii) the aggregate cash proceeds actually received by Parent on the Closing Date in respect of the Private Placement, minus (b) the Unpaid Parent Liabilities.

“Agreement” has the meaning set forth in the preamble.

“Alternative Proposal” has the meaning set forth in Section 7.2(b).

“Alternative Transaction” has the meaning set forth in Section 7.2(a).

“Annual Financial Statements” has the meaning set forth in Section 5.9(a).

“Arbitrator” has the meaning set forth in Section 12.1(a).

“Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, foreign, Federal, state, or local.

“Balance Sheet Date” has the meaning set forth in Section 5.9(a).

“Basket” has the meaning set forth in Section 11.1.

“Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or controlled by a Person in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

“Business” has the meaning set forth in the recitals to this Agreement.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business.

“Capitalization Schedule” means Schedule 4.1(j), as updated as contemplated herein.

“Certificate of Merger” has the meaning set forth in Section 2.2.

“Closing Consideration Conversion Ratio” shall mean a number of Parent Class A Shares equal to the quotient obtained by dividing (a) the Closing Payment Shares; by (b) the Fully Diluted Company Shares, in each case, as listed on the Capitalization Schedule delivered prior to Closing.

“Closing” has the meaning set forth in Section 2.6.

“Closing Date” has the meaning set forth in Section 2.6.

“Closing Payment Shares” means an aggregate number of Parent Class A Shares, which for the avoidance of doubt is inclusive of the Escrow Shares, equal to the difference between (a) 21,500,000 Parent Class A Shares; minus (b) a number of Parent Class A Shares equal to one half (1/2) of the initial unallocated shares of Parent Class A Stock reserved for issuance under the Parent Equity Incentive Plan (which shall not exceed two and one-half percent (2.5%) of the issued and outstanding Parent Class A Shares as of immediately following the Effective Time as set forth in the Capitalization Schedule delivered prior to Closing (and approved by Parent, such approval not to be unreasonably withheld, conditioned or delayed)).

“COBRA” means collectively, the requirements of Sections 601 through 606 of ERISA and Section 4980B of the Code.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Capital Stock” means Company Common Stock, Company Series A Preferred Stock and Company Series B Preferred Stock.

“Company Certificate” has the meaning set forth in Section 10.2(d).

“Company Certificate of Incorporation” means the Third Amended and Restated Certificate of Incorporation of the Company, as filed on or about September 26, 2019 with the Secretary of State of the State of Delaware pursuant to the DGCL.

“Company Common Stock” means common stock of the Company, par value $0.001 per share.

“Company Consent” has the meaning set forth in Section 5.8.

“Company Financial Statements” has the meaning set forth in Section 5.9(a).

“Company Fundamental Representations” means the representations and warranties of the Company set forth in Sections 5.1 (Corporate Existence and Power), 5.2 (Authorization), and 5.27 (Finders’ Fees).

“Company Option” means each option to purchase Company Common Stock granted, and that remains outstanding, under the Equity Incentive Plans.

“Company Preferred Stock” has the meaning set forth in Section 5.5(a).

“Company Restricted Stock” means any outstanding shares of Company Capital Stock that are unvested or subject to a risk of forfeiture or repurchase option in favor of the Company.

“Company Securities” means the Company Common Stock, the Company Preferred Stock, the Company Options and the Company Warrant.

“Company Securityholder” means each Person who holds Company Securities immediately prior to the Effective Time, each of which is listed on the Capitalization Schedule delivered prior to Closing.

“Company Series A Preferred Stock” means the series A preferred stock of the Company, par value $0.0001 per share.

“Company Series B Preferred Stock” means the series B preferred stock of the Company, par value $0.0001 per share.

“Company Stockholders” means, at any given time, the holders of Company Common Stock.

“Company Stockholder Approval” has the meaning set forth in Section 5.2(b).

“Company Stockholder Written Consent” has the meaning set forth in Section 8.3(a).

“Company Stockholder Written Consent Deadline” has the meaning set forth in Section 8.3(a).

“Company Support Agreement” has the meaning set forth in the recitals to this Agreement.

“Company Warrant” means the Warrant to Purchase Stock dated February 8, 2019, issued to Silicon Valley Bank, pursuant to which Silicon Valley Bank is entitled to purchase shares of Company Series A Preferred Stock.

“Contracts” means the Lease and all other contracts, agreements, leases (including equipment leases, car leases and capital leases), licenses, Permits, commitments, client contracts, statements of work (SOWs), sales and purchase orders and similar instruments, oral or written, to which the Company is a party or by which any of its respective assets is bound.

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing, a Person (the “Controlled Person”) shall be deemed Controlled by any other Person (the “50% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 50% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 50% or more of the profits, losses, or distributions of the Controlled Person.

“Converted Company Option” has the meaning set forth in Section 4.1(b).

“Convertible Notes” means those certain Convertible Promissory Notes of the Company in the aggregate principal amount of $14,000,000, issued on August 21, 2020 to certain Company Securityholders pursuant to the Convertible Promissory Note Purchase Agreement dated August 21, 2020 among the Company and such Company Securityholders.

“Data Protection Laws” means all Laws worldwide relating to the processing, privacy or security of Personal Information and all regulations or guidance issued thereunder, including the EU General Data Protection Regulation (EU) 2016/679 and all laws implementing it, HIPAA, the regulations set forth in 42 C.F.R. Part 495 and 45 C.F.R. Parts 160, 164 and 170, the HITECH Act, Section 5 of the Federal Trade Commission Act, the FTC Red Flag Rules, the CAN SPAM Act and associated regulations set forth in 16 C.F.R. Part 316, the Children’s Online Privacy Protection Act, state social security number protection laws, state data breach notification laws, state data privacy laws including the California Consumer Privacy Act, as amended, state data security laws, state consumer protection Laws, PCI-DSS regulatory standards and any law concerning requirements for website and mobile application privacy policies and practices, or any outbound commercial communications (including e-mail marketing, telemarketing and text messaging), tracking and marketing.

“DGCL” has the meaning set forth in Section 2.1.

“Effective Date” has the meaning set forth in Section 7.5(c).

“Effective Time” has the meaning set forth in Section 2.2.

“Enforceability Exceptions” has the meaning set forth in Section 5.2(a).

“Environmental Laws” shall mean all Laws that prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act and the Clean Water Act.

“Equity Incentive Plans” means the Company’s 2015 Employee, Director and Consultant Stock Option Plan and the Company’s 2017 Stock Option and Grant Plan.

“Equity Interest” means, with respect to any Person, any capital stock of, or other ownership, membership, partnership, voting, joint venture, equity interest, preemptive right, stock appreciation, phantom stock, profit participation or similar rights in, such Person or any indebtedness, securities, options, warrants, call, subscription or other rights or entitlements of, or granted by, such Person that are convertible into, or are exercisable or exchangeable for, or give any person any right or entitlement to acquire any such capital stock or other ownership, partnership, voting, joint venture, equity interest, preemptive right, stock appreciation, phantom stock, profit participation or similar rights, in all cases, whether vested or unvested, of such Person or any similar security or right that is derivative or provides any economic benefit based, directly or indirectly, on the value or price of any such capital stock or other ownership, partnership, voting, joint venture, equity interest, preemptive right, stock appreciation, phantom stock, profit participation or similar rights, in all cases, whether vested or unvested.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means each entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the Company, or that is, or was at the relevant time, a member of the same “controlled group” as the Company pursuant to Section 4001(a)(14) of ERISA.

“Escrow Agent” means Continental Stock Transfer & Trust Company.

“Escrow Agreement” means an agreement in substantially the form attached hereto as Exhibit E, between the Stockholders’ Representative, the Escrow Agent and Parent with respect to the Escrow Shares to reflect the terms set forth in Section 11.3.

“Escrow Fund” has the meaning set forth in Section 11.3.

“Escrow Participant” means each Person who holds Company Common Stock or Company Preferred Stock, in each case, as of immediately prior to the Effective Time.

“Escrow Participant Company Securities” means the sum, without duplication, of (a) shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time; plus (b) shares of Company Preferred Stock (on an as converted to Company Common Stock basis) that are issued and outstanding immediately prior to the Effective Time.

“Escrow Share Value” has the meaning set forth in Section 11.3.

“Escrow Shares” means 2,150,000 Parent Class A Shares to be held in escrow for indemnification purposes.

“Exchange Act” means the Securities Exchange Act of 1934.

“Expense Fund” has the meaning set forth in Section 14.14.

“FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.

“Foreign Corrupt Practices Act” has the meaning set forth in Section 5.17(a).

“Fully Diluted Company Shares” means the sum, without duplication, of (a) shares of Company Common Stock (including Company Restricted Stock) that are issued and outstanding immediately prior to the Effective Time; plus (b) shares of Company Preferred Stock (on an as converted to Company Common Stock basis) that are issued and outstanding immediately prior to the Effective Time; plus (c) the aggregate number of shares of Company Common Stock issuable upon exercise of the Company Warrant as of immediately prior to the Effective Time; plus (d) the aggregate number of shares of Company Common Stock issuable upon exercise of Vested Company Options as of immediately prior to the Effective Time; plus (e) the aggregate number of shares of Company Common Stock issuable upon exercise of Unvested Company Options as of immediately prior to the Effective Time; plus (f) the aggregate number of shares of Company Series B Preferred Stock (on an as converted to Company Common Stock basis) issuable upon the conversion of the Convertible Notes as of immediately prior to the Effective Time.

“Hazardous Material” shall mean any material, emission, chemical, substance or waste that has been designated by any Authority to be radioactive, toxic, hazardous, a pollutant or a contaminant.

“Hazardous Material Activity” shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any recycling, product take-back or product content requirements.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act.

“Healthcare Laws” has the meaning set forth in Section 5.19(a).

“IPO” means the initial public offering of Parent pursuant to a prospectus dated August 13, 2020.

“Indebtedness” means with respect to any Person, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements), including with respect thereto, all interests, fees and costs, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all obligations of such Person under leases required to be accounted for as capital leases under U.S. GAAP, (g) all guarantees by such Person, (h) all liability of such Person with respect to any hedging obligations, including interest rate or currency exchange swaps, collars, caps or similar hedging obligations, (i) any unfunded or underfunded liabilities pursuant to any pension or nonqualified deferred compensation plan or arrangement and (j) any agreement to incur any of the same. For informational purposes, Indebtedness shall include any grants or loans that are not carried as tangible liabilities on the Financial Statements on a stand-alone basis (whether or not such liabilities are included in the footnotes to the Financial Statements).

“Indemnifiable Loss Limit” has the meaning set forth in Section 11.1.

“Indemnification Notice” has the meaning set forth in Section 11.2(a).

“Indemnified Party” has the meaning set forth in Section 11.1.

“Indemnifying Parties” has the meaning set forth in Section 11.2(a).

“Intellectual Property Rights” means all technology (including patented, patentable and unpatented inventions and unpatentable proprietary or confidential information, systems or procedures), designs, processes, trademarks, service marks, registrations thereof or applications for registration therefor, trade names, licenses, inventions, patents, patent applications, trade secrets, trade dress, know-how, copyrights, copyrightable materials, copyright registrations, applications for copyright registration, software programs, data bases, u.r.l.s., and any other works of authorship, computer programs, technical data and information and other intellectual property, and all embodiments and fixations thereof and related documentation and registrations and all additions, improvements and accessions thereto, and with respect to each of the forgoing items in this definition, which is owned or licensed or filed by the Company, or used or held for use in the Business, whether registered or unregistered or domestic or foreign.

“Interim Balance Sheet” has the meaning set forth in Section 5.9(a).

“Knowledge of the Company” or “to the Company’s Knowledge” or similar terms (whether or not capitalized) means the actual knowledge of Jason Meyenburg and Gregg Beloff.

“Knowledge of Parent” or “to Parent’s Knowledge” or “Known by Parent” or similar terms (whether or not capitalized) means the actual knowledge of Jim Tananbaum and Dennis Ryan.

“Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

“Lease” means the lease described on Schedule 1.1(c), together with all fixtures and improvements erected on the premises leased thereby.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

“Lockup Agreements” means the lockup agreements, in each case substantially in the form attached hereto as Exhibit K.

“Material Adverse Effect” or “Material Adverse Change” means a material adverse change or a material adverse effect upon the assets, liabilities, financial condition, net worth, management, earnings, cash flows, business, operations or properties of the Company and the Business, taken as a whole; provided, however, that “Material Adverse Effect” or “Material Adverse Change” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (a) general economic or political conditions; (b) conditions generally affecting the industries in which the Company operates; (c) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (d) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (e) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Parent; (f) any changes in applicable Laws or accounting rules (including U.S. GAAP) or the enforcement, implementation or interpretation thereof; (g) the announcement, pendency or completion of the transactions contemplated by this Agreement (provided that the exception in this subclause (g) shall not apply to any representation or warranty contained in Section 5.3, 5.4 or 5.8 or to the determination of whether any inaccuracy in such representations or warranties would reasonably be expected to have a Material Adverse Effect for purposes of Sections 10.2(b)); (h) any natural or man-made disaster or acts of God or the COVID-19 pandemic; or (i) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); except, in the case of subclauses (a), (b), (d), (f) and (h), to the extent such change, event, circumstance or effect has a disproportionate adverse effect on such entity as compared to other Persons engaged in the same industry.

“Material Contracts” has the meaning set forth in Section 5.15(a).

“Merger” has the meaning set forth in the recitals to this Agreement.

“Merger Sub” has the meaning set forth in the Preamble.

“Merger Sub Common Stock” has the meaning set forth in Section 6.7(b).

“Money Laundering Laws” has the meaning set forth in Section 5.30.

“Nasdaq” means The Nasdaq Capital Market.

“OFAC” has the meaning set forth in Section 5.17(b).

“Offer Documents” has the meaning set forth in Section 7.5(a).

“Offering Shares” has the meaning set forth in Section 7.5(f).

“Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

“Other Filings” means any filings to be made by Parent required under the Exchange Act, Securities Act or any other United States federal, foreign or blue sky laws, other than the SEC Statement and the other Offer Documents.

“Outside Closing Date” has the meaning set forth in Section 13.1(a).

“Parachute Payment Waiver” has the meaning set forth in Section 8.4(a).

“Parent” has the meaning set forth in the Preamble.

“Parent Board Recommendation” has the meaning set forth in Section 6.11.

“Parent Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as filed on August 11, 2020 with the Secretary of State of the State of Delaware pursuant to the DGCL.

“Parent Class A Shares” means the Class A common stock, $0.0001 par value, of Parent.

“Parent Class B Shares” means the Class B common stock, $0.0001 par value, of Parent.

“Parent Common Stock” means Parent Class A Shares and Parent Class B Shares.

“Parent Fundamental Representations” means the representations and warranties of Parent set forth in Sections 6.1 (Corporate Existence and Power), 6.2 (Corporate Authorization), and 6.5 (Finders’ Fees).

“Parent Equity Incentive Plan” has the meaning set forth in Section 9.6.

“Parent Liabilities” means, as of any determination time, the aggregate of all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law, Action or Order and those arising under any Contract, of Parent or Merger Sub, whether or not such liabilities are due and payable as of such time, including all fees, expense, commissions or other amounts incurred by or on behalf of, or otherwise payable by, whether or not due, Parent or Merger Sub in connection with the negotiation, preparation or execution of this Agreement or any Additional Agreements, the performance of any covenants or agreements in this Agreement or any Additional Agreement or the consummation of the transactions contemplated hereby or thereby.

“Parent Parties” has the meaning set forth in ARTICLE VI.

“Parent Preferred Stock” has the meaning set forth in Section 6.7(a).

“Parent Proposals” has the meaning set forth in Section 7.5(e).

“Parent Redemption Amount” has the meaning set forth in Section 7.6.

“Parent SEC Documents” has the meaning set forth in Section 6.12(a).

“Parent Stockholder Approval” has the meaning set forth in Section 6.2.

“Parent Stockholder Meeting” has the meaning set forth in Section 7.5(a).

“Parent Support Agreement” has the meaning set forth in the recitals to this Agreement.

“Permit” means each license, franchise, permit, order, approval, consent or other similar authorization required to be obtained and maintained by the Company under applicable Law to carry out or otherwise affecting, or relating in any way to, the Business.

“Permitted Liens” means (a) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to Parent; (b) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts (i) that are not delinquent, (ii) that are not material to the business, operations and financial condition of the Company so encumbered, either individually or in the aggregate, and (iii) not resulting from a breach, default or violation by the Company of any Contract or Law; (c) liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings (and for which adequate accruals or reserves have been established on the Company Financial Statements in accordance with U.S. GAAP); and (d) the Liens set forth on Schedule 1.1(a).

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Information” means any data or information, on any media that, alone or in combination with other data or information, can, directly or indirectly, be associated with or be reasonably used to identify an individual natural Person (including any part of such Person’s name, physical address, telephone number, email address, financial account number or credit card number, government issued identifier (including social security number and driver’s license number), user identification number and password, billing and transactional information, medical, health or insurance information, date of birth, educational or employment information, vehicle identification number, IP address, cookie identifier, or any other number or identifier that identifies an individual natural Person, or such Person’s vehicle, browser or device), or any other data or information that constitutes personal data, protected health information, personally identifiable information, personal information or similar defined term under any Privacy Law or Healthcare Laws (including protected health information, as defined in 45 C.F.R. §160.103 and personal data, as defined in the EU General Data Protection Regulation).

“Plan” means each “employee benefit plan” within the meaning of Section 3(3) of ERISA and all other compensation and benefits plans, policies, programs, or arrangements, including multiemployer plans within the meaning of Section 3(37) of ERISA, and each other stock purchase, stock option, restricted stock, severance, retention, employment (other than any employment offer letter in such form as previously provided to Parent that is terminable “at will” without any contractual obligation on the part of the Company to make any severance, termination, change of control, or similar payment), consulting, change-of-control, collective bargaining, bonus, incentive, deferred compensation, employee loan, fringe benefit and other benefit plan, agreement, program, policy, commitment or other arrangement, whether or not subject to ERISA (including any related funding mechanism now in effect or required in the future), whether formal or informal, oral or written, in each case, that is sponsored, maintained, contributed or required to be contributed to by the Company, or under which the Company has any current or potential liability.

“Private Placement” has the meaning set forth in the recitals to this Agreement.

“Pro Rata Portion” shall mean, with respect to each Escrow Participant, an amount equal to the quotient (expressed as a percentage) obtained by dividing (a) the number of Escrow Participant Company Securities held by such Escrow Participant as of immediately prior to the Effective Time (on an as converted to common stock basis) by (b) the total number of shares of Escrow Participant Company Securities as of immediately prior to the Effective Time.

“Prospectus” has the meaning set forth in Section 14.13.

“Proxy Statement” has the meaning set forth in Section 7.5(a).

“Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

“Registration Rights Agreement” means the registration rights agreement, in substantially the form attached hereto as Exhibit F.

“Release Date” has the meaning set forth in Section 11.3(d).

“Representative Losses” has the meaning set forth in Section 14.14.

“Representatives” has the meaning set forth in Section 7.2(a).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission.

“SEC Statement” means the Form S-4, including the Proxy Statement, whether in preliminary or definitive form, and any amendments or supplements thereto.

“Securities Act” means the Securities Act of 1933.

“Specified Company Securityholder” has the meaning set forth in the recitals to this Agreement.

“Sponsor” means FS Development Holdings, LLC, a Delaware limited liability company.

“Standard Contracts” has the meaning set forth in Section 5.15(a)(vi).

“Stockholders’ Representative” has the meaning set forth in the Preamble.

“Subscription Agreement” has the meaning set forth in the recitals to this Agreement.

“Subsidiary” means each entity of which at least fifty percent (50%) of the capital stock or other equity or voting securities are Controlled or owned, directly or indirectly, by the Company.

“Survival Period” has the meaning set forth in Section 11.6.

“Surviving Corporation” has the meaning set forth in the recitals to this Agreement.

“SVB” means Silicon Valley Bank.

“SVB Loan” means the Loan and Security Agreement, dated as of February 8, 2019, by and between SVB and the Company, pursuant to which SVB made available to the Company term loan advances in an original principal amount of up to Ten Million Dollars ($10,000,000.00).

“Tangible Personal Property” means all tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment, communications equipment, automobiles, laboratory equipment and other equipment owned or leased by the Company and other tangible property, including the items listed on Schedule 1.1(b).

“Tax(es)” means any U.S. federal, state or local or non-U.S. tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, escheat and other Taxes), together with any interest, penalty, additions to tax or additional amount imposed with respect thereto and shall include any liability for such amounts as a result of (a) being a transferee or successor or member of a combined, consolidated, unitary or affiliated group, or (b) a contractual obligation to indemnify any Person (other than any commercial agreement the principal purpose of which is not Taxes).

“Taxing Authority” means the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

“Tax Opinion” has the meaning set forth in Section 2.4(b).

“Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

“Third-Party Claim” has the meaning set forth in Section 11.2(a).

“Trading Day” means (a) for so long as the Parent Class A Shares are listed or admitted for trading on the NYSE American or any other national securities exchange, days on which such securities exchange is open for business; (b) when and if the Parent Class A Shares are quoted on the Nasdaq or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system; or (c) if the Parent Class A Shares are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq or similar system, days on which the Parent Class A Shares are traded regular way in the over-the- counter market and for which a closing bid and a closing asked price for the Parent Class A Shares are available

“Transactions” means the transactions contemplated by this Agreement to occur at or immediately prior to the Closing, including the Merger.

“Transfer Taxes” has the meaning set forth in Section 9.5(c).

“Trust Account” has the meaning set forth in Section 6.9.

“Trust Agreement” has the meaning set forth in Section 6.9.

“Trust Fund” has the meaning set forth in Section 6.9.

“Trustee” has the meaning set forth in Section 6.9.

“Unaudited Financial Statements” has the meaning set forth in Section 5.9(a).

“Unpaid Parent Liabilities” means the Parent Liabilities that remain unpaid as of immediately prior to the Closing.

“Unvested Company Option” means each Company Option outstanding as of immediately prior to the Effective Time that is not a Vested Company Option.

“U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

“Vested Company Option” means each Company Option outstanding as of immediately prior to the Effective Time that is vested as of immediately prior to the Effective Time or will vest solely as a result of the consummation of the Merger.

“Voting Agreement” has the meaning set forth in the definition of Additional Agreements.

“VWAP” means the volume weighted average price of the Parent Class A Shares for the ten (10) Trading Days ending on the Trading Day immediately preceding the Closing Date.

1.2 Construction.

(a) References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement. Captions are not a part of this Agreement, but are included for convenience, only.

(b) The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; and, unless the context requires otherwise, “party” means a party signatory hereto.

(c) Any use of the singular or plural, or the masculine, feminine or neuter gender, includes the others, unless the context otherwise requires; the word “including” means “including without limitation”; the word “or” means “and/or”; the word “any” means “any one, more than one, or all”; and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by the Company.

(d) Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law means such law as amended, restated, supplemented or otherwise modified from time to time and includes any rule, regulation, ordinance or the like promulgated thereunder, in each case, as amended, restated, supplemented or otherwise modified from time to time.

(e) Any reference to a numbered schedule means the same-numbered section of the disclosure schedule. Any reference in a schedule contained in the disclosure schedules delivered by a party hereunder shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the applicable representations and warranties (or applicable covenants) that are contained in the section or subsection of this Agreement that corresponds to such schedule and any other representations and warranties of such party that are contained in this Agreement to which the relevance of such item thereto is reasonably apparent on its face. The mere inclusion of an item in a schedule as an exception to (or, as applicable, a disclosure for purposes of) a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item would have a Material Adverse Effect or establish any standard of materiality to define further the meaning of such terms for purposes of this Agreement.

(f) If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

ARTICLE II
MERGER

2.1 Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, (a) Merger Sub shall be merged with and into the Company, (b) the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the Surviving Corporation in the Merger, and (c) the Surviving Corporation shall become a wholly-owned Subsidiary of Parent. The Company Securityholders shall be entitled to the consideration described in, and in accordance with the provisions of, ARTICLE IV.

2.2 Merger Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company shall file a certificate of merger in the form attached hereto as Exhibit L with the Secretary of State of the State of Delaware, executed in accordance with the relevant provisions of the DGCL (the “Certificate of Merger”). The Merger shall become effective upon the filing of the Certificate of Merger or at such later time as is agreed to by the parties and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Company and Merger Sub shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Corporation, which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of the Company and the Merger Sub set forth in this Agreement to be performed after the Closing. Merger Sub will be merged with and into the Company, and the separate corporate existence of Merger Sub will cease, and the Surviving Corporation will become wholly owned directly by Parent, all as provided under the DGCL and the provisions of this Agreement.

2.4 U.S. Tax Treatment.

(a) For U.S. federal income tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Code. The parties to this Agreement hereby (i) adopt this Agreement insofar as it relates to the Merger as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the United States Treasury regulations, (ii) agree to file and retain such information as shall be required under Section 1.368-3 of the United States Treasury regulations, and (iii) agree to file all Tax and other informational returns on a basis consistent with such characterization. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that, other than the representations set forth in Sections 5.25(d) and 6.18(e), no party is making any representation or warranty as to the qualification of the Merger as a reorganization under Section 368(a) of the Code or as to the effect, if any, that any transaction consummated on, after or prior to the Effective Time has or may have on any such reorganization status. Each of the parties acknowledges and agrees that each such party (A) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement and (B) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Merger is determined not to qualify as a reorganization under Section 368(a) of the Code.

(b) If, in connection with the preparation and filing of the Parent SEC Documents, the Additional Parent SEC Documents, the SEC Statement or any Other Filing (each individually, a “Securities Filing”) or the SEC’s review thereof, the SEC requests or requires that a tax opinion (or tax opinions) with respect to the U.S. federal income tax consequences of the Merger be prepared and submitted in such connection (each, a “Tax Opinion”), (i) the Company shall use its reasonable best efforts to deliver to Goodwin Procter LLP (“Goodwin”) (or another nationally recognized tax or accounting firm in the United States reasonably acceptable to the Parties), in connection with any Tax Opinion rendered by Goodwin (or such other nationally recognized tax or accounting firm), customary Tax representation letters substantially in the form attached hereto as Exhibits M and N, dated and executed as of the date such relevant filing shall have been declared effective by the SEC and such other date(s) as determined to be reasonably necessary by Goodwin (or such other nationally recognized tax or accounting firm) in connection with the preparation and filing of such Securities Filing, and (ii) the Company shall use its reasonable best efforts to cause Goodwin (or such other nationally recognized tax or accounting firm) to furnish the Tax Opinions, subject to customary assumptions and limitations.

2.5 Certificate of Incorporation. At the Effective Time, the Company Certificate of Incorporation, as in effect immediately prior to the Effective Time, shall cease to have effect and the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation, except that reference to the name of Merger Sub shall be replaced by reference to the name of “Gemini Therapeutics Sub, Inc.”.

2.6 Closing; Effective Time. Unless this Agreement is earlier terminated in accordance with ARTICLE XIII, the closing of the Merger (the “Closing”) shall take place virtually at 10:00 a.m. local time, on the second (2nd) Business Day after the satisfaction or waiver (to the extent permitted by applicable law) of the conditions set forth in ARTICLE X or at such other time, date and location as Parent and Company agree in writing. The parties may participate in the Closing via electronic means. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”.

2.7 Board of Directors of Parent. Immediately after the Closing, Parent’s Board of Directors will consist of seven (7) directors. Sponsor shall have the right to designate one (1) director and the Company shall designate six (6) directors as set forth in the Voting Agreement. At least a majority of the Board of Directors shall qualify as independent directors under the Securities Act and the Nasdaq rules. The parties to this Agreement and the Specified Company Securityholders shall enter into the Voting Agreement with respect to the election of directors. The officers and directors of Parent after the Closing shall also serve as the officers and directors of the Surviving Corporation.

2.8 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and interest in, to and under, or possession of, all assets, property, rights, privileges, powers and franchises of the Company and the Merger Sub, the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of the Company and the Merger Sub, to take all lawful action necessary or desirable to accomplish such purpose or acts, so long as such action is not inconsistent with this Agreement.

2.9 No Further Ownership Rights in Company Securities. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Capital Stock or other securities of the Company on the records of the Company. From and after the Effective Time, the holders of certificates evidencing ownership of shares of Company Capital Stock of the Company outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Capital Stock, except as otherwise provided for herein or by Law.

2.10 Appraisal Rights. Notwithstanding anything to the contrary contained herein, any shares of Company Capital Stock that are issued and outstanding immediately prior to the Effective Time and in respect of which appraisal rights shall have been perfected, and not waived, withdrawn or lost, in accordance with the DGCL in connection with the Merger and that are owned by a holder who complies in all respects with Section 262 of the DGCL (such shares, “Dissenting Shares”) shall not be converted into the right to receive the applicable portion of the Closing Payment Shares, but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to any such Dissenting Shares pursuant to the DGCL. At the Effective Time, (a) all Dissenting Shares shall be cancelled, extinguished and cease to exist and (b) the holders of Dissenting Shares shall be entitled only to such rights as may be granted to them under the DGCL. Each holder of Dissenting Shares who, pursuant to the DGCL, becomes entitled to payment thereunder for such shares shall receive payment therefor in accordance with the DGCL (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, then any such shares shall immediately be deemed to have converted at the Effective Time into the right to receive the applicable portion of the Closing Payment Shares (upon the terms and conditions of this Agreement) in respect of such shares as if such shares never had been Dissenting Shares, and Parent shall issue and deliver (or cause to be issued and delivered) to the holder thereof, following the satisfaction of the applicable conditions set forth in this Agreement, the applicable portion of the Closing Payment Shares as if such shares never had been Dissenting Shares. The Company shall give Parent prompt written notice (and in any event within two (2) Business Days) of any demands received by the Company for appraisal of shares of Company Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the fair value of Dissenting Shares, and Parent shall have the right to participate in and, following the Effective Time, direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, neither the Company nor Parent shall, except with the prior written consent of the other party (in its sole discretion), or as otherwise required under the DGCL, (i) make any payment or offer to make any payment with respect to, or settle or compromise or offer to settle or compromise, any claim or demand in respect of any Dissenting Shares., (ii) waive any failure to timely deliver a written demand for appraisal or otherwise comply with the provisions under Section 262 of the DGCL or (iii) agree or commit to do any of the foregoing.

ARTICLE III
[INTENTIONALLY OMITTED]

ARTICLE IV
CONSIDERATION

4.1 Conversion of Company Securities; Convertible Notes.

(a) Conversion of Company Capital Stock. Subject to Section 2.10, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the Company Securityholders, each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than the Dissenting Shares) shall be canceled and automatically converted into the right to receive a number of Parent Class A Shares equal to the Closing Consideration Conversion Ratio, in each case, as set forth on the Capitalization Schedule delivered prior to Closing, subject to Section 4.1(i) and Article XI. If any shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time are shares of Company Restricted Stock, then the Parent Class A Shares issued in exchange for such Company Restricted Stock pursuant to the immediately preceding sentence shall to the same extent be unvested and subject to the same repurchase option or risk of forfeiture, and the certificates and/or book entries representing such Parent Class A Shares shall accordingly be marked with appropriate legends.

(b) Treatment of Company Options. The Company shall terminate the Equity Incentive Plans at or prior to the Effective Time, contingent on the closing of the Merger. As of the Effective Time, all Company Options shall no longer be outstanding and each Person who previously held Company Options shall cease to have any rights with respect to such Company Options, except as set forth in this Section 4.1(b). Prior to the Effective Time, the Boards of Directors of the Company and Parent (or any duly authorized committee thereof) shall, as applicable, take all corporate actions necessary, including adopting appropriate resolutions and obtaining consents of the holders of the Company Options, if required, to provide that, as of the Effective Time, that each Company Option shall be assumed by Parent and shall continue in full force and effect, containing the same terms, conditions, vesting and other provisions as are currently applicable to such Company Options; provided that (A) each such Company Option shall be exercisable for such number of Parent Class A Shares that equals the Closing Consideration Conversion Ratio multiplied by the number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time, in each case, subject to Section 4.1(i) and Article XI and at such per share exercise price that shall equal the per share exercise price of such Company Option as of immediately prior to the Effective Time divided by the Closing Consideration Conversion Ratio (as so converted, a “Converted Company Option”), further provided that (B) with respect to each such Company Option, any fractional shares that would be issuable upon exercise thereof will be rounded down to the nearest whole number of Parent Class A Shares and the per share exercise price will be rounded up to the nearest whole cent. Parent shall adopt the Parent Equity Incentive Plan, which will cover the Company Options, pursuant to Section 9.6; provided, however, that the per share exercise price and the number of Parent Class A Shares purchasable pursuant to each Converted Company Option shall be determined in a manner consistent with the requirements of Section 409A of the Code; further provided that in the case of any Unvested Company Options to which Section 422 of the Code applies, the exercise price and the number of Parent Class A Shares purchasable pursuant to the applicable Converted Company Option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code.

(c) Treatment of the Company Warrant. At the Effective Time, the Company Warrant will be treated in accordance with its terms.

(d) Treatment of Convertible Notes. Prior to the Closing, each Convertible Note will be converted into Company Series B Preferred Stock in accordance with the terms thereof, in each case, as set forth on Capitalization Schedule delivered prior to Closing.

(e) Conversion of Shares of Merger Sub. Each share of Merger Sub that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without further action on the part of the sole shareholder of Merger Sub, be converted into and become one share of the Surviving Corporation (and the shares of Surviving Corporation into which the shares of Merger Sub are so converted shall be the only shares of the Surviving Corporation that are issued and outstanding immediately after the Effective Time). Each certificate evidencing ownership of shares of Merger Sub will, as of the Effective Time, be deemed to evidence ownership of such shares of the Surviving Corporation.

(f) Treatment of Shares of Company Common Stock Owned by the Company. At the Effective Time, all shares of Company Common Stock that are owned by the Company as treasury shares immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

(g) Surrender of Certificates. All Closing Payment Shares issued upon the surrender and cancellation of the Company Common Stock, in accordance with the terms hereof, shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities, other than the additional obligations of Parent and the rights of the Stockholders pursuant to Section 11.3.

(h) Lost or Destroyed Certificates. In the event any certificates representing shares of Company Common Stock shall have been lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed certificates or securities, as the case may be, upon the making of an affidavit of that fact by the holder thereof (without the requirement to post a bond), such securities, as may be required pursuant to this Section 4.1 and Section 11.3.

(i) Escrow Shares. Notwithstanding anything to the contrary in the other provisions of this Agreement, Parent shall withhold from the Closing Payment Shares issued to each applicable holder of Company Capital Stock at Closing the portion of the Escrow Shares set forth next to such holder of Company Capital Stock’s name on the Capitalization Schedule, all of which shall, as reflected in the Capitalization Schedule, be withheld on a pro rata basis in proportion to each Escrow Participant’s Pro Rata Portion. The aggregate amount of such shares withheld shall equal Escrow Shares.

(j)  Capitalization Schedule. No later than three (3) Business Days prior to the Closing Date, the Company shall deliver to Parent a final and updated Capitalization Schedule, which (A) updates the number of shares of Company Series B Preferred Stock that are issued upon conversion of the Convertible Notes, updates the number of shares of Company Common Stock outstanding to reflect the issuance of such Company Common Stock upon exercise of Company Options after the date hereof and updates the of Vested Company Options prior to the Closing Date and (B) sets forth the following information: (i) the name of each Company Securityholder; (ii) the number and type or class of each Company Security held by each Company Securityholder, including, if applicable to such Company Securityholder, the number of shares of Company Common Stock issuable upon conversion or exercise of such Company Security and the exercise price per share for such Company Security; (iii) the vesting arrangements with respect to each Company Security held by such Company Securityholder (including the vesting schedule, vesting commencement date, date fully vested and the extent to which such Company Security is or will be vested as of the Effective Time); (iv) the total number of Parent Class A Shares issuable pursuant to Section 4.1(a) in respect of each share of Company Capital Stock held by such Company Securityholder; (v) the total number of Parent Class A Shares issuable pursuant to Section 4.1(b) and Section 4.1(c) upon conversion of each Company Option and the Company Warrant, respectively, held by such Company Securityholder, and the respective exercise price per share applicable to such Company Option and the Company Warrant following the Effective Time; (vi) the number of Escrow Shares deposited into the Escrow Fund on behalf of such Company Securityholder pursuant to Section 4.1(i); and (vii) such Company Securityholder’s Pro Rata Portion, if any. Nothing contained in this Section 4.1(j) or in the updated Capitalization Schedule delivered pursuant hereto shall be construed or deemed to: (x) modify the Company’s obligations to obtain Parent’s prior consent to the issuance of any securities pursuant to Section 7.1(a)(xvi); or (y) alter or amend the total aggregate number of Closing Payment Shares issuable or reserved for issuance to the Company Securityholders; or (z) alter or amend the definition of Closing Consideration Conversion Ratio.

4.2  No Fractional Shares. No fractional Parent Class A Shares, or certificates or scrip representing fractional Parent Class A Shares, will be issued upon the conversion of the Company Capital Stock pursuant to the Merger, including with respect to any release of the Escrow Shares pursuant to Section 4.1(i) and the Escrow Agreement, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. Any fractional Parent Class A Shares will be rounded down to the nearest whole number of Parent Class A Shares.

4.3  Withholding. Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as may be required to be deducted or withheld with respect to the making of such payment under the Code, or under any provision of state, local or non-U.S. Tax Law. To the extent that amounts are so deducted and withheld and paid over to the appropriate Taxing Authorities, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Notwithstanding the foregoing, Parent, the Company and the Surviving Corporation shall provide recipients of consideration with a reasonable opportunity to provide documentation establishing exemptions from or reductions of such withholdings.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to Parent prior to the execution of this Agreement, the Company hereby represents and warrants to Parent that each of the following representations and warranties are true, correct and complete as of the date of this Agreement and as of the Closing Date.

5.1  Corporate Existence and Power. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware The Company has all power and authority, corporate and otherwise, required to own and operate its properties and assets and to carry on the Business as presently conducted and as proposed to be conducted. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its Business as it is now being conducted. The Company is duly licensed or qualified to do business in each jurisdiction in which its properties are owned or leased by it or the operation of its Business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. The Company has offices located only at the addresses set forth on Schedule 5.1.

5.2  Authorization.

(a)  The execution, delivery and performance by the Company of this Agreement and the Additional Agreements to which the Company is or will be a party and the consummation by the Company of the transactions contemplated hereby and thereby are within the corporate powers of the Company and have been duly authorized by all necessary action on the part of the Company. This Agreement constitutes, and, upon the execution and delivery thereof, each Additional Agreement to which the Company is or will be a party will constitute, a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (the “Enforceability Exceptions”).

(b)  By resolutions duly adopted (and not thereafter modified or rescinded) by the requisite vote of the Board of Directors of the Company, the Board of Directors of the Company has (i) approved this Agreement, the Additional Agreements and the transactions contemplated hereby and thereby in accordance with the provisions of the DGCL and the Company Certificate of Incorporation; (ii) determined that this Agreement, the Additional Agreements and the transactions contemplated hereby and thereby, upon the terms and subject to the conditions set forth herein, are advisable and fair to and in the best interests of the Company and the Company Stockholders; (iii) directed that the adoption of this Agreement be submitted to the Company Stockholders for consideration and recommended that all of the Company Stockholders adopt this Agreement. The affirmative votes or written consents of (a) Persons holding more than fifty percent (50%) (on an as-converted basis) of the voting power of the Company Stockholders; (b) Persons holding more than fifty percent (50%) of outstanding shares of Company Preferred Stock, voting as a separate class; and (c) Persons holding more than fifty percent (50%) of outstanding shares of Company Series B Preferred Stock, voting as a separate class, in each case, who deliver written consents or are present in person or by proxy at such meeting and voting thereon are required to, and shall be sufficient to, approve this Agreement and the transactions contemplated hereby (the “Company Stockholder Approval”). The Company Stockholder Approval is the only vote or consent of any of the holders of any of the Company Capital Stock necessary to adopt this Agreement and approve the Merger and the consummation of the other transactions contemplated hereby.

5.3  Governmental Authorization. None of the execution, delivery or performance by the Company of this Agreement or any Additional Agreement to which the Company is or will be a party, or the consummation of the transactions contemplated hereby or thereby, requires any consent, approval, license, order or other action by or in respect of, or registration, declaration or filing with, any Authority, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL.

5.4  Non-Contravention. None of the execution, delivery or performance by the Company of this Agreement or any Additional Agreement to which the Company is or will be a party does or will (a) contravene or conflict with the organizational documents of the Company, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Company or by which any of the Company’s assets is or may be bound, (c) except for the Contracts listed on Schedule 5.8 requiring the Company (but only as to the need to obtain such Company Consents), constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company or require any payment or reimbursement or to a loss of any material benefit relating to the Business to which the Company is entitled under any provision of any Permit, Contract or other instrument or obligations binding upon the Company or by which any of the Company’s assets is or may be bound or any Permit, (d) cause a loss of any material benefit relating to the Business to which the Company is entitled under any provision of any Permit or Contract binding upon the Company or by which any of the Company’s assets is or may be bound, (e) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Company’s assets or any of the Company Securities, or (f) require any consent, approval or waiver from any Person pursuant to any provision of the Company Certificate of Incorporation or by-laws, except for such consent, approval or waiver which shall be obtained (and a copy provided to Parent) prior to the Closing.

5.5  Capitalization.

(a)  The authorized capital stock of the Company consists of 95,000,000 shares of the Company Common Stock, par value $0.001 per share, and 76,723,489 shares of preferred stock, par value $0.001 per share (the “Company Preferred Stock”), of which 5,858,662 shares of Company Common Stock, 39,722,088 shares of Company Series A Preferred Stock and 24,790,938 shares of Company Series B Preferred Stock are issued and outstanding as of the date of this Agreement. There are 8,129,358 shares of Company Common Stock reserved for issuance pursuant to outstanding unexercised Company Options. There are 2,342,148 shares of Company Common Stock reserved for issuance under the Equity Incentive Plans. In addition, the Company Warrant to purchase 70,000 shares of Company Series A Preferred Stock is issued and outstanding as of the date of this Agreement. No other shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding. All issued and outstanding shares of Company Common Stock and Company Preferred Stock are duly authorized, validly issued, fully paid and nonassessable. No shares of Company Common Stock or Company Preferred Stock were or are subject to, or were issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right (including under any provision of the DGCL Corporation Law, the Company Certificate of Incorporation or any Contract to which the Company is a party or by which the Company is bound). Schedule 5.5(a) contains a true, correct and complete list of each Company Option outstanding as of the date of this Agreement, the holder thereof, the number of shares of Company Common Stock issuable thereunder or otherwise subject thereto, the grant date thereof and the exercise price and expiration date thereof.

(b)  Except for the Company Restricted Stock, Company Options, the Company Warrant and the Convertible Notes, there are no (i) outstanding warrants, options, agreements, convertible securities, performance units or other commitments or instruments pursuant to which the Company is or may become obligated to issue or sell any of its shares or other securities, (ii) outstanding obligations of the Company to repurchase, redeem or otherwise acquire outstanding capital stock of the Company or any securities convertible into or exchangeable for any shares of capital stock of the Company, (iii) treasury shares of capital stock of the Company, (iv) bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote, are issued or outstanding, (v) preemptive or similar rights to purchase or otherwise acquire shares or other securities of the Company pursuant to any provision of Law, the Company Certificate of Incorporation or any Contract to which the Company is a party, or (vi) Liens (including any right of first refusal, right of first offer, proxy, voting trust, voting agreement or similar arrangement) with respect to the sale or voting of shares or securities of the Company (whether outstanding or issuable).

(c)  Each Company Option (i) was granted in compliance in all material respects with (A) all applicable Laws and (B) all of the terms and conditions of the Equity Incentive Plans pursuant to which it was issued, (ii) has an exercise price per share of Company Common Stock equal to or greater than the fair market value of such share at the close of business on the date of such grant, and (iii) has a grant date identical to the date on which the Board of Directors of the Company or compensation committee actually awarded such Company Option.

(d)  As of the date of this Agreement, all outstanding shares of the Company Capital Stock are owned of record by the Persons set forth on the Capitalization Schedule in the amounts set forth opposite their respective names. All of the outstanding shares of Company Capital Stock are validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof.

5.6  Corporate Records. All proceedings occurring since January 1, 2016 of the Board of Directors of the Company, including all committees thereof, and of the Company Stockholders, and all consents to actions taken thereby, are accurately reflected in the minutes and records contained in the corporate minute books of the Company and made available to Parent. The stockholder ledger of the Company is complete and accurate.

5.7  Subsidiaries. The Company does not directly or indirectly own, or hold any rights to acquire, any capital stock or any other securities or interests in any Person.

5.8  Consents. The Contracts listed on Schedule 5.8 are the only Contracts binding upon the Company or by which any of the Company’s assets are bound, requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any Additional Agreement to which the Company is or will be a party or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “Company Consent”).

5.9  Financial Statements.

(a)  The Company has delivered to Parent (a) the audited balance sheets of the Company, and the related statements of operations and comprehensive loss, convertible preferred stock and stockholders’ equity (deficit) and cash flows, for the years ended December 31, 2018 and December 31, 2019 including the notes thereto (collectively, the “Annual Financial Statements”), and (b) the unaudited balance sheet of the Company as of June 30, 2020 (the “Interim Balance Sheet”) and the related statements of operations and comprehensive loss, convertible preferred stock and stockholders’ equity (deficit) and cash flows for the six (6) months ended June 30, 2019 and June 30, 2020 (collectively, the “Unaudited Financial Statements” and, together with the Annual Financial Statements, the “Company Financial Statements”). The Company Financial Statements have been prepared in conformity with U.S. GAAP applied on a consistent basis and in accordance with the requirements of the Public Company Accounting Oversight Board for public companies. The Company Financial Statements fairly present, in all material respects, the financial position of the Company as of the dates thereof and the results of operations of the Company for the periods reflected therein. The Company Financial Statements were prepared from the Books and Records of the Company in all material respects. Since June 30, 2020 (the “Balance Sheet Date”), except as required by applicable Law or U.S. GAAP, there has been no change in any accounting principle, procedure or practice followed by the Company or in the method of applying any such principle, procedure or practice.

(b)  Except as: (i) specifically disclosed, reflected or fully reserved against on the Balance Sheet; (ii) liabilities and obligations incurred in the ordinary course of business since the date of the Balance Sheet; (iii) liabilities that are executory obligations arising under Contracts to which the Company is a party (none of which, with respect to the liabilities described in clause (ii) and this clause (iii), results from, arises out of, or relates to any breach or violation of, or default under, a Contract or applicable Law); (iv) expenses incurred in connection with the negotiation, execution and performance of this Agreement, any Additional Agreement or any of the transactions contemplated hereby or thereby; and (v) liabilities set forth on Schedule 5.9(b), the Company does not have any material liabilities, debts or obligations of any nature (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise) of the type required to be reflected on a balance sheet in accordance with U.S. GAAP. The Company represents that neither its annual sales nor its total assets exceed the current threshold of $18,800,000 under Section 18a(a)(2)(B)(ii) of the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

5.10  Books and Records. The Books and Records accurately and fairly, in reasonable detail, reflect the transactions and dispositions of assets of and the providing of services by the Company. The Company maintains procedures of internal controls sufficient to provide reasonable assurance that: (i) transactions are executed only in accordance with the respective management’s authorization; (ii) all income and expense items are promptly and properly recorded for the relevant periods in accordance with the revenue recognition and expense policies maintained by the Company, as permitted by U.S. GAAP; and (iii) access to assets is permitted only in accordance with the respective management’s authorization. The Books and Records of the Company have been maintained, in all material respects in accordance with reasonable business practices.

5.11  Internal Accounting Controls. The Company has established a system of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with the Company historical practices and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

5.12  Absence of Certain Changes. From the Balance Sheet Date until the date of this Agreement, (a) the Company and the Company Subsidiaries have conducted in all material respects their respective businesses in the ordinary course and in a manner consistent with past practice; (b) there has not been any Material Adverse Effect; and (c) the Company has not taken any action that, if taken after the date of this Agreement and prior to the consummation of the Merger, would require the consent of Parent pursuant to Section 7.1.

5.13  Properties; Title to the Company’s Assets.

(a)  All items of Tangible Personal Property have no defects, are in good operating condition and repair and function in accordance with their intended uses (ordinary wear and tear excepted), have been properly maintained and are suitable for their present uses and meet all specifications and warranty requirements with respect thereto. All of the Tangible Personal Property is located at the office of the Company.

(b)  The Company has good, valid and marketable title in and to, or in the case of the Lease and the assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use all of the tangible assets reflected on the Balance Sheet. Except as set forth on Schedule 5.13(b), no such tangible asset is subject to any Lien other than Permitted Liens. The Company's assets constitute all of the rights, property and other assets of any kind or description whatsoever, including goodwill, necessary for the Company to operate the Business immediately after the Closing, in all material respects, in the same manner as the Business is currently being conducted.

5.14  Litigation. There is no Action pending or, to the Knowledge of the Company, threatened in writing against or affecting the Company, any of the officers or directors of the Company (in their capacities as such), the Business, any of the Company’s assets or any Contract before any Authority that any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement or any Additional Agreement. There are no outstanding judgments against the Company. The Company is not, and has not been in the past five (5) years, subject to any Action by any Authority.

5.15  Contracts.

(a)  Schedule 5.15(a) lists all of the following Contracts (collectively, such Contracts that are listed or should be listed on Schedule 5.15(a), “Material Contracts”) to which, as of the date of this Agreement, the Company is a party or by which any of its assets is bound and which are currently in effect:

(i)  all Contracts that require annual payments or expenses incurred by, or annual payments or income to, the Company of $500,000 or more (other than standard purchase and sale orders entered into in the ordinary course of business consistent with past practice);

(ii)  all sales, advertising, agency, lobbying, broker, sales promotion, market research, marketing or similar contracts and agreements, in each case requiring the payment of any commissions by the Company in excess of $500,000 annually;

(iii)  each employment Contract, employee leasing Contract and consultant and sales representatives Contract with any current officer, director, employee or consultant of the Company, under which the Company (A) has continuing obligations for payment of annual compensation of at least $250,000, and which is not terminable for any reason or no reason upon reasonable notice without payment of any penalty, severance or other obligation; (B) has severance or post-termination obligations to such Person (other than COBRA obligations); or (C) has an obligation to make a payment upon consummation of the transactions contemplated hereby or as a result of a change of control of the Company;

(iv)  all Contracts creating a joint venture, strategic alliance, limited liability company or partnership arrangement to which the Company is a party;

(v)  all Contracts relating to any acquisitions or dispositions of material assets by the Company (other than acquisitions or dispositions of inventory in the ordinary course of business consistent with past practice);

(vi)  all Contracts under which the Company is obligated to pay royalties under a license for the use of Intellectual Property Rights, and all other material licensing Contracts, including those pursuant to which any Intellectual Property Rights are licensed by or to the Company and including material transfer agreements, services agreements and scientific advisory board agreements, other than (A) “shrink wrap” or other licenses for generally commercially available software (including open source software) or hosted services, (B) customer or channel partner Contracts substantially on Company’s standard forms, (C) Contracts with the Company’s employees or contractors substantially on Company’s standard forms, and (D) non-disclosure agreements (the “Standard Contracts”);

(vii)  all Contracts limiting the freedom of the Company to compete in any line of business or industry, with any Person or in any geographic area;

(viii)  all Contracts relating to patents, trademarks, service marks, trade names, brands, copyrights, trade secrets and other Intellectual Property Rights of the Company, other than Standard Contracts, material transfer agreements, services agreements and scientific advisory board agreements;

(ix)  all Contracts providing for guarantees, indemnification arrangements and other hold harmless arrangements made or provided by the Company, including all ongoing agreements for repair, warranty, maintenance, service, indemnification or similar obligations, other than Standard Contracts;

(x)  all Contracts with or pertaining to the Company to which any Affiliate of the Company is a party, other than any Contracts relating to such Affiliate’s status as a Company Securityholder;

(xi)  all Contracts relating to property or assets (whether real or personal, tangible or intangible) in which the Company holds a leasehold interest (including the Lease) and which involve payments to the lessor thereunder in excess of $500,000 per year;

(xii)  all Contracts creating or otherwise relating to outstanding Indebtedness (other than intercompany Indebtedness);

(xiii)  all Contracts relating to the voting or control of the equity interests of the Company or the election of directors of the Company (other than the organizational documents of the Company);

(xiv)  all Contracts not cancellable by the Company with no more than sixty (60) days’ notice if the effect of such cancellation would result in monetary penalty to the Company in excess of $500,000 per the terms of such contract;

(xv)  all Contracts that may be terminated, or the provisions of which may be altered, as a result of the consummation of the transactions contemplated by this Agreement or any Additional Agreement to which the Company is a party;

(xvi)  all Contracts under which any of the benefits, compensation or payments (or the vesting thereof) will be increased or accelerated by the consummation of the transactions contemplated hereby, or the amount or value thereof will be calculated on the basis of, the transactions contemplated by this Agreement;

(xvii)  all collective bargaining or other agreements with a labor union or labor organization; and

(xviii)  all Contracts that address the provisions for business associate contracts required by HIPAA.

(b)  Each Material Contract is (i) a valid and binding agreement, (ii) in full force and effect and (iii) enforceable by and against the Company and each counterparty that is party thereto, subject, in the case of this clause (iii), to the Enforceability Exceptions. Neither the Company nor, to the Company’s Knowledge, any other party to a Material Contract is in material breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract. The Company has not assigned, delegated or otherwise transferred any of its rights or obligations under any Material Contract or granted any power of attorney with respect thereto.

(c)  The Company is in compliance with all covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or Contracts establishing or evidencing any Indebtedness.

5.16  Licenses and Permits. Schedule 5.16 correctly lists each license, franchise, permit, order or approval or other similar authorization required under applicable law to carry out or otherwise affecting, or relating in any way to, the Business, together with the name of the Authority issuing the same (the “Permits”). Such Permits are valid and in full force and effect, and none of the Permits will, assuming the related Company Consent has been obtained or waived prior to the Closing Date, be terminated or impaired or become terminable as a result of the transactions contemplated hereby. The Company has all material Permits necessary to operate the Business, including those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA necessary to conduct the Business. The Company is not in material breach or violation of, or material default under, any such Permit, and, to the Company’s Knowledge, no basis exists which, with notice or lapse of time or both, would constitute any such breach, violation or default or give any Authority grounds to suspend, revoke or terminate any such Permit. The Company has not received any written (or, to the Company’s Knowledge, oral) notice from any Authority regarding any material violation of any Permit. There has not been and there is not any pending or, to the Company’s Knowledge, threatened action, investigation or disciplinary proceeding by or from any Authority against the Company involving any material Permit.

5.17  Compliance with Laws.

(a)  The Company is not in violation in any material respect of, and, since January 1, 2018, has been in compliance in all material respects with all applicable Laws. Since January 1, 2018, the Company has not been threatened in writing or given written notice of any violation of any Law or any judgment, order or decree entered by any Authority. Without limiting the generality of the foregoing, the Company is, and during the last three (3) years has been, in material compliance with: (i) every Law applicable to the Company due to the specific nature of the Business, including Data Protection Laws and Laws applicable to lending activities; (ii) the Foreign Corrupt Practices Act of 1977 (the “Foreign Corrupt Practices Act”) and any comparable or similar Law of any jurisdiction applicable to the Company; and (iii) every Law regulating or covering conduct in the workplace, including regarding sexual harassment or, on any legally impermissible basis, a hostile work environment. During the last three (3) years, the Company has not been threatened or charged in writing (or to the Company’s Knowledge orally) with or given written (or to the Company’s Knowledge oral) notice of any violation of any Data Protection Law, the Foreign Corrupt Practices Act or any other Law referred to in or generally described in foregoing sentence and, to the Company’s Knowledge, the Company is not under any investigations with respect to any such Law.

(b)  Neither the Company nor, to the Knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

5.18  Intellectual Property.

(a)  Schedule 5.18(a) sets forth a true, correct and complete list of all unexpired or pending registered Intellectual Property Rights and applications for registration of Intellectual Property Rights owned (whether exclusively, jointly with another Person or otherwise) or filed by the Company or in which the Company has or purports to have an exclusive interest of any nature, specifying as to each, as applicable: (i) the nature of such Intellectual Property Right; (ii) the owner of such Intellectual Property Right and the nature of such ownership; (iii) the jurisdictions by or in which such Intellectual Property Right has been issued or registered or in which an application for such issuance or registration has been filed; and (iv) other than Standard Contracts, all licenses, sublicenses and other agreements pursuant to which any Person is authorized to use such Intellectual Property Right. In the past two (2) years, the Company has not abandoned any patents or non-provisional patent applications. The Company owns, has valid and enforceable licenses for or otherwise has adequate rights to use Intellectual Property Rights as set forth on Schedule 5.18(a). The Intellectual Property Rights of the Company have not been adjudged by a court of competent jurisdiction invalid or unenforceable in whole or in part. As of the date of this Agreement, no Intellectual Property Right that is listed or required to be listed on Schedule 5.18(a) is challenged in any interference, opposition, reissue, reexamination, revocation or equivalent proceeding, and to the Knowledge of the Company, no such proceeding has been threatened in writing with respect to any such Intellectual Property Rights. As of the date hereof, all registration, maintenance and renewal fees currently due in connection with such registered Intellectual Property Rights have been paid and all documents, recordations and certificates in connection with such registered Intellectual Property Rights currently required to be filed have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such registered Intellectual Property Rights and recording the Company’s ownership interests therein.

(b)  The Company is the sole and exclusive owner of each item of Intellectual Property Rights owned or purported to be owned by the Company, including the items of Intellectual Property Rights identified on Schedule 5.18(a) as being owned by the Company (other than any co-owners disclosed on Schedule 5.18(a)). The Company has a valid right to use the Intellectual Property Rights set forth on Schedule 5.18(a) that are used (but not owned) by it in the operation of the Business as presently conducted. The product candidates under material development by the Company, the methods of manufacturing, and using the product candidates fall within the scope of the claims of one or more patent or pending patent applications owned by, or exclusively licensed to, the Company.

(c)  To the Knowledge of the Company, all registered Intellectual Property Rights listed on Schedule 5.18(a) are subsisting and all the granted patents are valid and enforceable. To the Knowledge of the Company, there is no granted patent owned by any third party containing a valid claim that (i) is required by the Company to conduct its material business as currently conducted and (ii) the Company is not currently authorized to use. To the Knowledge of the Company, the use of any Intellectual Property Rights in connection with the operation of the material business of the Company do not conflict with, infringe, misappropriate or otherwise violate the Intellectual Property Rights, including rights of privacy, publicity and endorsement, of any third party. The Company is not challenging the patentability of a third party patent. The Intellectual Property Rights set forth on Schedule 5.18(a) include all of the material patent rights owned by or licensed to the Company used in the ordinary day-to-day conduct of the business of the Company. To the Knowledge of the Company, there is no prior art that may render any patent within the Intellectual Property Rights invalid. To the Knowledge of the Company, there are no material defects in any of the patents or patent applications within the Intellectual Property Rights.

(d)  Except as set forth on Schedule 5.18(d), to the Knowledge of the Company (i) there are no rights of third parties to any of the Intellectual Property Rights, including liens, security interests or other encumbrances; (ii) there is no infringement by third parties of any Intellectual Property Right owned by, or licensed to, the Company; (iii) as of the date of this Agreement, there is no pending or, to the Knowledge of the Company, threatened Action by any Person challenging the rights of the Company in or to any Intellectual Property Rights owned by, or licensed to, the Company; (iv) as of the date of this Agreement, there is no pending or, to the Knowledge of the Company, threatened Action by any Person challenging the validity, enforceability or scope of any Intellectual Property Rights owned by, or licensed to, the Company; (v) as of the date of this Agreement, there is no pending or, to the Knowledge of the Company, threatened Action by any Person (nor has the Company received any claim from a third party) alleging that the Company use of any Intellectual Property Right infringes or otherwise violates, or would, upon the commercialization of any product or service described on Schedule 5.18(a), infringe or otherwise violate, any patent, trademark, tradename, service name, copyright, trade secret or other proprietary right of any other Person. Within the past five (5) years (or prior thereto if the same is still pending or subject to appeal or reinstatement), the Company has not been sued or charged in writing with or been a defendant in any Action that involves a claim of infringement or misappropriation of any Intellectual Property Rights.

(e)  To the Company’s Knowledge, there is no unauthorized use, unauthorized disclosure, infringement or misappropriation of any Intellectual Property Right owned or exclusively in-licensed by the Company, by any third party. As of the date hereof, the Company has not instituted any Action for infringement or misappropriation of any Intellectual Property Right owned by or exclusively in-licensed to the Company.

(f)  As of the date of this Agreement, there are no disputes or Actions with respect to any Intellectual Property Rights and the Company is not a party to any dispute or Action relating to any Intellectual Property Rights, including any disputes or Actions relating to the ownership, validity, registrability, enforceability, violation or use of any Intellectual Property Rights owned by or exclusively in-licensed to the Company. To the Knowledge of the Company, the Company has complied with the terms of each Contract pursuant to which Intellectual Property Rights have been licensed to the Company, and all such Contracts are in full force and effect. Each Intellectual Property Right used by the Company in the performance of any services under any Contract is, and upon the performance of such Contract remains, owned by or in-licensed to the Company, and no client, customer or other Person has any claim of ownership to the Intellectual Property Rights used by the Company in the performance of any such Contract.

(g)  Except as disclosed on Schedule 5.18(g), each employee, agent, consultant and contractor who has made material contributions to the creation or development of any copyrightable, patentable or trade secret material on behalf of the Company or any predecessor in interest thereto either: (i) is a party to a “work-for-hire” agreement under which the Company is deemed to be the original owner/author of all property rights therein; (ii) has executed an assignment in favor of the Company (or such predecessor in interest, as applicable) all right, title and interest in such material; or (iii) only with respect to rights that cannot be assigned pursuant to an agreement described in clause (i) or (ii) of this Section 5.18(g), has licensed to the Company rights to use such Intellectual Property Rights

(h)  Except as disclosed on Schedule 5.18(h), no (i) government funding or (ii) facility of a university, college, other educational institution or research center was used in the development of any item of Intellectual Property Right owned or purported to be owned by, or exclusively licensed to, the Company.

(i)  None of the Intellectual Property Rights owned or used or held for use by the Company is subject to any pending or outstanding Order or other disposition of dispute that adversely restricts the use, transfer, registration or licensing of any such Intellectual Property Rights by the Company.

(j)  None of the execution, delivery or performance by the Company of this Agreement or any of the Additional Agreements to which the Company is or will be a party or the consummation by the Company of the transactions contemplated hereby or thereby will (i) cause any item of Intellectual Property Rights owned or purported to be owned by, or any material item of Intellectual Property Rights licensed, used or held for use by the Company immediately prior to the Closing, to not be owned, licensed or available for use by the Company on substantially the same terms and conditions immediately following the Closing or (ii) require any additional payment obligations by the Company in order to use or exploit any other such Intellectual Property Rights to the same extent as the Company was permitted before the Closing.

(k)  Except with respect to the agreements listed on Schedule 5.15(a)(vi), the Company is not obligated under any Contract to make any payments by way of royalties, fees, or otherwise to any owner or licensor of, or other claimant to, any Intellectual Property Rights.

(l)  The Company, the Company’s information technology networks and software applications are free of all viruses, worms, Trojan horses and other material known contaminants and do not contain any bugs, errors, or problems of a material nature that would disrupt or have an adverse impact on the operation of the information technology networks and software applications. The Company has implemented adequate policies and commercially reasonable security (i) regarding the collection, use, disclosure, confidentiality, integrity, availability and value of Personal Information (including health information), and business proprietary or sensitive information (including all trade secrets, items of Intellectual Property Rights that are confidential, confidential information, data and materials licensed by the Company or otherwise used in the operation of the Business); and (ii) regarding the integrity and availability of the information technology networks and software applications the Company owns, operates, or outsources. The Company has not experienced any information security incident that has compromised the integrity or availability of the information technology networks and software applications the Company owns, operates, or outsources, and there has been no loss, damage, or unauthorized access, disclosure, use, or breach of security of any Company information in its possession, custody, or control, or otherwise held or processed on its behalf. The transactions contemplated by this Agreement will not result in the violation of any Data Protection Laws or the privacy policies of the Company.

5.19  FDA.

(a) The Company is, and has been since January 1, 2018, in compliance in all material respects with all applicable healthcare Laws, including (i) the Federal Food, Drug and Cosmetic Act (“FDCA”); (ii) the Public Health Service Act (“PHSA”); (iii) all federal or state criminal or civil fraud and abuse Laws (including the federal Anti-Kickback Statute (42 U.S.C. §1320a-7(b)), the Civil Monetary Penalties Law (42 U.S.C. §1320a-7(a)), the Sunshine Act (42 U.S.C. §1320a-7(h)), the Exclusion Law (42 U.S.C. §1320a-7), the Criminal False Statements Law (42 U.S.C. §1320a-7b(a), Stark Law (42 U.S.C. §1395nn), the False Claims Act (31 U.S.C. §§3729 et seq. 42 U.S.C. §1320a-7b(a)), HIPAA, (42 U.S.C. §§1320d et seq.), and any comparable state or local Laws) and; (iv) any applicable state licensing, disclosure and reporting requirements (all of the foregoing, collectively, “Healthcare Laws”). The Company has not received written notification of any pending Action from the FDA or any other similar regulatory authority alleging that any operation or activity of the Company is in material violation of any applicable Healthcare Law.

(b) All material preclinical and clinical investigations conducted or sponsored by the Company and intended to be submitted to a regulatory authority to support a regulatory approval are being conducted in compliance in all material respects with all applicable Healthcare Laws administered or issued by the applicable Authority, including, as applicable, (i) the FDA regulations for conducting non-clinical laboratory studies contained in Title 21 part 58 of the Code of Federal Regulations, (ii) applicable FDA standards for the design, conduct, performance, monitoring, auditing, recording, analysis and reporting of clinical trials contained in Title 21 parts 50, 54, 56 and 312 of the Code of Federal Regulations and (iii) applicable federal, state and foreign Healthcare Laws restricting the use and disclosure of individually identifiable health information, including HIPAA.

(c) All material reports, documents, claims, permits and notices required to be filed, maintained or furnished to the FDA or any other regulatory authority by the Company have been so filed, maintained or furnished. To the Knowledge of the Company, all such reports, documents, claims, permits and notices were complete and accurate on the date filed (or were corrected in or supplemented by a subsequent filing). Neither the Company nor, to the Knowledge of the Company, any officer, employee or agent of the Company has (i) made an untrue statement of a material fact or any fraudulent statement to the FDA or any other regulatory authority, (ii) failed to disclose a material fact required to be disclosed to the FDA or any other regulatory authority or (iii) committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a reasonable basis for the FDA or any other regulatory authority to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy. Neither the Company nor, to the Knowledge of the Company, any officer, employee or agent of the Company has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. §335a(a) or any similar Healthcare Law or authorized by 21 U.S.C. §335a(b) or any similar Healthcare Law. Neither the Company nor, to the Knowledge of the Company, any officer, employee or agent of Company has been convicted of any crime or engaged in any conduct for which such person could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act of 1935 or any Healthcare Law. As of the date of this Agreement, no Actions that would reasonably be expected to result in material debarment or exclusion are pending or, to the Company’s Knowledge, threatened in writing against the Company or, to Company’s Knowledge, any of its officers, employees, contractors, suppliers (in their capacities as such) or other entities or individuals performing research or work on behalf of the Company. The Company is not party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Authority.

(d) The Company has not received any written notice, correspondence or other communication from the FDA or any other regulatory authority or from any institutional review board requiring the termination, suspension or material modification of any ongoing or planned clinical trials conducted by, or on behalf of, the Company.

(e) As of the date of this Agreement, no data generated by the Company with respect to its products is the subject of any written regulatory Action, either pending or, to the Company’s Knowledge, threatened, by any Authority relating to the truthfulness or scientific integrity of such data.

(f) To the Company’s Knowledge, no product manufactured or distributed by the Company is (i) adulterated within the meaning of 21 U.S.C. §351 (or any similar Healthcare Law), or (ii) misbranded within the meaning of 21 U.S.C. § 352 (or any similar Healthcare Law). As of the date of this Agreement, neither the Company nor, to the Company’s Knowledge, any of its respective contract manufacturers has received any FDA Form 483, warning letter, untitled letter, or other similar correspondence or written notice from the FDA or any other regulatory authority alleging or asserting material noncompliance with any applicable Healthcare Laws or Permits issued to the Company by the FDA or any other regulatory authority. No manufacturing site owned by the Company or, to the Company’s Knowledge, any of their respective contract manufacturers, is or has been subject to a shutdown or import or export prohibition imposed by FDA or another regulatory authority.

5.20  Accounts Payable; Affiliate Loans.

(a)  The Company does not have any accounts receivable. The accounts payable of the Company reflected on the Company Financial Statements, and all accounts payable arising subsequent to the date thereof, arose from bona fide transactions in the ordinary course consistent with past practice.

(b)  The information set forth on Schedule 5.20(b) separately identifies any and all accounts, receivables or notes of the Company which are owed by any Affiliate of the Company. Except as set forth on Schedule 5.20(b), the Company is not indebted to any of its Affiliates and no Affiliates are indebted to the Company.

5.21  Employees; Employment Matters.

(a)  Schedule 5.21(a) sets forth a true, correct and complete list of each of the five highest compensated officers or employees of the Company as of the date hereof, setting forth the name, title, current salary or compensation rate for each such person and total compensation (including bonuses and commissions) paid to each such person for the fiscal years ended December 31, 2019 and 2018.

(b)  Except as set forth on Schedule 5.21(b), the Company is not a party to or subject to any collective bargaining agreement, or any similar agreement, and there has been no activity or proceeding by a labor union or representative thereof to organize any employees of the Company. There is no labor strike, material slowdown or material work stoppage or lockout pending or, to the Knowledge of the Company, threatened against or affecting the Company, and none of the Company has experienced any strike, material slowdown or material work stoppage, lockout or other collective labor action by or with respect to its employees.

(c)  As of the date of this Agreement, there are no pending or, to the Knowledge of the Company, threatened Actions against the Company under any worker’s compensation policy or long-term disability policy. There is no unfair labor practice charge or complaint pending before any applicable governmental authority relating to the Company or any employee or other service provider thereof.

(d)  The Company is and has been in compliance in all material respects with all applicable Laws relating to employment of labor, including all applicable Laws relating to wages, hours, overtime, collective bargaining, employment discrimination, civil rights, safety and health, workers’ compensation, pay equity, classification of employees and independent contractors, and the collection and payment of withholding or social security Taxes. The Company has met in all material respects all requirements required by Law relating to the employment of foreign citizens, and the Company does not currently employ, or has ever employed, any Person who was not permitted to work in the jurisdiction in which such Person was employed.

(e)  To the Knowledge of the Company, no employee of the Company, in the ordinary course of his or her duties, has breached or will breach any obligation to a former employer in respect of any covenant against competition or soliciting clients or employees or servicing clients or any confidentiality or proprietary right of any former employer.

(f)  To the Knowledge of the Company, in the last five (5) years, no substantiated allegations of sexual harassment have been made to the Company against any individual in his or her capacity as director or an employee of the Company at a level of Senior Vice President or above.

(g)  Except as set forth on Schedule 5.21(g), the Company has not paid or promised to pay any bonus to any employee in connection with the consummation of the transactions contemplated hereby.

5.22  Withholding. Except as disclosed on Schedule 5.22, all obligations of the Company applicable to its employees, whether arising by operation of Law, by Contract, by past custom or otherwise, or attributable to payments by the Company to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits or any other benefits for its employees through the date hereof have been paid or adequate accruals therefor have been made on the Company Financial Statements. Except as disclosed on Schedule 5.22, all reasonably anticipated obligations of the Company with respect to such employees (except for those related to wages during the pay period immediately prior to the Closing Date and arising in the ordinary course of business), whether arising by operation of Law, by contract, by past custom, or otherwise, for salaries and holiday pay, bonuses and other forms of compensation payable to such employees in respect of the services rendered by any of them prior to the date hereof have been or will be paid by the Company prior to the Closing Date.

5.23  Employee Benefits.

(a)  Schedule 5.23(a) sets forth a correct and complete list of all material Plans. With respect to each material Plan, the Company has made available to Parent or its counsel a true and complete copy, to the extent applicable, of: (i) each writing constituting a part of such Plan and all amendments thereto, including all plan documents, material employee communications, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent annual report and accompanying schedule; (iii) the current summary plan description and any material modifications thereto; (iv) the most recent annual financial and actuarial reports; (v) the most recent determination letter received by the Company from the Internal Revenue Service regarding the tax-qualified status of such Plan and (vi) the most recent written results of all required compliance testing.

(b)  No Plan is (i) subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA) or (iii) a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA, and none of the Company, or any ERISA Affiliate, has withdrawn at any time within the preceding six (6) years from any multiemployer plan or incurred any withdrawal liability which remains unsatisfied, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to the Company.

(c)  With respect to each Plan that is intended to qualify under Section 401(a) of the Code, such Plan, including its related trust, has received a determination letter (or opinion letters in the case of any prototype plans) from the Internal Revenue Service that it is so qualified and that its trust is exempt from Tax under Section 501(a) of the Code, and to the Knowledge of the Company, nothing has occurred with respect to the operation of any such Plan that could cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code. No stock or other securities issued by the Company forms or has formed any part of the assets of any Plan that is intended to qualify under Section 401(a) of the Code.

(d)  There are no pending or, to the Knowledge of the Company, threatened Actions against or relating to the Plans or the assets of any of the trusts under such Plans (other than routine benefits claims). No Plan is presently under audit or examination (nor has written notice been received by the Company of a potential audit or examination) by any Authority.

(e)  Each Plan has been established, administered and funded in all material respects accordance with its terms and in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Laws. There is not now, nor, to the Knowledge of the Company, do any circumstances exist that could give rise to, any requirement for the posting of security with respect to any Plan or the imposition of any Lien on the assets of the Company under ERISA or the Code. All premiums due or payable with respect to insurance policies funding any Plan have been made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Company Financial Statements.

(f)  None of the Plans provide retiree health or life insurance benefits, except as may be required by Section 4980B of the Code, Section 601 of ERISA or any other applicable Law.

(g)  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) (i) result in any payment becoming due, or increase the amount of any compensation or benefits due, to any current or former employee of the Company with respect to any Plan; (ii) increase any benefits otherwise payable under any Plan; or (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits. No Person is entitled to receive any additional payment (including any tax gross-up or other payment) from the Company as a result of the imposition of the excise taxes required by Section 4999 of the Code or any taxes required by Section 409A of the Code.

(h)  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) result in the payment of any amount that would, individually or in combination with any other such payment, be an “excess parachute payment” within the meaning of Section 280G of the Code.

(i)  Each Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) is in all material respects in documentary compliance with, and has been administered in all material respects in compliance with Section 409A of the Code.

5.24  Real Property.

(a)  Except as set forth on Schedule 5.24, the Company does not own, or otherwise have an interest in, any Real Property, including under any Real Property lease, sublease, space sharing, license or other occupancy agreement. The Lease is the only Contract pursuant to which the Company leases any real property or right in any Real Property. The Company has good, valid and subsisting title to its respective leasehold estates in the offices described on Schedule 5.24, free and clear of all Liens. The Company has not breached or violated any local zoning ordinance, and no notice from any Person has been received by the Company or served upon the Company claiming any violation of any local zoning ordinance.

(b)  With respect to the Lease: (i) it is valid, binding and in full force and effect; (ii) all rents and additional rents and other sums, expenses and charges due thereunder have been paid; (iii) the Company has been in peaceable possession of the premises leased thereunder since the commencement of the original term thereof; (iv) no waiver, indulgence or postponement of the Company’s obligations thereunder has been granted by the lessor; (v) there exist no default or event of default thereunder by the Company or, to the Company’s Knowledge, by any other party thereto; (vi) there exists no occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default by the Company thereunder; and (vii) there are no outstanding claims of breach or indemnification or notice of default or termination thereunder. The Company holds the leasehold estate established under the Lease free and clear of all Liens, except for Liens of mortgagees of the Real Property on which such leasehold estate is located. The Real Property leased by the Company is in a state of maintenance and repair in all material respects adequate and suitable for the purposes for which it is presently being used, and there are no material repair or restoration works likely to be required in connection with such leased Real Property. The Company is in physical possession and actual and exclusive occupation of the whole of the leased premises, none of which is subleased or assigned to another Person. The Lease leases all useable square footage of the premises located at the leased Real Property. The Company does not owe any brokerage commission with respect to any Real Property.

5.25  Tax Matters. Except as set forth on Schedule 5.25:

(a)  (i) The Company has duly and timely filed all income and other material Tax Returns which are required to be filed by or with respect to it, and has paid all income and other material Taxes which have become due; (ii) all such Tax Returns are true, correct and complete and accurate in all material respects; (iii) there is no Action, within the past five years (or pending or proposed in writing), with respect to Taxes of the Company; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of the Company has been waived or extended, which waiver or extension is in effect and the Company is not presently contesting the Tax liability before any Taxing Authority or other Authority; (v) the Company has complied in all respects with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Company; (vi) no stock transfer Tax, sales Tax, use Tax, real estate transfer Tax or other similar Tax will be imposed on the transfer of the shares of Company Common Stock by the Company Stockholders to Parent pursuant to this Agreement; (vii) there is no outstanding request for a ruling from any Taxing Authority, request for consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority or agreement with any Taxing Authority with respect to the Company; (viii) there is no Lien (other than Permitted Liens) for Taxes upon the Company or any of the assets of the Company; (ix) no claim has ever been made by a Taxing Authority in a jurisdiction where the Company has not paid any Tax or filed Tax Returns, asserting that the Company is or may be subject to Tax in such jurisdiction, the Company is not nor has it ever been subject to Tax in any country other than the country of incorporation of the Company by virtue of having a permanent establishment or other place of business in that country, and the Company is and has always been tax resident solely in its country of incorporation; (x) the Company has provided to Parent true, complete and correct copies of all Tax Returns relating to, and all audit reports and correspondence relating to each proposed adjustment, if any, made by any Taxing Authority with respect to, any taxable period ending after December 31, 2015; (xi) the Company is not, and has never been, a party to any Tax sharing, allocation, indemnification or similar Contract; (xii) the Company is and has never been included in any consolidated, combined or unitary Tax Return and the Company does not have any liability for Taxes as a result of having been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated or consolidated group for Tax purposes under any state, local or foreign Law (other than a group the common parent of which is the Company), or has any liability for the Taxes of any Person (other than the Company) under United States Treasury regulations Section 1.1502-6 (or any similar provision of any state, local or foreign Law), as a transferee or successor, by Contract (other than Contracts entered into in the ordinary course of business, the primary purpose of which is not Tax) or otherwise; (xiii) to the Knowledge of the Company, no issue has been raised by a Taxing Authority in any prior Action relating to the Company with respect to any Tax for any period which, by application of the same or similar principles, could reasonably be expected to result in a proposed Tax deficiency of the Company for any other period; and (xiv) the Company has not requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.

(b)  The Company will not be required to include any item of income or exclude any item of deduction for any taxable period (or a portion thereof) ending after the Closing Date as a result of any of the following that occurred or existed on or prior to the Closing Date: (i) a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law), (ii) an installment sale or open transaction, (iii) a prepaid amount, (iv) an intercompany item under United States Treasury regulations Section 1.1502-13 or an excess loss account under United States Treasury regulations Section 1.1502-19, (v) a change in the accounting method of the Company pursuant to Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality or the use of a method of accounting with respect to any transaction that occurred on or before the Closing Date; or (vi) any inclusion under Section 951(a) or Section 951A of the Code attributable to (A) “subpart F income,” within the meaning of Section 952 of the Code, (B) direct or indirect holding of “United States property,” within the meaning of Section 956 of the Code, (C) “global intangible low-taxed income,” as defined in Section 951A of the Code, in each case, determined as if the relevant taxable years ended on the Closing Date or (D) any inclusion under Section 965 of the Code.

(c)  The unpaid Taxes of the Company (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Unaudited Financial Statements in accordance with U.S. GAAP and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Return.

(d)  The Company has not taken any action (nor permitted any action to be taken), and is not aware of any fact or circumstance, that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(e)  The Company has been in compliance in all respects with all applicable transfer pricing laws and legal requirements. The prices for any property or services (or for the use of any property), including interest and other prices for financial services, provided by or to the Company are arm’s-length prices for purposes of the relevant transfer pricing laws.

(f)  The Company is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code at any time during the five-year period ending on the Closing Date.

(g)  The Company has not engaged in a “reportable transaction” within the meaning of United States Treasury regulations Section 1.6011-4(b).

5.26  Environmental Laws. The Company has not (i) received any written notice of any alleged claim, violation of or liability under any Environmental Law which has not heretofore been cured or for which there is any remaining liability; (ii) disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Materials; arranged for the disposal, discharge, storage or release of any Hazardous Materials; or exposed any employee or other individual to any Hazardous Materials so as to give rise to any liability or corrective or remedial obligation under any Environmental Laws; or (iii) entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to liabilities arising out of Environmental Laws or the Hazardous Material Activities of the Company. There are no Hazardous Materials in, on or under any properties owned, leased or used at any time by the Company that could give rise to any material liability or corrective or remedial obligation of the Company under any Environmental Laws.

5.27  Finders’ Fees. Except as set forth on Schedule 5.27, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of its Affiliates who might be entitled to any fee or commission from the Company, Merger Sub, Parent or any of their Affiliates upon consummation of the transactions contemplated by this Agreement.

5.28  Powers of Attorney and Suretyships. The Company does not have any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person.

5.29  Directors and Officers. Schedule 5.29 sets forth a true, correct and complete list of all directors and officers of the Company.

5.30  Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with anti-money laundering Laws in all applicable jurisdictions and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Authority (collectively, the “Money Laundering Laws”), and no Action involving the Company with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

5.31  Insurance. All forms of insurance owned or held by and insuring the Company are set forth on Schedule 5.31, and such policies are in full force and effect. All premiums with respect to such policies covering all periods up to and including the Closing Date have been or will be paid when due, and no notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation or termination. There is no existing default or event which, with or without the passage of time or the giving of notice or both, would constitute noncompliance with, or a default under, any such policy or entitle any insurer to terminate or cancel any such policy. Such policies will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement or the Additional Agreements. The insurance policies to which the Company is a party are sufficient for compliance with all requirements of all Contracts to which the Company is a party or by which the Company is bound. The Company has not been refused any insurance with respect to its assets or operations or had its coverage limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance. The Company does not have any self-insurance arrangements.

5.32  Related Party Transactions. Except as set forth in Schedule 5.32, as contemplated by this Agreement or as provided in the Company Financial Statements, no Company Stockholder, Affiliate of the Company, current or former director, manager, officer or employee of the Company or any immediate family member or Affiliate of any of the foregoing (a) is a party to any Contract, or has otherwise entered into any transaction, understanding or arrangement, with the Company or (b) owns any property or right, tangible or intangible, which is used by the Company (each, an “Affiliate Transaction”). None of the Contracts listed in Schedule 5.32 was entered into on a basis other than on arm’s length.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as disclosed in the Parent SEC Documents filed with or furnished to the SEC prior to the date of this Agreement (other than any risk factor disclosures or other similar cautionary or predictive statements therein), Parent and Merger Sub (the “Parent Parties”) hereby represent and warrant to the Company that each of the following representations and warranties are true, correct and complete as of the date of this Agreement and as of the Closing Date:

6.1  Corporate Existence and Power. The Parent and Merger Sub are each corporations duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Merger Sub does not hold and has not held any material assets or incurred any material liabilities, and has not carried on any business activities other than in connection with the Merger.

6.2  Corporate Authorization. The execution, delivery and performance by the Parent Parties of this Agreement and the Additional Agreements to which they are or will be parties and the consummation by the Parent Parties of the transactions contemplated hereby and thereby are within the corporate powers of the Parent Parties and have been duly authorized by all necessary corporate action on the part of the Parent Parties. This Agreement has been duly executed and delivered by the Parent Parties and constitutes, and upon the execution and delivery thereof, each Additional Agreement to which a Parent Party is party, will constitute, a valid and legally binding agreement of the applicable Parent Party, enforceable against it in accordance with its terms, except as may be limited by the Enforceability Exceptions. This Agreement and the Additional Agreements to which a Parent Party is or will be party and the transactions contemplated hereby and thereby have been duly approved by Parent, on behalf of itself and in its capacity as the sole shareholder of Merger Sub. The affirmative vote of holders of a majority of the outstanding shares of Parent Common Stock present in person or by proxy and entitled to vote at the Parent Stockholder Meeting, assuming a quorum is present (the “Parent Stockholder Approval”), is the only vote of the holders of any of Parent’s capital stock necessary to adopt this Agreement and approve the Merger and the consummation of the other transactions contemplated hereby.

6.3  Governmental Authorization. Assuming the accuracy of the representations and warranties set forth in Section 5.3, neither the execution, delivery or performance of this Agreement requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL.

6.4  Non-Contravention. The execution, delivery and performance by the Parent Parties of this Agreement do not and will not (a) contravene or conflict with the organizational or constitutive documents of the Parent Parties, or (b) contravene or conflict with or constitute a violation of any provision of any Law or any Order binding upon the Parent Parties.

6.5  Finders’ Fees. Except for the Persons identified on Schedule 5.27, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Parent Parties or their Affiliates who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.

6.6  Issuance of Shares. The Closing Payment Shares, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable.

6.7  Capitalization.

(a)  The authorized capital stock of Parent consists of 100,000,000 Parent Class A Shares of which 12,516,500 are outstanding, 10,000,000 Parent Class B Shares of which 3,018,750 are issued and outstanding, and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Parent Preferred Stock”), none of which are issued and outstanding. No other shares of capital stock or other voting securities of Parent are issued, reserved for issuance or outstanding. All issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to, and were not issued in violation of, any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, Parent’s organizational documents or any contract to which Parent is a party or by which Parent is bound. Except as set forth in Parent’s organizational documents, there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital equity of Parent. There are no outstanding contractual obligations of Parent to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(b)  The Merger Sub is authorized to issue 100 shares, par value $0.0001 per share (“Merger Sub Common Stock”), of which 100 shares of Merger Sub Common Stock are issued and outstanding as of the date hereof. No other shares or other voting securities of Merger Sub are issued, reserved for issuance or outstanding. All issued and outstanding shares of Merger Sub Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to, and were not issued in violation of, any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Merger Sub’s organizational documents or any contract to which Merger Sub is a party or by which Merger Sub is bound. There are no outstanding contractual obligations of Merger Sub to repurchase, redeem or otherwise acquire any shares of Merger Sub Common Stock or any equity capital of Merger Sub. There are no outstanding contractual obligations of Merger Sub to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

6.8  Information Supplied. None of the information supplied or to be supplied by the Parent Parties expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Parent’s stockholders with respect to the solicitation of proxies to approve the transactions contemplated by this Agreement and the Additional Agreements, if applicable, will, at the date of filing or mailing, at the time of the Parent Stockholder Meeting or at the Effective Time, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Parent or included in the Parent SEC Documents, the Additional Parent SEC Documents, the SEC Statement or any Other Filing).

6.9  Trust Fund. As of the date of this Agreement, Parent has at least $120,750,000 in the trust fund established by Parent for the benefit of its public stockholders (the “Trust Fund”) in a trust account (the “Trust Account”) maintained by Continental Stock Transfer & Trust Company (the “Trustee”) at J.P. Morgan Chase Bank, N.A., and such monies are invested in “government securities” (as such term is defined in the Investment Company Act of 1940) and held in trust by the Trustee pursuant to the Investment Management Trust Agreement dated as of August 11, 2020, between Parent and the Trustee (the “Trust Agreement”). The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms, except as may be limited by the Enforceability Exceptions, and has not been amended or modified. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Parent SEC Documents to be inaccurate in any material respect or that would entitle any Person (other than stockholders of Parent holding Parent Class A Shares sold in Parent’s IPO who shall have elected to redeem their Parent Class A Shares pursuant to Parent’s amended and restated certificate of incorporation) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement and Parent’s amended and restated certificate of incorporation. The Parent has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and, to the knowledge of Parent, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. There are no claims or proceedings pending with respect to the Trust Account.

6.10  Listing. The Parent Class A Shares are listed on Nasdaq, with trading ticker “FSDC.”

6.11  Board Approval. The Parent Board of Directors (including any required committee or subgroup of such board) has, as of the date of this Agreement, unanimously (a) declared the advisability of the transactions contemplated by this Agreement, (b) determined that the transactions contemplated hereby are in the best interests of the stockholders of Parent (c) determined that the transactions contemplated hereby constitutes a “Business Combination” as such term is defined in Parent’s amended and restated certificate of incorporation and bylaws; and (d) recommended to the stockholders of Parent to adopt and approve each of the Parent Proposals (the “Parent Board Recommendation”).

6.12  Parent SEC Documents and Financial Statements.

(a)  The Parent has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Parent with the SEC since Parent’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will use commercially reasonable efforts to file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement (the “Additional Parent SEC Documents”). The Parent has made available to the Company copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two (2) days prior to the date of this Agreement: (i) Parent’s Annual Reports on Form 10-K for each fiscal year of Parent beginning with the first year that Parent was required to file such a form, (ii) all proxy statements relating to Parent’s meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iii) its Form 8-Ks filed since the beginning of the first fiscal year referred to in clause (i) above, and (iv) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to this Section 6.12) filed by Parent with the SEC since Parent’s formation (the forms, reports, registration statements and other documents referred to in clauses (i) through (iv) above, whether or not available through EDGAR, collectively, the “Parent SEC Documents”).

(b)  The Parent SEC Documents were, and the Additional Parent SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Parent SEC Documents did not, and the Additional Parent SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Parent SEC Document or Additional Parent SEC Document has been or is revised or superseded by a later filed Parent SEC Document or Additional Parent SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements in or omissions in any information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in the SEC Statement or Other Filing.

(c)  As used in this Section 6.12, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

6.13  Certain Business Practices. Neither Parent, nor any director, officer, agent or employee of Parent (in their capacities as such) has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials, employees or political parties or campaigns, (c) violated any provision of the Foreign Corrupt Practices Act or (d) made any other unlawful payment. Neither Parent, nor any director, officer, agent or employee of Parent (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of Parent) has, since the IPO, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder Parent or assist Parent in connection with any actual or proposed transaction, which, if not given or continued in the future, would reasonably be expected to (i) adversely affect the business or prospects of Parent and (ii) subject Parent to suit or penalty in any private or governmental Action.

6.14  Anti-Money Laundering Laws. The operations of Parent are and have at all times been conducted in compliance with the Money Laundering Laws, and no Action involving Parent with respect to the Money Laundering Laws is pending or, to the knowledge of Parent, threatened.

6.15  Affiliate Transactions. Except as described in Parent SEC Documents, there are no transactions, agreements, arrangements or understandings between Parent or any of its subsidiaries, on the one hand, and any director, officer, employee, stockholder, warrant holder or Affiliate of Parent or any of its subsidiaries, on the other hand.

6.16  Litigation. There is no (a) Action pending, or, to the Knowledge of Parent, threatened in writing against Parent or any of its subsidiaries or that affects its or their assets or properties, or (b) Order outstanding against Parent or any of its subsidiaries or that affects its or their assets or properties. Neither Parent nor any of its subsidiaries is party to a settlement or similar agreement regarding any of the matters set forth in the preceding sentence that contains any ongoing obligations, restrictions or liabilities (of any nature) that are material to Parent and its subsidiaries.

6.17  Expenses, Indebtedness and Other Liabilities. Except as set forth on Schedule 6.17, Parent does not have any Indebtedness or other liabilities.

6.18  Tax Matters. Except as set forth on Schedule 6.18:

(a)  (i) Parent has duly and timely filed all income and other material Tax Returns which are required to be filed by or with respect to it, and has paid all income and other material Taxes which have become due; (ii) all such Tax Returns are true, correct and complete and accurate in all material respects; (iii) there is no Action, within the past five years (or pending or proposed in writing), with respect to Taxes of Parent; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of Parent has been waived or extended, which waiver or extension is in effect, and Parent is not presently contesting the Tax liability before any Taxing Authority or other Authority; (v) Parent has complied in all respects with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by Parent; (vi) there is no Lien (other than Permitted Liens) for Taxes upon Parent or any of the assets of Parent; (vii) no claim has ever been made by a Taxing Authority in a jurisdiction where Parent has not paid any Tax or filed Tax Returns, asserting that Parent is or may be subject to Tax in such jurisdiction, Parent is not nor has it ever been subject to Tax in any country other than the country of incorporation of Parent by virtue of having a permanent establishment or other place of business in that country, and Parent is and has always been tax resident solely in its country of incorporation; (viii) Parent has provided to the Company true, complete and correct copies of all Tax Returns (if any) relating to, and all audit reports and correspondence relating to each proposed adjustment (if any) made by any Taxing Authority with respect to, any taxable period ending after December 31, 2020; (ix) there is no outstanding power of attorney from Parent authorizing anyone to act on behalf of Parent in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return of Parent; (x) Parent is not, and has never been, a party to any Tax sharing, allocation, indemnification or similar Contract; (xi) Parent is and has never been included in any consolidated, combined or unitary Tax Return and Parent does not have any liability for Taxes as a result of having been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated or consolidated group for Tax purposes under any state, local or foreign Law (other than a group the common parent of which is Parent), or has any liability for the Taxes of any Person (other than Parent) under United States Treasury regulations Section 1.1502-6 (or any similar provision of any state, local or foreign Law), as a transferee or successor, by Contract (other than Contracts entered into in the ordinary course of business, the primary purpose of which is not Tax) or otherwise; (xii) to the knowledge of Parent, no issue has been raised by a Taxing Authority in any prior Action relating to Parent with respect to any Tax for any period which, by application of the same or similar principles, could reasonably be expected to result in a proposed Tax deficiency of Parent for any other period; and (xiii) Parent has not requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.

(b)  The Parent will not be required to include any item of income or exclude any item of deduction for any taxable period (or a portion thereof) ending after the Closing Date as a result of any of the following that occurred or existed on or prior to the Closing Date: (i) a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law), (ii) an installment sale or open transaction, (iii) a prepaid amount, (iv) an intercompany item under United States Treasury regulations Section 1.1502-13 or an excess loss account under United States Treasury regulations Section 1.1502-19, (v) a change in the accounting method of Parent pursuant to Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality or the use of a method of accounting with respect to any transaction that occurred on or before the Closing Date; or (vi) any inclusion under Section 951(a) or Section 951A of the Code attributable to (A) “subpart F income,” within the meaning of Section 952 of the Code, (B) direct or indirect holding of “United States property,” within the meaning of Section 956 of the Code, (C) “global intangible low-taxed income,” as defined in Section 951A of the Code, in each case, determined as if the relevant taxable years ended on the Closing Date or (D) any inclusion under Section 965 of the Code.

(c)  The unpaid Taxes of Parent (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Unaudited Financial Statements in accordance with U.S. GAAP and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Parent in filing its Tax Return.

(d)  The Parent has been in compliance in all respects with all applicable transfer pricing laws and legal requirements. The prices for any property or services (or for the use of any property), including interest and other prices for financial services, provided by or to Parent are arm’s-length prices for purposes of the relevant transfer pricing laws.

(e)  The Parent has not taken any action (nor permitted any action to be taken), and is not aware of any fact or circumstance, that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(f)  Parent is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code at any time during the five-year period ending on the Closing Date.

(g)  Parent has not engaged in a “reportable transaction” within the meaning of United States Treasury regulations Section 1.6011-4(b).

ARTICLE VII
COVENANTS OF THE PARTIES PENDING CLOSING

7.1  Conduct of the Business. Each of the Company and Parent covenants and agrees that:

(a)  From the date hereof through the Closing Date, each party shall conduct business only in the ordinary course (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices, and shall not enter into any material transactions outside the ordinary course of business without the prior written consent of the other party, and shall use its commercially reasonable efforts to preserve intact its business relationships with employees, clients, suppliers, contract manufacturing organizations, contract research organizations and other third parties. Without limiting the generality of the foregoing, from the date hereof through and including the Closing Date, without the other party’s prior written consent (which shall not be unreasonably conditioned, withheld or delayed), neither the Company nor Parent shall, and the Company shall cause its Subsidiaries not to:

(i)  amend, modify or supplement its certificate of incorporation or bylaws or other organizational or governing documents, or engage in any reorganization, reclassification, liquidation, dissolution or similar transaction;

(ii)  amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way or relinquish any material right under, any Material Contract or other right or asset of the Company or Parent, as applicable;

(iii)  solely in the case of the Company, modify, amend or enter into any contract, agreement, lease, license or commitment, including for capital expenditures, that would be considered a Material Contract if in effect on of the date hereof, except in the ordinary course of the Company’s business;

(iv)  make any capital expenditures in excess of $200,000 (individually or in the aggregate);

(v)  sell, lease, license or otherwise dispose of any of the Company's or Parent's, as applicable, material assets, except pursuant to existing contracts or commitments disclosed herein or in the ordinary course of the Company’s business or Parent’s business (as applicable);

(vi)  (A) pay, declare or promise to pay any dividends or other distributions with respect to its capital stock or other equity securities; (B) pay, declare or promise to pay any other amount to any stockholder, shareholder or other equityholder in its capacity as such (which for the avoidance of doubt does not include payment of salary, benefits, commissions and other regular and necessary customary payments made in the ordinary course of business consistent with past practices); or (C) except as contemplated by any Additional Agreement, amend any term, right or obligation with respect to any outstanding shares of its capital stock or other equity securities;

(vii)  (A) make any loan, advance or capital contribution to any Person; (B) incur any Indebtedness, including drawings under the lines of credit, if any, other than (1) loans evidenced by promissory notes made to Parent as working capital advances as described in the Prospectus and (2) intercompany Indebtedness; or (C) repay or satisfy any Indebtedness, other than the repayment of Indebtedness in accordance with the terms thereof (provided, however, that the Company shall not be permitted to repay or satisfy all or any portion of the SVB Loan);

(viii)  suffer or incur any Lien, except for Permitted Liens, on the Company’s or Parent’s, as applicable, assets;

(ix)  delay, accelerate or cancel, or waive any material right with respect to, any receivables or Indebtedness owed to the Company or Parent, as applicable, or write off or make reserves against the same;

(x)  merge or consolidate or enter a similar transaction with, or acquire all or substantially all of the assets or business of, any other Person; make any material investment in any Person; or be acquired by any other Person;

(xi)  terminate or allow to lapse any insurance policy protecting any of the Company’s or Parent’s assets, unless simultaneously with such termination or lapse, a replacement policy underwritten by an insurance company of nationally recognized standing having comparable deductions and providing coverage equal to or greater than the coverage under the terminated or lapsed policy for substantially similar premiums or less is in full force and effect;

(xii)  adopt any severance, retention or other employee plan or fail to continue to make timely contributions to each benefit plan in accordance with the terms thereof;

(xiii)  institute, settle or agree to settle any Action before any Authority, in each case in excess of $100,000 (exclusive of any amounts covered by insurance) or that imposes injunctive or other non-monetary relief on such party;

(xiv)  except as required by U.S. GAAP, make any material change in its accounting principles, methods or practices or write down the value of its assets;

(xv)  change its principal place of business or jurisdiction of organization;

(xvi)  issue, redeem or repurchase any Equity Interests (other than (A) with respect to the Company, the exercise of any Company Option outstanding on the date hereof or the exercise of the Company Warrant, (B) with respect to Parent, any redemption by Parent of Parent Class A Shares held by its public stockholder pursuant to Section 7.6, or (C) with respect to Parent, as otherwise contemplated by this Agreement or any Additional Agreement);

(xvii)  (A) make, change or revoke any material Tax election; (B) change any annual Tax accounting periods; (C) settle or compromise any material claim, notice, audit report or assessment in respect of Taxes of the Company; (D) enter into any Tax allocation, Tax sharing, Tax indemnity or other closing agreement relating to any Taxes of the Company; or (E) surrender or forfeit any right to claim a material Tax refund;

(xviii)  enter into any transaction with or distribute or advance any assets or property to any of its Affiliates, other than the payment of salary and benefits in the ordinary course;

(xix)  solely in the case of the Company, other than as required by a Plan, as set forth on Schedule 7.1(a)(xix) or as explicitly contemplated hereunder, (A) increase or make any material change in the compensation or benefits of any employee or other individual service provider of the Company other than in the ordinary course of the Company’s business consistent with past practice, (B) accelerate the vesting or payment of any compensation or benefits of any employee or other individual service provider of the Company, (C) terminate without “cause” any employee or other individual service provider of the Company, (D) hire or engage any new employee or other individual service provider of the Company if such new employee or individual service provider will receive annual base compensation in excess of $100,000, (E) make any loan to any present or former employee or other individual service provider of the Company, other than advancement of expenses in the ordinary course of business consistent with past practices, or (F) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union or labor organization;

(xx)  solely in the case of the Company, enter into any Affiliate Transactions;

(xxi)  fail to duly observe and conform in all material respects to all applicable Law, including the Exchange Act, and Orders; or

(xxii)  agree to do any of the foregoing.

7.2  Exclusivity.

(a)  From the date hereof through the Closing Date, neither the Company, on the one hand, nor Parent, on the other hand, shall, and such Persons shall cause each of their respective officers, directors, Affiliates, managers, consultant, employees, representatives and agents (“Representatives”) not to, directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations with any Person concerning any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction or (iii) approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction. Immediately following the execution of this Agreement, the Company, on the one hand, and Parent, on the other hand, shall, and shall cause each of its Representatives, to terminate any existing discussion or negotiations with any Persons other than the Company or Parent, as applicable, concerning any Alternative Transaction. Each of the Company and Parent shall be responsible for any acts or omissions of any of its respective Representatives that, if they were the acts or omissions of the Company or Parent, as applicable, would be deemed a breach of such party’s obligations hereunder (it being understood that such responsibility shall be in addition to and not by way of limitation of any right or remedy the Company or Parent, as applicable, may have against such Representatives with respect to any such acts or omissions). For purposes of this Agreement, the term “Alternative Transaction” means any of the following transactions involving the Company or Parent (other than the transactions contemplated by this Agreement): (A) any merger, consolidation, share exchange, business combination or other similar transaction or (B) any sale, lease, exchange, transfer or other disposition of all or a material portion of (x) the assets of such Person (other than sales of inventory in the ordinary course of business) or (y) any class or series of the capital stock or other equity interests of the Company or Parent, as the case may be, in a single transaction or series of transactions.

(b)  In the event that there is an unsolicited proposal for, or an indication of interest in entering into, an Alternative Transaction, communicated in writing to the Company or Parent or any of their respective representatives or agents (each, an “Alternative Proposal”), such party shall as promptly as practicable (and in any event within one (1) Business Day after receipt thereof) advise the other parties to this Agreement, orally and in writing, of such Alternative Proposal and the material terms and conditions thereof (including any changes thereto) and the identity of the Person making any such Alternative Proposal. The Company and Parent shall keep each other informed on a reasonably current basis of material developments with respect to any such Alternative Proposal. As used herein with respect to Parent, the term “Alternative Proposal” shall not include the receipt by Parent of any unsolicited communications (including the receipt of draft non-disclosure agreements) in the ordinary course of business inquiring as to Parent’s interest in a potential target for a business combination; provided, however, that Parent shall inform the person initiating such communication of the existence of this Agreement.

7.3  Access to Information. From the date hereof through and including the Closing Date, the Company and Parent shall each, to the best of its ability, (a) continue to give the other party, its legal counsel and its other representatives full access to the offices, properties and Books and Records, (b) furnish to the other party, its legal counsel and its other representatives such information relating to the business of the Company and Parent as such Persons may request and (c) cause its employees, legal counsel, accountants and other representatives to cooperate with the other party in its investigation of the Business (in the case of the Company) or the business of Parent (in the case of Parent); provided that no investigation pursuant to this Section 7.3 (or any investigation made prior to the date hereof) shall affect any representation or warranty given by the Company or Parent and provided further that any investigation pursuant to this Section 7.3 shall be conducted in such manner as not to interfere unreasonably with the conduct of the Business of the Company. Notwithstanding anything to the contrary expressed or implied in this Agreement, neither party shall be required to provide the access described above or disclose any information to the other party if doing so is, in such party’s reasonable judgement, reasonably likely to (i) result in a waiver of attorney-client privilege, work product doctrine or similar privilege or (ii) violate any contract to which it is a party or to which it is subject or applicable Law.

7.4  Notices of Certain Events. Each of Parent and the Company shall promptly notify the other party of:

(a)  any notice or other communication from any Person alleging or raising the possibility that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any Action or other rights by or on behalf of such Person or result in the loss of any rights or privileges of the Company (or Parent, post-Closing) to any such Person or create any Lien on any of the Company’s or Parent’s assets;

(b)  any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement or the Additional Agreements;

(c)  any Actions commenced or threatened against, relating to or involving or otherwise affecting either party or any of their stockholders or their equity, assets or business or that relate to the consummation of the transactions contemplated by this Agreement or the Additional Agreements;

(d)  the occurrence of any fact or circumstance which constitutes or results, or would reasonably be expected to constitute or result in a Material Adverse Change; and

(e)  any inaccuracy of any representation or warranty of such party contained in this Agreement at any time during the term hereof, or any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, that would reasonably be expected to cause any of the conditions set forth in ARTICLE X not to be satisfied.

7.5  Cooperation with Form S-4/Proxy Statement; Other Filings.

(a)  The Company shall promptly provide to Parent such information concerning the Company and the Company Securityholders as is either required by the federal securities laws or reasonably requested by Parent for inclusion in the proxy statement/prospectus and Offer Documents. As promptly as practicable after the receipt by Parent from the Company of all such information, Parent and shall prepare and file with the SEC, and with all other applicable regulatory bodies, proxy materials for the purpose of soliciting proxies from holders of Parent Common Stock sufficient to obtain Parent Stockholder Approval at a meeting of holders of Parent Common Stock to be called and held for such purpose (the “Parent Stockholder Meeting”). Such proxy materials shall be in the form of a proxy statement (the “Proxy Statement”), which shall be included in a Registration Statement on Form S-4 (the “Form S-4”) filed by Parent with the SEC, pursuant to which the Parent Class A Shares issuable in the Merger shall be registered. Parent shall promptly respond to any SEC comments on the Form S-4. The Proxy Statement, the Form S-4 and the documents included or referred to therein, together with any supplements, amendments or exhibits thereto, are referred to herein as the “Offer Documents”.

(b)  Parent shall (i) permit the Company and its counsel to review and comment on the Proxy Statement and Form S-4 and any exhibits, amendments or supplements thereto (or other related documents); (ii) shall consider any such comments in good faith; and (iii) consult with the Company and its counsel prior to filing the Proxy Statement and Form S-4 or any exhibit, amendment or supplement thereto. As promptly as practicable after receipt thereof, Parent shall provide to the Company and its counsel notice and a copy of all correspondence (or, to the extent such correspondence is oral, a summary thereof), including any comments from the SEC or its staff, between Parent or any of its representatives, on the one hand, and the SEC or its staff or other government officials, on the other hand, with respect to the Proxy Statement and the S-4, and, in each case, shall consult with the Company and its counsel concerning any such correspondence. Parent shall, with respect to, any response letters to any comments from the SEC consider any comments from the Company and its counsel in good faith. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Proxy Statement or the S-4 or any amendment or supplement thereto has been filed with the SEC and the time when the Form S-4 declared effective or any stop order relating to the Form S-4 is issued. Except as otherwise required by applicable Law, Parent covenants that none of Parent, the Parent Board of Directors nor any committee of the Parent Board of Directors shall withdraw or modify, or propose publicly or by formal action of Parent, the Parent Board of Directors or any committee of the Parent Board of Directors to withdraw or modify, in a manner adverse to the Company, the Parent Board Recommendation or any other recommendation by Parent, the Parent Board of Directors or any committee of the Parent Board of Directors of in connection with any of the Parent Proposals.

(c)  As soon as practicable following the date on which the Form S-4 is declared effective by the SEC (such effective date, the “Effective Date”), Parent shall distribute the Proxy Statement to the holders of Parent Common Stock and, pursuant thereto, shall call the Parent Stockholder Meeting in accordance with its organizational documents and the laws of the State of Delaware and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby and the other matters presented to the Parent’s stockholders for approval or adoption at the Parent Stockholder Meeting, including the matters described in Section 7.5(e).

(d)  Parent and the Company shall comply with all applicable provisions of and rules under the Securities Act and Exchange Act and all applicable Laws of the State of Delaware and Nasdaq in the preparation, filing and distribution of the Form S-4 and the Proxy Statement (or any amendment or supplement thereto), as applicable, the solicitation of proxies under the Proxy Statement and the calling and holding of the Parent Stockholder Meeting. Without limiting the foregoing, Parent shall ensure that each of the Form S-4, as of the Effective Date, and the Proxy Statement, as of the date on which it is first distributed to Parent’s stockholders, and as of the date of the Parent Stockholder Meeting, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that Parent shall not be responsible for the accuracy or completeness of any information relating to the Company or any other information furnished by the Company for inclusion in the Proxy Statement). The Company represents and warrants that the information relating to the Company supplied by the Company for inclusion in the Form S-4 or the Proxy Statement, as applicable, as of the Effective Date and the date on which the Proxy Statement (or any amendment or supplement thereto) is first distributed to Parent Stockholders or at the time of the Parent Stockholder Meeting, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time, a change in the information relating to the Company or any other information furnished by Parent, Merger Sub or the Company for inclusion in the Proxy Statement, which would make the preceding sentence incorrect, should be discovered by Parent, Merger Sub or the Company, as applicable, such party shall promptly notify the other parties of such change or discovery and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to Parent’s stockholders. In connection therewith, Parent, Merger Sub and the Company shall instruct their respective employees, counsel, financial advisors, auditors and other authorized representatives to reasonably cooperate with Parent as relevant if required to achieve the foregoing.

(e)  In accordance with Parent’s amended and restated certificate of incorporation and applicable securities laws, rules and regulations, including the DGCL and rules and regulations of Nasdaq in the Proxy Statement, Parent shall seek from the holders of Parent Common Stock the approval of the following proposals: (i) the Parent Stockholder Approval; (ii) adoption and approval of the Amended and Restated Certificate of Incorporation of Parent, in the form attached hereto as Exhibit G, including the change of the name of Parent to “Gemini Therapeutics, Inc.”; (iii) adoption and approval of the Amended and Restated Bylaws of Parent in the form attached hereto as Exhibit H; (iv) approval of the Parent Equity Incentive Plan; (v) approval of the issuance of more than 20% of the issued and outstanding shares of Parent Common Stock to the Company Securityholders in connection with the Merger under applicable exchange listing rules; (vi) approval to adjourn the Parent Stockholder Meeting, if necessary; and (vii) approval to obtain any and all other approvals necessary or advisable to effect the consummation of the Merger as determined by Parent (the proposals set forth in the forgoing clauses (i) through (vii) collectively, the “Parent Proposals”).

(f)  Parent, with the assistance of the Company, shall use its reasonable best efforts to cause the S-4 and the Proxy Statement to “clear” comments from the SEC and the S-4 to become effective as promptly as reasonably practicable. The Offer Documents shall provide the public stockholders of Parent with the opportunity to redeem all or a portion of their public Parent Class A Shares, up to that number of Parent Class A Shares that would permit Parent to maintain net tangible assets of at least $5,000,001 (the “Offering Shares”), at a price per share determined in accordance with the Parent Certificate of Incorporation, all in accordance with applicable Law and any applicable rules and regulations of the SEC. In accordance with the Parent Certificate of Incorporation, the proceeds held in the Trust Account will be used for the redemption of the Parent Class A Shares held by Parent’s public stockholders who have elected to redeem such shares, if any.

(g)  Notwithstanding anything else to the contrary in this Agreement or any Additional Agreements, Parent may make any public filing with respect to the Merger to the extent required by applicable Law.

(h)  Parent shall call and hold the Parent Stockholder Meeting as promptly as practicable after the Effective Date for the purpose of seeking the approval of each of the Parent Proposals, and Parent shall consult in good faith with the Company with respect to the date on which such meeting is to be held. Parent shall use reasonable best efforts to solicit from its stockholders proxies in favor of the approval and adoption of the Merger and this Agreement. The Company acknowledges that a substantial portion of the Proxy Statement shall include disclosure regarding the Company and its management, operations and financial condition. Accordingly, the Company agrees to as promptly as reasonably practical provide Parent with such information as shall be reasonably requested by Parent for inclusion in or attachment to the Proxy Statement, and that such information is accurate in all material respects and complies as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company understands that such information shall be included in the Proxy Statement/Form S-4 or responses to comments from the SEC or its staff in connection therewith. The Company shall make, and cause each Subsidiary to make, their managers, directors, officers and employees available to Parent and its counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC.

7.6  Trust Account. Parent covenants that it shall cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement, including for the payment of (a) all amounts payable to public stockholders of Parent holding Parent Class A Shares who shall have validly redeemed their Parent Class A Shares upon acceptance by Parent of such Parent Class A Shares (the “Parent Redemption Amount”), (b) deferred underwriting commissions and the expenses to third parties to which they are owed, and (c) the remaining monies in the Trust Account to Parent after the Closing.

7.7  Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the transactions contemplated under this Agreement, upon the terms and subject to the conditions set forth in this Agreement.

7.8  Private Placement, Parent Support Agreements. Neither Parent, Merger Sub or any of their respective Affiliates or representatives shall make or agree to any amendments, changes, modifications or waivers (except, in each case, with respect to ministerial changes that do not have an economic impact) to any of the Subscription Agreements, without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

ARTICLE VIII
COVENANTS OF THE COMPANY

8.1  Reporting; Compliance with Laws. From the date hereof through and including the Closing Date:

(a)  The Company shall duly and timely file all material Tax Returns required to be filed with the applicable Taxing Authorities and pay any and all Taxes due and payable during such time period. The Company shall prepare, or cause to be prepared, each such material Tax Return in a manner consistent with the Company’s past practice. The Company shall provide each such Tax Return to Parent for review and comment as soon as reasonably practicable before the due date of each such Tax Return and not file such Tax Returns without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed).

8.2  Commercially Reasonable Efforts to Obtain Consents. The Company shall use its commercially reasonable efforts to obtain each Company Consent set forth on Schedule 8.2.

8.3  Company’s Stockholders Approval.

(a)  As promptly as reasonably practicable, and in any event within two (2) Business Days following the Effective Date (the “Company Stockholder Written Consent Deadline”), the Company shall obtain and deliver to Parent a true, complete and correct copy of a written consent (in form and substance reasonably satisfactory to Parent and certified by an executive officer of the Company) evidencing the Company Stockholder Approval that is duly executed by the Company Stockholders that hold at least the requisite number and class of issued and outstanding shares of Company Capital Stock required to obtain the Company Stockholder Approval (the “Company Stockholder Written Consent”).

(b)  Neither the Company’s Board of Directors, nor any committee thereof, shall withhold, withdraw, amend, modify, change or propose or resolve to withhold, withdraw, amend, modify or change, in each case in a manner adverse to Parent, the Company Board Recommendation.

8.4  Section 280G.

(a)  The Company shall have obtained prior to the initiation of the requisite Company Stockholder approval procedure under Section 8.4(b) below, a waiver of the right to receive payments that could constitute “parachute payments” under Section 280G of the Code and regulations promulgated thereunder (a “Parachute Payment Waiver”), in a form reasonably acceptable to Parent, from each Person whom the Company and/or Parent reasonably believes is, with respect to the Company, a “disqualified individual” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder), as determined immediately prior to the initiation of the requisite Company Stockholder approval procedure under Section 8.4(b), and whom the Company and/or Parent believes might otherwise receive, have received, or have the right or entitlement to receive any parachute payment under Section 280G of the Code, and the Company shall have delivered each such Parachute Payment Waiver to Parent on or before the Closing Date.

(b)  The Company shall use its reasonable best efforts to obtain the approval by such number of Company Stockholders as is required by the terms of Section 280G(b)(5)(B) of the Code so as to render the parachute payment provisions of Section 280G of the Code inapplicable to any and all payments and/or benefits provided pursuant to contracts or arrangements that, in the absence of the executed Parachute Payment Waivers by the affected Persons under Section 8.4(a) above, might otherwise result, separately or in the aggregate, in the payment of any amount and/or the provision of any benefit that would not be deductible by reason of Section 280G of the Code, with such Company Stockholder approval to be obtained in a manner which satisfies all applicable requirements of such Section 280G(b)(5)(B) of the Code and the Treasury Regulations thereunder, including Q-7 of Section 1.280G-I of such Treasury Regulations. The Company shall forward to Parent, and allow Parent to review and comment upon, prior to submission to the Company Stockholders, copies of all material documents prepared for purposes of complying with this provision and shall consider any such reasonable comments in good faith.

ARTICLE IX
COVENANTS OF ALL PARTIES HERETO

9.1  Commercially Reasonable Efforts; Further Assurances; Governmental Consents.

(a)  Except with respect to the matters set forth in Section 7.5 (which shall be subject to the terms and conditions of Section 7.5), and otherwise subject to the terms and conditions of this Agreement, each party (other than the Stockholders’ Representative) shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, or as reasonably requested by the other parties, to consummate and implement expeditiously each of the transactions contemplated by this Agreement, including using its reasonable best efforts to (i) obtain all necessary actions, nonactions, waivers, consents, approvals and other authorizations from all applicable Authorities prior to the Effective Time; (ii) avoid an Action by any Authority, and (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement. The parties (other than the Stockholders’ Representative) shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement.

(b)  Except with respect to the matters set forth in Section 7.5 (which shall be subject to the terms and conditions of Section 7.5), and otherwise subject to applicable Law, each of the Company and Parent agrees to (i) cooperate and consult with the other regarding obtaining and making all notifications and filings with Authorities, (ii) furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any notifications or filings, (iii) keep the other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices or other communications received by such party from, or given by such party to, any third party or any Authority with respect to such transactions, (iv) permit the other party to review and incorporate the other party’s reasonable comments in any communication to be given by it to any Authority with respect to any filings required to be made with, or action or nonactions, waivers, expirations or terminations of waiting periods, clearances, consents or orders required to be obtained from, such Authority in connection with execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and (v) to the extent reasonably practicable, consult with the other in advance of and not participate in any meeting or discussion relating to the transactions contemplated by this Agreement, either in person or by telephone, with any Authority in connection with the proposed transactions unless it gives the other party the opportunity to attend and observe; provided, however, that, in each of clauses (ii), (iii) and (iv) above, that materials may be redacted (A) to remove references concerning the valuation of such party and its Affiliates, (B) as necessary to comply with contractual arrangements or applicable Laws, and (C) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns.

9.2  Confidentiality. Except as necessary to complete the Offer Documents or any Other Filings, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall hold and shall cause their respective representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all documents and information concerning the other party furnished to it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party or (c) later lawfully acquired from another source, which source is not the agent of the other party and is not under any obligation of confidentiality with respect to such information); and no party shall release or disclose such information to any other Person, except its representatives in connection with this Agreement. In the event that any party believes that it is required to disclose any such confidential information pursuant to applicable Law, to the extent legally permissible, such party shall give timely written notice to the other party so that such party may have an opportunity to obtain a protective order or other appropriate relief. Each party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information. The parties acknowledge that some previously confidential information will be required to be disclosed in the Offer Documents and Other Filings. Notwithstanding anything in this Agreement to the contrary, following the Closing, the Stockholders’ Representative shall be permitted to disclose information as required by Law or to employees, advisors, agents or consultants of the Stockholders’ Representative and to the Company Securityholders, in each case who have a need to know such information, provided that such persons are subject to confidentiality obligations with respect thereto.

9.3  Directors’ and Officers’ Indemnification and Liability Insurance.

(a)  All rights to indemnification for acts or omissions occurring through the Closing Date now existing in favor of the current directors and officers of the Company and Parent as provided in their respective organizational documents or in any indemnification agreements shall survive the applicable Merger and shall continue in full force and effect in accordance with their terms.

(b)  Prior to the Closing, Parent and the Company shall reasonably cooperate in order to obtain directors’ and officers’ liability insurance for Parent and the Company that shall be effective as of Closing and will cover (i) those Persons who were directors and officers of the Company prior to the Closing and (ii) those Persons who will be the directors and officers of Parent and its subsidiaries (including the Company after the Effective Time) at and after the Closing on terms not less favorable than the better of (x) the terms of the current directors’ and officers’ liability insurance in place for the Company’s directors and officers and (y) the terms of a typical directors’ and officers’ liability insurance policy for a company whose equity is listed on Nasdaq which policy has a scope and amount of coverage that is reasonably appropriate for a company of similar characteristics (including the line of business and revenues) as the Company.

(c)  The provisions of this Section 9.3 are intended to be for the benefit of, and shall be enforceable by, each Person who will have been a director or officer of the Company or Parent for all periods ending on or before the Closing Date and may not be changed with respect to any officer or director without his or her written consent.

(d)  Prior to the Effective Time, the Company shall be permitted to obtain and fully pay the premium for a six year prepaid “tail” policy for the extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ liability insurance policies, for claims reporting or discovery period of six years from and after the Effective Time, on terms and conditions providing coverage retentions, limits and other material terms substantially equivalent to the current policies of directors’ and officers’ liability insurance maintained by the Company with respect to matters arising on or before the Effective Time, covering without limitation the transactions contemplated hereby (the “Tail Policy”).

9.4  Nasdaq Listing. Parent shall use its reasonable best efforts to cause (a) Parent’s initial listing application with the Nasdaq in connection with the transactions contemplated by this Agreement to have been approved; (b) all applicable initial and continuing listing requirements of the Nasdaq to be satisfied; and (c) the Closing Payment Shares, to be approved for listing on the Nasdaq, subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement and in any event prior to the Effective Time.

9.5  Certain Tax Matters.

(a)  Neither Parent nor the Company shall take any action, or fail to take any action, that could reasonably be expected to cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Parent and the Company intend to report and, except to the extent otherwise required by a change in Law, shall report, for U.S. federal income tax purposes, the Merger as a “reorganization” within the meaning of Section 368(a) of the Code, unless otherwise required by applicable Law.

(b)  The Company shall (and shall cause its Affiliates to) provide any information reasonably requested to allow Parent to comply with any information reporting or withholding requirements contained in the Code or other applicable Laws with respect to the transactions contemplated by, or any payment made in connection with, this Agreement.

(c)  All transfer, documentary, sales, use, value added, goods and services, stamp, registration, notarial fees and other similar Taxes and fees (collectively, “Transfer Taxes”), shall be paid by the Surviving Corporation. After the Closing Date, the Surviving Corporation will prepare and file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes that are required to be filed after the Closing Date, and, if required by applicable Law, the Company Securityholders and Parent will, and will cause their respective Affiliates to, cooperate and join in the execution of any such Tax Returns and other documentation, as applicable. Each party (other than the Stockholders’ Representative) shall (and shall cause its Affiliates to) provide certificates or forms, and timely execute any Tax Return, that are necessary or appropriate to establish an exemption for (or reduction in) any Transfer Tax.

9.6  Equity Incentive Plan. Prior to the Effective Date, Parent shall adopt a new equity incentive plan in substantially the form attached hereto as Exhibit I, with such changes or modifications thereto as the Company and Parent may mutually agree (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or Parent, as applicable) (the “Parent Equity Incentive Plan”), effective as of one day prior to the Closing Date. The Parent Equity Incentive Plan shall have such number of shares available for issuance as mutually determined by the Company and Parent; provided, that no shares of Company Common Stock that remain reserved for issuance under the Equity Incentive Plans shall be converted into shares of Parent Class A Common Stock reserved or available for issuance under the Parent Equity Incentive Plan.

ARTICLE X
CONDITIONS TO CLOSING

10.1  Condition to the Obligations of the Parties. The obligations of all of the parties to consummate the Merger are subject to the satisfaction of all the following conditions:

(a)  No provisions of any applicable Law and no Order shall restrain or prohibit or impose any condition on the consummation of the Transactions.

(b)  Each consent or approval required to be obtained from any Authority set forth on Schedule 10.1(b) shall have been obtained.

(c)  There shall not be any Action brought by any governmental Authority to enjoin or otherwise restrict the consummation of the Transactions.

(d)  Parent shall not have redeemed the Parent Class A Shares in an amount that would cause Parent to have net tangible assets of less than $5,000,001 upon consummation of the Merger.

(e)  Each of the Parent Proposals shall have been duly approved at the Parent Stockholder Meeting;

(f)  The Company Stockholder Approval shall have been obtained.

10.2  Conditions to Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to consummate the Merger is subject to the satisfaction, or the waiver in Parent’s sole and absolute discretion, of all the following further conditions:

(a)  The Company shall have duly performed or complied with, in all material respects, all of its obligations hereunder required to be performed or complied with (without giving effect to any materiality or similar qualifiers contained therein) by the Company at or prior to the Closing Date.

(b)  The representations and warranties of the Company contained in this Agreement (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect), other than the Company Fundamental Representations, shall be true and correct in all respects at and as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent that any such representation and warranty is expressly made as of a specific date, in which case such representation and warranty shall be true and correct at and as of such specific date), except, in each case, for any failure of such representations and warranties (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect) to be so true and correct that would not in the aggregate have or reasonably be expected to have a Material Adverse Effect.

(c)  The Company Fundamental Representations (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect) shall be true and correct in all respects at and as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent that any such representation and warranty is expressly made as of a specific date, in which case such representation and warranty shall be true and correct at and as of such specific date), other than de minimis inaccuracies.

(d)  Parent shall have received a certificate signed by the Chief Executive Officer or the Chief Financial Officer certifying the accuracy of the provisions of the foregoing clauses (a), (b) and (c) of this Section 10.2 (the “Company Certificate”).

(e)  Parent shall have received a certificate signed by the Secretary of the Company attaching true and correct copies of (i) the Company Certificate of Incorporation and by-laws, certified as of a recent date by the. Secretary of State of the State of Delaware; (ii) copies of resolutions duly adopted by the Board of Directors of the Company authorizing this Agreement, the Additional Agreements to which the Company is a party and the transactions contemplated hereby and thereby and the Company Stockholder Written Consent; and (iii) a certificate of good standing of the Company, certified as of a recent date by the Secretary of State of the State of Delaware.

(f)  The Company and the Specified Company Securityholders shall have duly executed and delivered to Parent a copy of the Registration Rights Agreement.

(g)  The Company shall have delivered to Parent and Sponsor a copy of the Escrow Agreement, duly executed by the Company.

(h)  The Company and the Specified Company Securityholders shall have duly executed and delivered to Parent a copy of the Voting Agreement.

(i)  There shall not have been a Material Adverse Effect since the date hereof that is continuing.

(j)  Not more than three percent (3%) of the issued and outstanding shares of Company Common Stock (including shares of Company Common Stock issuable upon conversion of Company Preferred Stock) shall continue Dissenting Shares.

(k)  The Company shall have delivered to Parent a duly executed certificate conforming to the requirements of Sections 1.897-2(h)(1)(i) and 1.1445-2(c)(3)(i) of the United States Treasury regulations, and a notice to be delivered to the United States Internal Revenue Service as required under Section 1.897-2(h)(2) of the United States Treasury regulations, each dated no more than thirty (30) days prior to the Closing Date and in substantially the form attached hereto as Exhibit J.

(l)  The Company shall have delivered to Parent evidence, in form and substance reasonably acceptable to Parent, that (x) each of the Contracts set forth on Schedule 10.2(l) has been terminated without any further obligations of the Company and (y) the Convertible Notes have been converted into Company Series B Preferred Stock prior to Closing.

(m)  The Company shall have obtained each Company Consent set forth on Schedule 10.2(m).

(n)  The Company shall have delivered to Parent evidence of termination of the Equity Incentive Plans in accordance with Section 4.1(b).

(o)  The Company shall have obtained the consent of the holders of outstanding awards under the Equity Incentive Plans, to ensure that no more than five percent (5%) of the outstanding equity and equity-based awards under the Equity Incentive Plans accelerate in connection with the Closing or otherwise as a result of the transactions contemplated by this Agreement.

(p)  The Company shall have executed and delivered to Parent a copy of each Additional Agreement to which it or any of its stockholders is a party.

(q)  The Company shall have delivered to Parent copies of the Lockup Agreements, duly executed by each of the Company Securityholders set forth on Schedule 10.2(q).

10.3  Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger is subject to the satisfaction, or the waiver in the Company’s sole and absolute discretion, of all of the following further conditions:

(a)  Parent and Merger Sub shall each have duly performed or complied with, in all material respects, all of its respective obligations hereunder required to be performed or complied with (without giving effect to any materiality or similar qualifiers contained therein) by Parent or Merger Sub, as applicable, at or prior to the Closing Date.

(b)  The representations and warranties of Parent and Merger Sub contained in this Agreement (disregarding all qualifications contained therein relating to materiality or Material Adverse Effect), other than the Parent Fundamental Representations, shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct at and as of such earlier date), except for any failure of such representations and warranties which would not in the aggregate reasonably be expected to have a Material Adverse Effect on Parent or on Parent’s ability to consummate the transactions contemplated by this Agreement and the Additional Agreements.

(c)  The Parent Fundamental Representations (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect) shall be true and correct in all respects at and as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent that any such representation and warranty is expressly made as of a specific date, in which case such representation and warranty shall be true and correct at and as of such specific date), other than de minimis inaccuracies.

(d)  The Amended and Restated Certificate of Incorporation of Parent, in the form attached hereto as Exhibit G, shall have been filed with, and declared effective by, the Delaware Secretary of State.

(e)  The Company shall have received a certificate signed by an authorized officer of Parent accuracy of the provisions of the foregoing clauses (a), (b) and (c) of this Section 10.3.

(f)  Sponsor shall have executed and delivered to the Company a copy of the Registration Rights Agreement.

(g)  Sponsor shall have executed and delivered to the Company a copy of the Escrow Agreement.

(h)  Parent and the Sponsor shall have executed and delivered to Parent a copy of the Voting Agreement.

(i)  Parent shall have executed and delivered to the Company a copy of each Additional Agreement to which it or any of its stockholders is a party.

(j)  The size and composition of the post-Closing Parent Board of Directors shall have been appointed as set forth in Section 2.7.

(k)  The Aggregate Transaction Proceeds shall be equal to or greater than $170,000,000.

(l)  Parent’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement shall have been conditionally approved and, immediately following the Effective Time, Parent shall satisfy any applicable initial and continuing listing requirements of Nasdaq, and Parent shall not have received any notice of non-compliance therewith, and the Closing Payment Shares shall have been approved for listing on Nasdaq.

ARTICLE XI
INDEMNIFICATION

11.1  Indemnification of Parent. From and after the Closing, the Escrow Participants shall, severally and not jointly, indemnify and hold harmless Parent, its officers, directors and Affiliates and their respective successors and permitted assigns (each, an “Indemnified Party”) from and against and in respect of any and all out-of-pocket loss, cost, payment, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses”) incurred or sustained by Parent as a result of (a) any breach or inaccuracy of any of the representations or warranties set forth in Article V (as modified by the Schedules) or in the Company Certificate, in each case, for the avoidance of doubt, as of the date of this Agreement or the Closing Date or such other date as expressly set forth in such representation or warranty; or (b) any breach or nonfulfillment of any covenants of the Company contained in this Agreement to be performed at or prior to the Closing Date. Notwithstanding anything in this Agreement to the contrary, the maximum liability of the Escrow Participants under this Agreement, including this Article XI or otherwise in connection with the transactions contemplated by this Agreement, shall in no event exceed an amount equal to (i) the Escrow Share Value, multiplied by (ii) the Escrow Shares (the “Indemnifiable Loss Limit”). Parent shall not be entitled to indemnification pursuant to this Section 11.1 unless and until the aggregate amount of Losses incurred by Parent equals at least $1,612,500 (the “Basket”), at which time, subject to the Indemnifiable Loss Limit, Parent shall be entitled to indemnification for any and all Losses above the Basket. The Escrow Participants shall have no liability or obligation to indemnify Parent or any other Indemnified Party under this Agreement with respect to the breach or inaccuracy of any representation or warranty, based on any matter, fact or circumstance Known by Parent on the date of this Agreement.

11.2  Procedure. The following shall apply with respect to all claims by an Indemnified Party for indemnification pursuant to this Article XI:

(a)  An Indemnified Party shall give the Stockholders’ Representative prompt notice (an “Indemnification Notice”) of (i) any event, circumstance, development, state of facts or occurrence of which such Indemnified Party is aware that resulted or may result in any Losses by any Indemnified Party with respect to which such Indemnified Party seeks indemnification pursuant to this Agreement and/or (ii) any third-party action with respect to which such Indemnified Party seeks indemnification pursuant to this Agreement (a “Third-Party Claim”), which shall describe in reasonable detail the Loss that has been or may be suffered by the Indemnified Party. The failure to promptly give the Indemnification Notice shall not impair any of the rights or benefits of such Indemnified Party under this ARTICLE XI, except to the extent such failure materially prejudices the ability of the Stockholders’ Representative, on behalf of the Escrow Participants (the “Indemnifying Parties”), to defend such claim or increases the amount of such liability.

(b)  In the case of any Third-Party Claims as to which indemnification is sought by any Indemnified Party, such Indemnified Party shall be entitled, at the sole expense and liability of the Escrow Participants, to exercise full control of the defense, compromise or settlement of any Third-Party Claim unless the Stockholders’ Representative, within a reasonable time after the giving of an Indemnification Notice by the Indemnified Party (but in any event within twenty (20) Business Days thereafter), shall (x) notify such Indemnified Party in writing of the intention of the Indemnifying Parties to assume the defense thereof and (y) retain legal counsel reasonably satisfactory to the Indemnified Party to conduct the defense of such Third-Party Claim.

(c)  If the Stockholders’ Representative, on behalf of the Indemnifying Parties, assumes the defense of any such Third-Party Claim pursuant to Section 11.2(b), then the Indemnified Party shall cooperate with the Stockholders’ Representative in any manner reasonably requested in connection with the defense, and the Indemnified Party shall have the right to be kept fully informed by the Stockholders’ Representative and its legal counsel with respect to the status of any legal proceedings, to the extent not inconsistent with the preservation of attorney-client or work product privilege. If the Stockholders’ Representative so assumes the defense of any such Third-Party Claim the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of such Indemnified Party unless (i) the Stockholders’ Representative has agreed, on behalf of the Indemnifying Parties, to pay such fees and expenses or (ii) the named parties to any such Third-Party Claim (including any impleaded parties) include an Indemnified Party and an Indemnifying Party and such Indemnified Party shall have been advised by its counsel that there may be a conflict of interest between such Indemnified Party and the Indemnifying Parties in the conduct of the defense thereof, in which event the reasonable documented out-of-pocket fees and expenses of such separate counsel of the Indemnified Party shall be borne by the Indemnifying Parties, subject to the limitations set forth in this ARTICLE XI.

(d)  If the Stockholders’ Representative elects to assume the defense of any Third-Party Claim pursuant to Section 11.2(b), the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Stockholders’ Representative withdraws from or fails to adequately prosecute the defense of such asserted liability or Third-Party Claim, or unless a judgment is entered against the Indemnified Party for such liability by an Authority of competent jurisdiction. If the Stockholders’ Representative does not elect to defend, or if, after commencing or undertaking any such defense, the Stockholders’ Representative withdraws from or fails to adequately prosecute such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Indemnifying Parties’ expense, subject to the limitations set forth in this ARTICLE XI. Notwithstanding anything to the contrary, the Stockholders’ Representative shall not be entitled to control, but may participate in, and the Indemnified Parties (at the expense of the Indemnifying Parties) shall be entitled to have sole control over, the defense or settlement of (x) that part of any Third-Party Claim (i) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against such Indemnified Parties, or (ii) to the extent such Third-Party Claim involves criminal allegations against such Indemnified Parties or (y) the entire Third-Party Claim if such Third-Party Claim would impose liability on the part of such Indemnified Party in an amount which is greater than the amount as to which such Indemnified Party is entitled to indemnification under this Agreement. In the event the Indemnified Parties retain control of the Third-Party Claim, the Indemnified Parties will not settle the subject claim without the prior written consent of the Stockholders’ Representative, which consent will not be unreasonably withheld or delayed.

(e)  If the Indemnified Party undertakes the defense of any such Third-Party Claim pursuant to Section 11.1 and this Section 11.2 and proposes to settle the same prior to a final judgment thereon or to forgo appeal with respect thereto, then the Indemnified Party shall give the Stockholders’ Representative prompt written notice thereof and the Stockholders’ Representative (on behalf of the Indemnifying Parties) shall have the right to participate in the settlement, assume or reassume the defense thereof or prosecute such appeal, in each case at the Indemnifying Parties’ expense. The Stockholders’ Representative shall not, without the prior written consent of such Indemnified Party settle or compromise or consent to entry of any judgment with respect to any such Third-Party Claim (i) in which any relief other than the payment of money damages is or may be sought against such Indemnified Party, (ii) in which such Third-Party Claim could be reasonably expected to impose or create a monetary liability on the part of the Indemnified Party (such as an increase in the Indemnified Party’s income Tax liability), other than the monetary claim of the third party in such Third-Party Claim being paid pursuant to such settlement or judgment, or (iii) which does not include as an unconditional term thereof the giving by the claimant, person conducting such investigation or initiating such hearing, plaintiff or petitioner to such Indemnified Party of a release from all liability with respect to such Third-Party Claim and all other actions (known or unknown) arising or which might arise out of the same facts.

(f)  Following the Closing, the disinterested members of the Board of Directors of Parent shall have the authority to institute and prosecute any claims for indemnification hereunder in good faith on behalf of Parent or any other Indemnified Party to enforce the terms of this Agreement.

11.3  Escrow of Escrow Shares by Escrow Participants. The Company and the Company Securityholders hereby authorize Parent to deliver the Escrow Shares to the Escrow Agent to be held in escrow (such Escrow Shares, together with any dividends or other distributions of any kind made in respect thereof and any earnings thereon, the “Escrow Fund”) pursuant to the Escrow Agreement. For purposes of this ARTICLE XI, the Escrow Shares are valued at the greater of: (a) $10.00 per share and (b) the VWAP (the “Escrow Share Value”).

(a)  Any dividends or other distributions of any kind made in respect of the Escrow Shares will be delivered promptly to the Escrow Agent to be held in escrow pursuant to the terms of the Escrow Agreement. Each Escrow Participant shall be entitled to vote such Escrow Participant’s Pro Rata Portion of the Escrow Shares on any matters to come before the stockholders of Parent. It is intended that for U.S. federal (and applicable state, local and foreign) income tax purposes that while the Escrow Shares are held by the Escrow Agent, the Escrow Participants shall be treated as owners of the Escrow Shares, and to the extent required by applicable Law, the Escrow Agent shall report in a manner consistent with such treatment.

(b)  At the times provided for in Section 11.3(d), the Escrow Shares shall be distributed to each Escrow Participant in accordance with such Escrow Participant’s Pro Rata Portion. Parent will take such action as may be necessary to cause such securities to be issued in the names of the appropriate Persons. Certificates representing Escrow Shares so issued that are subject to resale restrictions under applicable securities laws will bear a legend to that effect. No fractional shares shall be released and delivered from the Escrow Fund and all fractional shares shall be rounded to the nearest whole share.

(c)  No Escrow Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by the Escrow Participants or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of the Escrow Participants, prior to the delivery to such Escrow Participants of the Escrow Fund by the Escrow Agent as provided herein.

(d)  As soon as practicable, but in no event later than five (5) Business Days, following expiration of the Survival Period (the “Release Date”), the Escrow Shares, less the number of Escrow Shares (at an assumed value equal to the Escrow Share Value per Escrow Share) reasonably necessary to serve as security for Losses set forth in any Indemnification Notice delivered by Parent prior to the expiration of the Survival Period with respect to any claims for indemnification that remain pending and unresolved as of the Release Date, will be released from escrow to the Escrow Participants (in accordance with each Escrow Participant’s Pro Rata Portion). The Stockholders’ Representative and Parent shall jointly issue to the Escrow Agent a certificate executed by each of them instructing the Escrow Agent to release such number of Escrow Shares (in accordance with each Escrow Participant’s Pro Rata Portion) determined in accordance with this Section 11.3(d). Promptly, but in no event later than five (5) Business Days, following the resolution, in accordance with the provisions of this ARTICLE XI, of any claim(s) for indemnification that remain unresolved as of the Release Date, the Stockholders’ Representative and Parent shall jointly issue to the Escrow Agent a certificate executed by each of them instructing the Escrow Agent to release to each Escrow Participant (in accordance with such Escrow Participant’s Pro Rata Portion) the number of Escrow Shares retained in escrow as a result of such claim(s) following the resolution of such claim(s) and not released to Parent. Any Escrow Shares received by Parent as an indemnification payment shall be promptly cancelled by Parent after its receipt thereof.

11.4  Payment of Indemnification. In the event that Parent is entitled to indemnification for any Losses pursuant to this Agreement or otherwise in connection with the transactions contemplated by this Agreement, Parent’s sole and exclusive remedy for such Losses shall be the recovery of a number of Parent Class A Shares from the then-remaining Escrow Shares having a value equal to the Losses that have been finally determined to be owing to Parent in accordance with this ARTICLE XI (at an assumed value equal to the Escrow Share Value per Escrow Share), in each case, subject to the limitations set forth in this ARTICLE XI. Any payments to Parent from the Escrow Shares (a) is intended to comply with, and shall be effected in accordance with, Rev. Proc. 84-42, 1984-1 C.B. 521 and (b) shall be treated as a reduction in the number of Parent Class A Shares issued to the Escrow Participants for U.S. federal (and applicable state, local, and foreign) income Tax purposes except to the extent otherwise required pursuant to a “determination” (as defined in Section 1313(a) of the Code or any similar provision of state, local or foreign Law) or with respect to any amounts treated as imputed interest under Section 483 of the Code.

11.5  Insurance. In calculating amounts of Losses payable to an Indemnified Party hereunder, the amount of any indemnified Losses shall be determined net of amounts actually recovered by the applicable Indemnified Party under any insurance policy or other third party reimbursement actually received.

11.6  Survival of Indemnification Rights. The representations and warranties of the Company shall survive until twelve (12) months (the “Survival Period”) following the Closing. The covenants of the Company contained in this Agreement to be performed prior to Closing shall expire and be of no further force or effect as of the Closing; provided that, if any claim for breach or nonfulfillment may be asserted at any time prior to the expiration of the Survival Period as set forth in this Section 11.6. The indemnification to which any Indemnified Party is entitled from the Indemnifying Parties pursuant to Section 11.1 for Losses shall be effective so long as it is asserted prior to the expiration of the Survival Period (for the avoidance of doubt, any claim set forth in an Indemnification Notice shall be deemed asserted upon delivery of such Indemnification Notice); provided that in the event that any Indemnification Notice shall have been given in accordance with the provisions of this Agreement prior to the expiration of the Survival Period and such claim has not been finally resolved by the expiration of the Survival Period, the representations, warranties, covenants, agreements or obligations that are the subject of such Indemnifications Notice shall survive solely for purposes of resolving such claim until such matters are finally resolved. The parties acknowledge that the time periods set forth in this Section 11.6 for the assertion of claims under this Agreement are the result of arms’-length negotiation among the parties and that they intend for the time periods to be enforced as agreed by the parties without regard to the applicable statute of limitations with respect to such matters and that the twenty (20) year statute of limitations contemplated by Title 10 of Section 8106(c) of the Delaware Code shall not apply to this Agreement.

11.7  Sole and Exclusive Remedy. The remedies provided in this ARTICLE XI and the rights to enforce the Additional Agreements in accordance with their terms shall be deemed the sole and exclusive remedies of the Indemnified Parties, from and after the Closing Date, with respect to any and all claims arising out of or related to this Agreement or in connection with the transactions contemplated hereby, except nothing in this Agreement (a) will limit the parties’ rights to seek injunctive relief or other equitable remedies, (b) shall prevent Parent from bringing an action for fraud (with scienter) against the Person who committed such Fraud (with scienter) or (c) limit the right of any Person to pursue remedies under any Additional Agreement against the parties thereto.

ARTICLE XII
DISPUTE RESOLUTION

12.1  Arbitration.

(a)  The parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator (the “Arbitrator”). Binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

(b)  If the parties cannot agree upon the Arbitrator, the Arbitrator shall be selected by the New York, New York chapter head of the American Arbitration Association upon the written request of any party. The Arbitrator shall be selected within thirty (30) days of the written request of any party.

(c)  The laws of the State of Delaware shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement shall be governed by the laws of the State of Delaware applicable to a contract negotiated, signed and to be performed wholly in the State of Delaware, which laws the Arbitrator shall apply in rendering his decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after he shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

(d)  The arbitration shall be held in New York, New York in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

(e)  On application to the Arbitrator, any party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 12.1(c).

(f)  The Arbitrator may, at his discretion and at the expense of the party who will bear the cost of the arbitration, employ experts to assist him in his determinations.

(g)  The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award or to obtain relief as provided in Section 12.1(h), as applicable (including actual attorneys’ fees and costs), shall be borne by the unsuccessful party (if the Stockholders’ Representative, then solely on behalf of the Company Securityholders) and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. The determination of the Arbitrator shall be final and binding upon the parties and not subject to appeal.

(h)  Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) in Delaware, to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the arbitration. The parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the parties hereto) shall have been absent from such arbitration for any reason, including that such party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

(i)  The parties (in the case of the Stockholders’ Representative, solely on behalf of the Company Securityholders) shall indemnify the Arbitrator and any experts employed by the Arbitrator and hold them harmless from and against any claim or demand arising out of any arbitration under this Agreement or any agreement contemplated hereby, unless resulting from the gross negligence or willful misconduct of the person indemnified.

(j)  Notwithstanding anything herein to the contrary, the parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. The parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) in Delaware to render such relief and to enforce specifically the terms and provisions of this Agreement.

12.2  Waiver of Jury Trial; Exemplary Damages.

(a)  THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT.

(b)  Each of the parties to this Agreement acknowledges that it has been represented in connection with the signing of the foregoing waiver by independent legal counsel selected by it and that such party has discussed the legal consequences and import of such waiver with legal counsel. Each of the parties to this Agreement further acknowledges that it has read and understands the meaning of such waiver and grants such waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

ARTICLE XIII
TERMINATION

13.1  Termination Without Default.

(a)  In the event that (i) the Closing of the transactions contemplated hereunder has not occurred by April 15, 2021 (the “Outside Closing Date”) (provided that, if the SEC has not declared the Proxy Statement/Form S-4 effective on or prior to January 15, 2021, the Outside Closing Date shall be automatically extended to May 15, 2021); and (ii) the party (i.e., Parent or the Merger Sub, on one hand, or the Company, on the other hand) seeking to terminate this Agreement is not in material breach of this Agreement, then Parent or the Company, as applicable, shall have the right, at its sole option, to terminate this Agreement without liability to the other party. Such right may be exercised by Parent or the Company, as the case may be, giving written notice to the other at any time after the Outside Closing Date.

(b)  In the event (i) an Authority shall have issued an Order, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which Order is final and non-appealable or (ii) any applicable Law is in effect making the consummation of the Merger illegal, Parent or the Company shall have the right, at its sole option, to terminate this Agreement without liability to the other party.

13.2  Termination Upon Default.

(a)  Parent may terminate this Agreement by giving notice to the Company at any time prior to the Closing, without prejudice to any rights or obligations Parent or Merger Sub may have, if: (i) (x) the Company shall have breached any representation, warranty, agreement or covenant contained herein which has rendered or would render the satisfaction of any of the conditions set forth in Section 10.2 impossible and (y) such breach cannot be cured or is not be cured by the earlier of the Outside Closing Date and thirty (30) days following receipt by the Company of a written notice from Parent describing in reasonable detail the nature of such breach; or (ii) evidence that the Company Stockholder Written Consent was obtained is not delivered to Parent by the Company Stockholder Written Consent Deadline (provided that Parent shall not be permitted to terminate this Agreement under this Section 13.2(a)(ii) at any time (A) prior to the Company Stockholder Written Consent Deadline or (B) after such evidence has been delivered to Parent).

(b)  The Company may terminate this Agreement by giving notice to Parent at any time prior to the Closing, without prejudice to any rights or obligations the Company may have, if: (i) Parent shall have breached any of its covenants, agreements, representations, and warranties contained herein, which has rendered or would render the satisfaction of any of the conditions set forth in Section 10.3 impossible; and (ii) such breach cannot be cured or is not be cured by the earlier of the Outside Closing Date and thirty (30) days following receipt by Parent of a written notice from the Company describing in reasonable detail the nature of such breach.

13.3  Effect of Termination. If this Agreement is terminated pursuant to this ARTICLE XIII, this Agreement shall become void and be of no further force or effect, without any liability on the part of any party (or any shareholder, director, officer, employee, Affiliate, agent, consultant or representative of such party) to the other party hereto or any other Person; provided that, no such termination shall relieve any party from liability incurred as a result of the willful breach by such party of this Agreement or such party’s fraud, in which case such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such breach or fraud. The provisions of Section 9.2, ARTICLE XII, this Section 13.3 and ARTICLE XIV shall survive any termination hereof pursuant to this ARTICLE XIII.

ARTICLE XIV
MISCELLANEOUS

14.1  Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand, electronic mail or recognized courier service, by 5:00 PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by fax, on the date that transmission is confirmed electronically, if by 5:00 PM on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; (c) if by email, on the date of transmission; or (d) five (5) days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to the Company (or, following the Closing, the Surviving Corporation or Parent), to:

Gemini Therapeutics, Inc.
300 One Kendall Square, 3rd Floor
Cambridge, MA 02139
Attn:     Jason Meyenburg
e-mail:

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attention: Mitchell S. Bloom
Jocelyn M. Arel
Laurie A. Burlingame
Daniel J. Espinoza
E-mail:   mbloom@goodwinlaw.com
jarel@goodwinlaw.com
lburlingame@goodwinlaw.com
despinoza@goodwinlaw.com

if to the Stockholders’ Representative, or to the Company Securityholders after Closing, to:

Shareholder Representative Services LLC

950 17th Street, Suite 1400

Denver, CO 80202

Attention: Managing Director

Email:

Facsimile: (303) 623-0294
Telephone: (303) 648-4085

if to Parent or Merger Sub:

FS Development Corp.
600 Montgomery Street, Suite 4500
San Francisco, California 94111
Attn: Dennis Ryan
e-mail: docs-Investments@foresitecapital.com

with a copy (which shall not constitute notice) to:

White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Attention: Joel L. Rubinstein, Esq.
e-mail: joel.rubinstein@whitecase.com

14.2  Amendments; No Waivers; Remedies.

(a) This Agreement cannot be amended, except by a writing signed by each party, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c) Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(d) Notwithstanding anything to the contrary contained herein, no shall any party seek, nor shall any party be liable for, punitive or exemplary damages under any tort, contract, equity or other legal theory with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

14.3  Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

14.4  Publicity. Except as required by law or applicable stock exchange rules and except with respect to the Additional Parent SEC Documents, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto. If a party is required to make such a disclosure as required by law or applicable stock exchange rules, the party making such determination will, if practicable in the circumstances, use reasonable commercial efforts to allow the other party reasonable time to comment on such disclosure in advance of its issuance. Notwithstanding the foregoing, following Closing and the public announcement (if any) of the Merger, the Stockholders’ Representative shall be permitted to publicly announce that it has been engaged to serve as the Stockholders’ Representative in connection herewith as long as such announcement does not disclose any of the other terms hereof.

14.5  Expenses. The anticipated costs and expenses of the Company in connection with any merger, consolidation or business combination, including this Agreement and the transactions contemplated hereby as of the Closing Date as set forth on Schedule 14.5 shall be paid by Parent after the Closing. If the Closing does not take place, each party (in the case of the Stockholders’ Representative, solely on behalf of the Company Securityholders) shall be responsible for its own expenses.

14.6  No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law or otherwise, without the written consent of the other party. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

14.7  Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

14.8  Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted (including scanned .pdf image) signature pages that together (but need not individually) bear the signatures of all other parties.

14.9  Entire Agreement. This Agreement, together with the Additional Agreements, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Additional Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or in any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof.

14.10  Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

14.11  Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

14.12  Third Party Beneficiaries. Except as provided in Section 9.3, ARTICLE XI and Section 14.15, neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

14.13  Waiver. Reference is made to the final prospectus of Parent, dated August 13, 2020 (the “Prospectus”). The Company has read the Prospectus and understands that Parent has established the Trust Account for the benefit of the public shareholders of Parent and the underwriters of the IPO pursuant to the Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, Parent may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement. For and in consideration of Parent agreeing to enter into this Agreement, each of the Company and the Stockholders’ Representative, for itself and on behalf of the Company Securityholders, hereby agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account as a result of, or arising out of, any negotiations, contracts or agreements with Parent and hereby agrees that it will not seek recourse against the Trust Account for any reason.

14.14  Stockholders’ Representative. By virtue of the adoption of this Agreement and the transactions contemplated hereby, the approval of the principal terms of the Merger and the consummation of the Merger or participating in the Merger and receiving the benefits thereof, including the right to receive the consideration payable in connection with the Merger, each Company Securityholder shall be deemed to have appointed the designation of, and hereby designates, Shareholder Representative Services LLC as the Stockholders’ Representative for all purposes in connection with this Agreement and any agreement ancillary hereto, including (a) to give and receive notices and communications to Parent for any purpose under this Agreement and the Additional Agreements; (b) to agree to, negotiate, enter into settlements and compromises of and demand arbitration and comply with orders of courts and awards of arbitrators with respect to any indemnification claims (including Third-Party Claims) under Section 11.1 or, following the Closing, other disputes arising under or related to this Agreement; (c) to enter into and deliver the Escrow Agreement on behalf of each of the Company Securityholders; (d) to authorize or object to delivery to Parent of the Escrow Fund, or any portion thereof, in satisfaction of indemnification claims by Parent in accordance with the provisions of the Escrow Agreement; (e) to act on behalf of Company Securityholders in accordance with the provisions of the Agreement, the securities described herein and any other document or instrument executed in connection with the Agreement and the Merger; and (f) to take all actions necessary or appropriate in the judgment of the Stockholders’ Representative for the accomplishment of the foregoing. The Stockholders’ Representative may resign at any time. Such agency may be changed by the Company Securityholders from time to time upon no less than twenty (20) days’ prior written notice to Parent; provided, however, that the Stockholders’ Representative may not be removed unless holders of a majority of the Company Securities (on an as converted or exercised basis) outstanding immediately prior to the Effective Time agree to such removal. Any vacancy in the position of Stockholders’ Representative may be filled by approval of the holders of a majority of the Company Securities (on an as converted or exercised basis) outstanding immediately prior to the Effective Time. No bond shall be required of the Stockholders’ Representative. The Stockholders’ Representative will incur no liability of any kind with respect to any action or omission by the Stockholders’ Representative in connection with the Stockholders’ Representative’s services pursuant to this Agreement and any agreement ancillary hereto, except in the event of liability directly resulting from the Stockholders’ Representative’s gross negligence or willful misconduct. The Stockholders’ Representative shall not be liable for any action or omission pursuant to the advice of counsel. The Company Securityholders will indemnify, defend and hold harmless the Stockholders’ Representative from and against any and all losses, liabilities, damages, claims, penalties, fines, forfeitures, actions, fees, costs and expenses (including the fees and expenses of counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively, “Representative Losses”) arising out of or in connection with the Stockholders’ Representative’s execution and performance of this Agreement and any agreement ancillary hereto, in each case as such Representative Loss is suffered or incurred; provided, that in the event that any such Representative Loss is finally adjudicated to have been directly caused by the gross negligence or willful misconduct of the Stockholders’ Representative, the Stockholders’ Representative will reimburse the Company Securityholders the amount of such indemnified Representative Loss to the extent attributable to such gross negligence or willful misconduct. If not paid directly to the Stockholders’ Representative by the Company Securityholders, any such Representative Losses may be recovered by the Stockholders’ Representative from (i) the funds in the Expense Fund, and (ii) the amounts in the Escrow Fund at such time as remaining amounts would otherwise be distributable to the Company Securityholders; provided that, while this provision allows the Stockholders’ Representative to be paid from the aforementioned sources of funds, this does not relieve the Company Securityholders from their obligation to promptly pay such Representative Losses as they are suffered or incurred, nor does it prevent the Stockholders’ Representative from seeking any remedies available to it at law or otherwise. In no event will the Stockholders’ Representative be required to advance its own funds on behalf of the Company Securityholders or otherwise. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations on liability or indemnification obligations of, or provisions limiting the recourse against non-parties otherwise applicable to, the Company Securityholders set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provided to the Stockholders’ Representative under this Section 14.14. The foregoing indemnities will survive the Closing, the resignation or removal of the Stockholders’ Representative or the termination of this Agreement. Upon the Closing, the Company will wire $150,000 (the “Expense Fund”) to the Stockholders’ Representative, which will be used for the purposes of paying directly, or reimbursing the Stockholders’ Representative for, any third party expenses pursuant to this Agreement and the agreements ancillary hereto. The Company Securityholders will not receive any interest or earnings on the Expense Fund and irrevocably transfer and assign to the Stockholders’ Representative any ownership right that they may otherwise have had in any such interest or earnings. The Stockholders’ Representative will not be liable for any loss of principal of the Expense Fund other than as a result of its gross negligence or willful misconduct. The Stockholders’ Representative will hold these funds separate from its corporate funds, will not use these funds for its operating expenses or any other corporate purposes and will not voluntarily make these funds available to its creditors in the event of bankruptcy. As soon as practicable following the completion of the Stockholders’ Representative’s responsibilities, the Stockholders’ Representative will deliver any remaining balance of the Expense Fund to the Company. For Tax purposes, the Expense Fund will be treated as having been received and voluntarily set aside by the Company at the time of Closing.

14.15  Non-Recourse. This Agreement may be enforced only against, and any dispute, claim or controversy based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought only against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth in this Agreement with respect to such party. No past, present or future director, officer, employee, incorporator, member, partner, shareholder, agent, attorney, advisor, lender or representative or Affiliate of any named party to this Agreement (which Persons are intended third party beneficiaries of this Section 14.15) shall have any liability (whether in contract or tort, at law or in equity or otherwise, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of such named party or for any dispute, claim or controversy based on, arising out of, or related to this Agreement or the transactions contemplated hereby, provided, that this Section 14.15 shall not apply to Section 14.14, which shall be enforceable by the Stockholders’ Representative in its entirety against the Company Securityholders.

14.16  No Other Representations; No Reliance. NONE OF THE COMPANY, ANY COMPANY SECURITYHOLDER NOR ANY OF THEIR RESPECTIVE REPRESENTATIVES HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO THE COMPANY OR THE BUSINESS OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE V, IN EACH CASE, AS MODIFIED BY THE SCHEDULES TO THIS AGREEMENT. Without limiting the generality of the foregoing, neither the Company, any Company Securityholder nor any of their respective representatives has made, and shall not be deemed to have made, any representations or warranties in the materials relating to the Company made available to Parent and its representatives, including due diligence materials, or in any presentation of the business of the Company by management of the Company or others in connection with the transactions contemplated hereby, and no statement contained in any of such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by Parent or Merger Sub in executing, delivering and performing this Agreement, the Additional Agreements or the transactions contemplated hereby or thereby, in each case except for the representations and warranties set forth in ARTICLE V as modified by the Schedules to this Agreement. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations, including any offering memorandum or similar materials made available by the Company, any Company Securityholder or their respective representatives are not and shall not be deemed to be or to include representations or warranties of the Company or any Company Securityholder, and are not and shall not be deemed to be relied upon by Parent or Merger Sub in executing, delivering and performing this Agreement, the Additional Agreement and the transactions contemplated hereby or thereby, in each case except for the representations and warranties set forth in ARTICLE V, in each case, as modified by the Schedules to this Agreement. Except for the specific representations and warranties expressly made by the Company in ARTICLE V, in each case as modified by the Schedules: (a) Parent acknowledges and agrees that: (i) neither the Company, the Company Securityholders nor any of their respective representatives is making or has made any representation or warranty, express or implied, at law or in equity, in respect of the Company, the business, assets, liabilities, operations, prospects or condition (financial or otherwise) of the Company, the nature or extent of any liabilities of the Company, the effectiveness or the success of any operations of the Company or the accuracy or completeness of any confidential information memoranda, projections, forecasts or estimates of earnings, or other information (financial or otherwise) regarding the Company furnished to Parent, Merger Sub or their respective representatives or made available to Parent and its representatives in any “data rooms,” “virtual data rooms,” management presentations or any other form in expectation of, or in connection with, the transactions contemplated hereby, or in respect of any other matter or thing whatsoever; and (ii) no representative of any Company Securityholder or the Company has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in ARTICLE V and subject to the limited remedies herein provided; (b) Parent specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that the Company Securityholders and the Company have specifically disclaimed and do hereby specifically disclaim any such other representation or warranty made by any Person; and (c) none of the Company, the Company Securityholders nor any other Person shall have any liability to Parent or any other Person with respect to any such other representations or warranties, including projections, forecasts, estimates, plans or budgets of future revenue, expenses or expenditures, future results of operations, future cash flows or the future financial condition of the Company or the future business, operations or affairs of the Company.

[The remainder of this page intentionally left blank; signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Parent:

FS DEVELOPMENT CORP.

By:	/s/ Jim Tananbaum
Name: Jim Tananbaum
Title: Chief Executive Officer

Merger Sub:

FSG MERGER SUB, INC.

By:	/s/ Jim Tananbaum
Name: Jim Tananbaum
Title: Director

Company:

GEMINI THERAPEUTICS, INC.

By:	/s/ Jason Meyenburg
Name: Jason Meyenburg
Title: Chief Executive Officer

Stockholders’ Representative:

Shareholder Representative Services LLC, solely in its capacity as the Stockholders’ Representative

By:	/s/ Sam Riffe
Name: Sam Riffe
Title: Managing Director

[Signature page to Agreement and Plan of Merger]

Exhibit A

COMPANY SUPPORT AGREEMENT

This COMPANY SUPPORT AGREEMENT (this “Agreement”) is entered into as of October 15, 2020, by and among FS Development Corp., a Delaware corporation (“Parent”), and the persons set forth on Schedule I attached hereto (each, a “Stockholder” and collectively, the “Stockholders”). Each of Parent and each Stockholder are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently herewith, Parent, FSG Merger Sub, Inc., a Delaware corporation (“Merger Sub”), FS Development Holdings, LLC, a Delaware limited liability company, Shareholder Representative Services LLC, as the Stockholders’ Representative, and Gemini Therapeutics, Inc., a Delaware corporation (the “Company”), are entering into that certain Agreement and Plan of Merger (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”) pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company as the surviving company in the merger and, after giving effect to such merger, becoming a wholly-owned Subsidiary of Parent, and each share of Company Capital Stock (including the Subject Company Shares (as defined below)) will be converted into the right to receive Parent Class A Shares, in each case, on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, each Stockholder is the record and beneficial owner of the number and type of Company Securities set forth on Schedule I hereto (together with any other Company Securities or other eqiuty interest (including anything convertible into such equity interests) of the Company that each Stockholder acquires record or beneficial ownership after the date hereof, collectively, the “Subject Company Shares”);

WHEREAS, in consideration for the benefits to be received by each Stockholder under the terms of the Merger Agreement and as a material inducement to Parent and the other Parent Parties agreeing to enter into and consummate the transactions contemplated by the Merger Agreement, each Stockholder agrees to enter into this Agreement and to be bound by the agreements, covenants and obligations contained in this Agreement; and

WHEREAS, the Parties acknowledge and agree that Parent and the other Parent Parties would not have entered into and agreed to consummate the transactions contemplated by the Merger Agreement without each Stockholder entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

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AGREEMENT

1.  Company Stockholder Consent and Related Matters.

(a)  (1) As promptly as reasonably practicable (and in any event within two (2) Business Days) following the Effective Date, each Stockholder shall duly execute and deliver to the Company and Parent the Company Stockholder Written Consent under which it shall irrevocably and unconditionally consent to the matters, actions and proposals contemplated by Section 8.3(a) (Company Stockholder Approval) of the Merger Agreement. Without limiting the generality of the first sentence of this Section 1(a), prior to the Closing, each Stockholder shall vote (or cause to be voted) the Subject Company Shares against and withhold consent with respect to any Alternative Proposal. (2) In addition to the foregoing, each Stockholder hereby unconditionally and irrevocably agrees that, at any meeting of the holders of Company Capital Stock (or any adjournment or postponement thereof), such Stockholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Subject Company Shares to be counted as present thereat for purposes of establishing a quorum, and such Stockholder shall vote or provide consent (or cause to be voted or consented), in person or by proxy, all of its Subject Company Shares:

(i)  to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger;

(ii)  in any other circumstances upon which a consent or other approval is required under the organizational documents of the Company or otherwise sought with respect to the Merger Agreement or the transactions contemplated thereby, to vote, consent or approve (or cause to be voted, consented or approved) all of such Stockholder’s Subject Company Shares held at such time in favor thereof;

(iii)  against any Alternative Transaction, or any other merger agreement, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company (other than the Merger Agreement and the transactions contemplated thereby); and

(iv)  against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement or the Merger, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Merger Agreement or (C) result in any of the conditions set forth in Article X of the Merger Agreement not being fulfilled.

(b)  Without limiting any other rights or remedies of Parent, each Stockholder hereby irrevocably appoints Parent or any individual designated by Parent as the Stockholder’s agent, attorney-in-fact and proxy (with full power of substitution and resubstituting), for and in the name, place and stead of the Stockholder, to attend on behalf of the Stockholder any meeting of the holders of Company Capital Stock with respect to the matters described in Section 1(a), to include the Subject Company Shares in any computation for purposes of establishing a quorum at any such meeting of the holders of Company Capital Stock, to vote (or cause to be voted) the Subject Company Shares or consent (or withhold consent) with respect to any of the matters described in Section 1(a) in connection with any meeting of the holders of Company Capital Stock or any action by written consent by the holders of Company Capital Stock (including the Company Stockholder Written Consent), in each case, in the event that the Stockholder fails to timely perform or otherwise comply with the covenants, agreements or obligations set forth in Section 1(a).

(c)  The proxy granted by each Stockholder pursuant to Section 1(b) is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration for Parent entering into the Merger Agreement and agreeing to consummate the transactions contemplated thereby. The proxy granted by each Stockholder pursuant to Section 1(b) is also a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by each Stockholder and shall revoke any and all prior proxies granted by each Stockholder with respect to the Subject Company Shares. The vote or consent of the proxyholder in accordance with Section 1(b) and with respect to the matters in Section 1(a) shall control in the event of any conflict between such vote or consent by the proxyholder of the Subject Company Shares and a vote or consent by each Stockholder of the Subject Company Shares (or any other Person with the power to vote the Subject Company Shares) with respect to the matters in Section 1(a). The proxyholder may not exercise the proxy granted pursuant to Section 1(b) on any matter except those provided in Section 1(a). For the avoidance of doubt, each Stockholder may vote the Subject Company Shares on all other matters, subject to, for the avoidance of doubt, the other applicable covenants, agreements and obligations set forth in this Agreement.

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(d)  Each Stockholder hereby (i) irrevocably and unconditionally waives any rights of appraisal, dissenter’s rights and any similar rights relating to the Merger Agreement and the consummation by the parties of the transactions contemplated thereby, including the Merger, that such Stockholder may have under applicable law (including Section 262 of the Delaware General Corporation Law or otherwise), (ii) consents to, on behalf of itself, and each other holder of Company Preferred Stock and irrevocably and unconditionally waives any and all rights such Stockholder may have with respect to, (x) the conversion of all outstanding shares of Company Preferred Stock into shares of Company Common Stock, with such conversion to be in accordance with the terms of the Company Certificate of Incorporation and effective as of immediately prior to the Effective Time of the Merger and (y) prior to the Closing, the conversion of each Convertible Note into Company Series B Preferred Stock, in accordance with the terms of each Convertible Note, in each case, as set forth on the Capitalization Table.

(e)  Each Stockholder hereby irrevocably waives, on behalf of themselves and each other holder of Company Preferred Stock, its right to certain payments upon liquidation of the Company pursuant to Article IV, Section 2 of the Company Certificate of Incorporation,

2.  Other Covenants and Agreements.

(a)  Each Stockholder hereby agrees that, notwithstanding anything to the contrary in any such agreement, (i) each of the agreements set forth on Schedule II hereto shall be automatically terminated and of no further force and effect (including any provisions of any such agreement that, by its terms, survive such termination) effective as of, and subject to and conditioned upon the occurrence of, the Closing and (ii) upon such termination neither the Company nor any of its Affiliates (including from and after the Effective Time, Parent and its Affiliates) shall have any further obligations or liabilities under each such agreement; provided, however, that the indemnification provisions that are contemplated to survive the agreement marked with an asterisk (*) on Schedule II shall survive such termination in accordance with their terms. Without limiting the generality of the foregoing, each Stockholder hereby agrees to promptly execute and deliver all additional agreements, documents and instruments and take, or cause to be taken, all actions necessary or reasonably advisable in order to achieve the purpose of the preceding sentence.

(b)  Each Stockholder acknowledges and agrees that Parent and the other Parent Parties are entering into the Merger Agreement in reliance upon the Stockholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for the Stockholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement, Parent and the other Parent Parties would not have entered into or agreed to consummate the transactions contemplated by the Merger Agreement.

(c)  On the Closing Date, each Stockholder shall deliver to Parent a duly executed copy of that (i) certain Registration Rights Agreement, by and among Parent, the Company and the Specified Company Securityholders party thereto, in substantially the form attached as Exhibit F to the Merger Agreement and (ii) certain Voting Agreement, by and among Parent, the Company and the Specified Company Securityholders party thereto, in substantially the form attached as Exhibit D to the Merger Agreement.

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3. Stockholder Representations and Warranties. Each Stockholder represents and warrants to Parent as follows:

(a)  If Stockholder is not an individual, the Stockholder is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).

(b)  If Stockholder is not an individual, the Stockholder has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement, to perform its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations hereunder that relate to the provisions of the Merger Agreement), and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of such Stockholder. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid, legal and binding agreement of each Stockholder (assuming that this Agreement is duly authorized, executed and delivered by Parent), enforceable against each such Stockholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c)  No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required on the part of any Stockholder with respect to such Stockholder’s execution, delivery or performance of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Merger Agreement) or the consummation of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of such Stockholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

(d)  None of the execution or delivery of this Agreement by each Stockholder, the performance by such Stockholder of any of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Merger Agreement) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of such Stockholder’s organizational documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which such Stockholder is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which such Stockholder or any of its properties or assets are bound or (iv) result in the creation of any Lien upon the Subject Company Shares, except, in the case of any of clauses (ii) and (iii) directly above, as would not adversely affect the ability of such Stockholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

(e)  Each Stockholder is the record and beneficial owner of the Subject Company Shares and has valid, good and marketable title to the Subject Company Shares, free and clear of all Liens (other than transfer restrictions under applicable Securities Law). Except for the shares of Company Capital Stock set forth on Schedule I hereto, together with any other shares of Company Capital Stock or other equity interest (including anything convertible into such equity interests) of the Company that the Stockholder acquires record or beneficial ownership after the date hereof, such Stockholder has the sole right to vote (and provide consent in respect of, as applicable) the Subject Company Shares and, except for this Agreement, the Merger Agreement and that certain Second Amended and Restated Voting Agreement, dated September 26, 2019, such Stockholder is not party to or bound by (i) any option, warrant, purchase right, or other Contract that would (either alone or in connection with one or more events, developments (including the satisfaction or waiver of any conditions precedent)) require such Stockholder to Transfer (as defined below) any of the Subject Company Shares or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of the Subject Company Shares.

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(f)  There is no Proceeding pending or, to the Stockholder’s knowledge, threatened against such Stockholder that questions the beneficial or record ownership of such Stockholder’s Subject Company Shares, the validity of this Agreement or the performance by such Stockholder of its obligations under this Agreement, or which would reasonably be expected to adversely affect the ability of such Stockholder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

(g)  The Stockholder, on his, her or its own behalf and on behalf of his, her or its Representatives, acknowledges, represents, warrants and agrees that (i) he, she or it has conducted his, her or its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the Parent Parties and (ii) he, she or it has been furnished with or given access to such documents and information about the Parent Parties and their respective businesses and operations as he, she or it and his, her or its Representatives have deemed necessary to enable him, her or it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the other Additional Agreements to which he, she or it is or will be a party and the transactions contemplated hereby and thereby.

(h)  In entering into this Agreement and the other Additional Agreements to which he, she or it is or will be a party, the Stockholder has relied solely on his, her or its own investigation and analysis and the representations and warranties expressly set forth in the Additional Agreements to which he, she or it is or will be a party and no other representations or warranties of any Parent Party (including, for the avoidance of doubt, none of the representations or warranties of any Parent Party set forth in the Merger Agreement or any other Additional Agreements), any Affiliate of Parent or any other Person, either express or implied, and such Stockholder, on his, her or its own behalf and on behalf of his, her or its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in the Additional Agreements to which he, she or it is or will be a party, none of the Parent Parties, any Affiliate of Parent or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Additional Agreements to which he, she or it is or will be a party or the transactions contemplated hereby or thereby.

4.  Transfer of Subject Securities. Except as expressly contemplated by the Merger Agreement or with the prior written consent of Parent (such consent to be given or withheld in its sole discretion), from and after the date hereof, each Stockholder agrees not to (a) Transfer any of the Subject Company Shares, (b) enter into (i) any option, warrant, purchase right, or other Contract that would (either alone or in connection with one or more events or developments (including the satisfaction or waiver of any conditions precedent)) require such Stockholder to Transfer the Subject Company Shares or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of the Subject Company Shares, or (c) take any actions (i) having the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement or (ii) in furtherance of any of the matters described in the foregoing clauses (a) or (b). For purposes of this Agreement, “Transfer” means any, direct or indirect, sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest in or disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise).

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5.  Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Effective Time; (b) the termination of the Merger Agreement in accordance with its terms and (c) upon the mutual written agreement of Parent and each Stockholder. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement.

6.  Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) each Stockholder makes no agreement or understanding herein in any capacity other than in such Stockholder’s capacity as a record holder and beneficial owner of the Subject Company Shares, and not in such Stockholder’s capacity as a director, officer or employee of the Company or any other capacity and (b) nothing herein will be construed to limit or affect any action or inaction by any Stockholder serving as a member of the board of directors of the Company or as an officer, employee or fiduciary of the Company, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of the Company.

7.  Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by facsimile (having obtained electronic delivery confirmation thereof) if applicable, e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

If to Parent, to:

c/o FS Development Corp.

600 Montgomery Street, Suite 4500

San Francisco, California 94111

Attention: Jim Tananbaum

Email: Jim@foresitecapital.com

with a copy (which shall not constitute notice) to:

White & Case LLP
1221 Avenue of the Americas
New York, New York 10020-1095

Attention: Joel L. Rubinstein, Esq.

E-mail: joel.rubinstein@whitecase.com

If to a Stockholder, to the address specified by such Stockholder in writing.

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention:	Mitchell S. Bloom

Jocelyn M. Arel

Daniel J. Espinoza

E-mail:	mbloom@goodwinlaw.com

jarel@goodwinlaw.com

despinoza@goodwinlaw.com

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

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8.  Entire Agreement. This Agreement, the Merger Agreement and documents referred to herein and therein constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

9.  Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by each of Stockholder and Parent. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by any Stockholder without Parent’s prior written consent (to be withheld or given in its sole discretion).

10.  Fees and Expenses. Except as otherwise expressly set forth in the Merger Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses.

11.  Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that either Party does not perform its respective obligations under the provisions of this Agreement in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

12.  No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason of this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

13.  Miscellaneous. Sections 1.2 (Construction), 14.7 (Governing Law), 14.8 (Counterparts; Facsimile Signatures) and 14.10 (Severability) of the Merger Agreement are incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have executed and delivered this Company Support Agreement as of the date first above written.

FS DEVELOPMENT CORP.

By:
Name:
Title:

[Signature Page to Company Support Agreement]

LIGHTSTONE VENTURES, L.P.

By: LSV Associates, L.L.C.,
its general partner

By:
Name:
Title:

LIGHTSTONE VENTURES (A), L.P.

By: LSV Associates, L.L.C.,
its general partner

By:
Name:
Title:

LIGHTSTONE SINGAPORE, L.P.

By: LSV Associates, L.L.C.,
its general partner

By:
Name:
Title:

[Signature Page to Company Support Agreement]

ORBIMED PRIVATE INVESTMENTS VI, L.P.

By: OrbiMed Capital GP VI LLC,
its General Partner

By: OrbiMed Advisors LLC,
its Managing Partner

By:
Name:
Title:

[Signature Page to Company Support Agreement]

ATLAS VENTURE FUND X, L.P.

By: Atlas Venture Associates X, L.P.
its General Partner

By: Atlas Venture Associates X, LLC
its General Partner

By:
Name:
Title:

[Signature Page to Company Support Agreement]

WU CAPITAL INVESTMENT LLC

By: Wu Capital Investment LLC
Its: Director

By:
Name:
Title:

[Signature Page to Company Support Agreement]

SCHEDULE I

Name of Stockholder	Number of Series A Preferred Stock	Number of Series B Preferred Stock	Principal amount under Convertible Note
Lightstone Ventures, L.P.	11,653,137	976,931
Lightstone Ventures (A), L.P.	1,587,559	133,112
Lightstone Singapore L.P.		3,700,139	3,000,000
OrbiMed Private Investments VI, L.P.	13,240,696	7,400,280	4,887,000
Atlas Venture Fund X, L.P.	13,240,696	5,180,196	4,361,000
Wu Capital Investment LLC		7,400,280	1,752,000

SCHEDULE B

1.	Second Amended and Restated Voting Agreement, dated as of September 26, 2019, by and among the Company, each holder of Series A Preferred Stock, each holder of Series B Preferred Stock and the stockholders listed on Schedule B thereto.

2.	Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of September 26, 2019, by and among the Company, the Investors (as defined below) and the persons named on Schedule B thereto.

3.	Amended and Restated Investors’ Rights Agreement, dated as of September 26, 2019, by and among the Company and the Investors.

Exhibit B

SUBSCRIPTION AGREEMENT

FS Development Corp.

600 Montgomery Street, Suite 4500

San Francisco, California 94111

Ladies and Gentlemen:

In connection with the proposed business combination (the “Transaction”) between FS Development Corp., a Delaware corporation (“FSD”), and Gemini Therapeutics, Inc., a Delaware corporation (“Target”), pursuant to a merger agreement to be entered into among FSD, Target, and the other parties thereto (the “Transaction Agreement”), FSD is seeking commitments from interested investors to purchase shares of Class A common stock, par value $0.0001 per share (the “Shares”), of FSD, for a purchase price of $10.00 per share (the “Per Share Purchase Price”). The aggregate purchase price to be paid by the undersigned (the “Investor”) for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount.” On or about the date of this Subscription Agreement, FSD is entering into subscription agreements (the “Other Subscription Agreements” and together with this Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Investors” and together with the Investor, the “Investors”), severally and not jointly, pursuant to which the Investors, severally and not jointly, have agreed to purchase on the closing date of the Transaction, inclusive of the Shares subscribed for by the Investor, an aggregate amount of up to 9,500,000 Shares, at a per share price equal to the Per Share Purchase Price.

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, the Investor and FSD agree as follows:

1.  Subscription. The Investor hereby subscribes for and agrees to purchase from FSD at the Closing (as defined herein) the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein.

2.  Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the date of, and substantially concurrently with and conditioned upon the effectiveness of the Transaction and immediately after the Merger (as defined in the Transaction Agreement). Upon (i) satisfaction or waiver of the conditions set forth in this Section 2 and Section 3 of this Subscription Agreement and (ii) delivery of written notice from (or on behalf of) FSD to the Investor (the “Closing Notice”) that FSD reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on a date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the undersigned (the “Closing Date”), the Investor shall deliver to FSD on the Closing Date the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by FSD in the Closing Notice (which account shall not be an escrow account) against delivery by FSD to the Investor on the Closing Date (A) the number of Shares set forth on the signature page of this Subscription Agreement in book entry form, free and clear of any liens or other restrictions (other than those arising under applicable securities laws), in the name of the Investor (or its nominee in accordance with its delivery instructions) or to a custodian designated by the Investor, as applicable, and (B) evidence from FSD’s transfer agent evidencing the issuance to the Investor of such Shares on and as of the Closing Date. If the closing of the Transaction does not occur within two (2) Business Days after the Closing Date, FSD shall promptly (but not later than two (2) Business Days after the Closing Date) return the funds so delivered by the Investor to FSD by wire transfer in immediately available funds to the account specified by the Investor. For purposes of this Subscription Agreement, “business day” shall mean any day other than (a) any Saturday or Sunday or (b) any other day on which commercial banks in New York, New York and Boston, Massachusetts are open for the general transaction of business.

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3.  Closing Conditions.

(a)  The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i)  no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby;

(ii)  no suspension of the qualification of the Shares for the offering or sale or trading on the Nasdaq Capital Market, or, to FSD’s knowledge, initiation or threatening of any proceedings for any of such purposes, shall have occurred prior to the Closing;

(iii)  all conditions precedent to the closing of the Transaction shall have been satisfied (as determined by the parties to the Transaction Agreement) or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction); and

(iv)  the Shares shall have been approved for listing on the Nasdaq Capital Market.

(b)  The obligation of FSD to consummate the issuance and sale of the Shares pursuant to this Subscription Agreement shall be subject to the condition that all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects), at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations warranties, covenants and agreements of the Investor contained in this Subscription Agreement as of the Closing Date.

(c)  The obligation of the Investor to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the following conditions:

(i)  all representations and warranties of FSD contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by FSD of each of the representations and warranties of FSD contained in this Subscription Agreement as of the Closing Date;

(ii)  FSD shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii)  the terms of the Transaction Agreement shall not have been amended in a manner that would reasonably be expected to materially and adversely affect the economic benefits that the Investor or FSD would reasonably expect to receive under this Subscription Agreement; and

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(iv)  there shall have been no amendment, waiver or modification to the Other Subscription Agreements that materially economically benefits the Other Investors thereunder unless the Investor has been offered substantially the same benefits.

4.  Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5.  FSD Representations and Warranties. FSD represents and warrants to the Investor, as of the date hereof and as of the Closing Date that:

(a)  FSD has been duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)  As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under FSD’s certificate of incorporation (as amended to the Closing Date) or under the laws of the State of Delaware.

(c)  This Subscription Agreement has been duly authorized, executed and delivered by FSD and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement constitutes the valid and binding agreement of FSD and is enforceable against FSD in accordance with its terms, except as may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(d)  The execution and delivery of this Subscription Agreement, the issuance and sale of the Shares and the compliance by FSD with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of FSD or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which FSD or any of its subsidiaries is a party or by which FSD or any of its subsidiaries is bound or to which any of the property or assets of FSD is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of FSD and its subsidiaries, taken as a whole or materially and adversely affect: (A) the ability of FSD to consummate the Transaction; (B) the validity of the Shares; or (C) the legal authority of FSD to comply in all material respects with the terms of this Subscription Agreement (a “Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of FSD; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over FSD or any of their properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of FSD to comply in all material respects with this Subscription Agreement.

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(e)  FSD has made all filings required to be filed by it with the U.S. Securities and Exchange Commission (the “SEC”). As of their respective dates, all reports, the Registration Statement of FSD filed on Form S-1 dated July 24, 2020 (as amended), and the prospectus of FSD dated August 11, 2020 (the “SEC Reports”) required to be filed or actually filed by FSD with the SEC complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of FSD included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial condition of FSD as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system. There are no outstanding or unresolved comments in comment letters received by FSD from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

(f)  FSD has not entered into any side letter or similar agreement with any Other Investor or any other investor in connection with such Other Investor’s or other investor’s direct or indirect investment in FSD other than the Other Subscription Agreement and the Transaction Agreement. No Other Subscription Agreement contains terms (economic or otherwise) more favorable to such Other Investor or investor than as set forth in this Subscription Agreement. The Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement.

(g)  FSD is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by FSD of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) filings required by The Nasdaq Capital Market, or such other applicable stock exchange on which FSD’s Class A common stock is then listed (the “Stock Exchange”), and (iv) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. FSD is in compliance with all applicable laws and rules of The Nasdaq Capital Market.

(h)  The authorized capital stock of FSD consists of 100,000,000 Shares of which 12,516,500 are outstanding, 10,000,000 shares of Class B common stock, par value $0.0001 per share of which 3,018,750 are issued and outstanding, and 1,000,000 shares of preferred stock, par value $0.0001 per share, none of which are issued and outstanding. No other shares of capital stock or other voting securities of FSD are issued, reserved for issuance or outstanding. All issued and outstanding Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware General Corporation Law, FSD’s organizational documents or any contract to which FSD is a party or by which FSD is bound. Except as set forth in FSD’s organizational documents, there are no outstanding contractual obligations of FSD to repurchase, redeem or otherwise acquire any Shares or any capital equity of FSD. There are no securities or instruments issued by or to which FSD is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Shares pursuant to this Subscription Agreement or (ii) the shares to be issued pursuant to any Other Subscription Agreement. There are no outstanding contractual obligations of FSD to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person or entity.

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(i)  The issued and outstanding Shares are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the Stock Exchange. There is no suit, action, proceeding or investigation pending or, to the knowledge of FSD, threatened against FSD by Nasdaq or the SEC to deregister the Shares or prohibit or terminate the listing of the Shares on Nasdaq. FSD has taken no action that is designed to terminate the registration of the Shares under the Exchange Act.

(j)  Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, no registration under the Securities Act is required for the offer and sale of the Shares by FSD to the Investor hereunder. The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(k)  Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of FSD, threatened against FSD or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against FSD.

(l)  FSD has not received any written communication from a governmental authority that alleges that FSD is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have a Material Adverse Effect.

(m)  FSD is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Shares hereunder other than to the Placement Agents (as defined herein).

(n)  FSD acknowledges and agrees that, notwithstanding anything herein to the contrary, the Shares may be pledged by Investor in connection with a bona fide margin agreement, which shall not be deemed to be a transfer, sale or assignment of the Shares hereunder, and the Investor effecting a pledge of Shares shall not be required to provide FSD with any notice thereof or otherwise make any delivery to the Investor pursuant to this Agreement. The Investor hereby agrees to execute and deliver such documentation as a pledgee of the Shares may reasonably request in connection with a pledge of the Shares to such pledgee by the Investor.

6.  Investor Representations and Warranties. The Investor represents and warrants to FSD that:

(a)  The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), an institutional “accredited investor” or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A,(ii) is an “institutional account” (as defined in FINRA Rule 4512(c)), (iii) is not an underwriter (as defined in Section 2(a)(11) of the Securities Act) and is acquiring the Shares only for his, her or its own account and not for the account of others, or if the undersigned is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iv) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Shares.

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(b)  The Investor understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The Investor understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to FSD or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Shares shall contain a restrictive legend to such effect. The Investor acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. The Investor acknowledges and agrees that the Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the date that FSD files a Current Report on Form 8-K following the Closing Date that includes the “Form 10” information required under applicable SEC rules and regulations. The Investor understands that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

(c)  The Investor understands and agrees that the Investor is purchasing the Shares from FSD. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by FSD, Target or their respective officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

(d)  The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

(e)  The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including with respect to FSD, Target or the Transaction. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has carefully reviewed the SEC Reports and any disclosure documents used in the offering of the Shares. The Investor represents and agrees that the Investor and the Investor’s professional advisor(s), if any (i) have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares and (ii) have independently made their own analysis and decision to invest in FSD.

(f)  The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and FSD, Target, or a representative of FSD or Target, and the Shares were offered to the Investor solely by direct contact between the Investor and FSD, Target, or a representative of FSD or Target. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Target, FSD, Jefferies LLC or SVB Leerink LLC (each a “Placement Agent”, and together, the “Placement Agents”) or their respective affiliates or any of their or their respective affiliates’ control persons, officers, directors, employees or representatives), other than the representations and warranties of FSD contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in FSD.

(g)  The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in FSD’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision.

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(h)  Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in FSD.

(i)  In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of the Placement Agents or any of their respective affiliates or any of their or their respective affiliates’ control persons, officers, directors, employees or representatives concerning FSD, Target, the Transaction, the Transaction Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and sale of the Shares.

(j)  The Investor understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

(k)  The Investor has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(l)  The execution, delivery and performance by the undersigned of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the undersigned is a party or by which the undersigned is bound, and, if the undersigned is not an individual, will not violate any provisions of the undersigned’s charter documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and assuming that this Subscription Agreement constitutes the valid and binding obligation of FSD, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the undersigned in accordance with its terms except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(m)  The undersigned is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived.

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(n)  No disclosure or offering document has been prepared by either of the Placement Agents or any of their respective affiliates in connection with the offer and sale of the Shares.

(o)  Neither the Placement Agents nor any of their respective directors, officers, employees, representatives and controlling persons have made any independent investigation with respect to FSD or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by FSD.

(p)  In connection with the issue and purchase of the Shares, the Placement Agents have not acted as the Investor’s financial advisor or fiduciary.

(q)  When required to deliver payment to FSD pursuant to Section 2 above, the Investor will have sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

(r)  The Investor acknowledges that it is aware that the Placement Agents are acting as FSD’s placement agents or financial advisors and certain of the Placement Agents are acting as financial advisor to Target in connection with the Transaction.

7.  Registration Rights.

(a)  In the event that the Shares are not registered in connection with the consummation of the Transaction, FSD agrees that, within thirty (30) calendar days after the consummation of the Transaction (the “Filing Deadline”), it will file with the SEC (at the its sole cost and expense) a registration statement registering the resale of such Shares (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (1) the 90th calendar day after the consummation of the Transaction (or 120th calendar day if the SEC notifies FSD that it will “review” the Registration Statement) and (2) the fifth business day after the date FSD is notified in writing by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (the “Effectiveness Date”). FSD agrees to cause such Registration Statement, or another shelf registration statement that includes the Shares to be sold pursuant to this Subscription Agreement, to remain effective, except for such times as FSD is permitted hereunder to suspend the use of the prospectus forming part of the Registration Statement, until the earliest of (i) the third anniversary of the Closing, (ii) the date on which the Investor ceases to hold any Shares issued pursuant to this Subscription Agreement, or (iii) on the first date on which the Investor can sell all of its Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 of the Securities Act without volume or manner of sale limitations and without the requirement for FSD to be in compliance with the current public information required under Rule 144(c)(2) (or Rule 144(i)(2), if applicable). The Investor agrees to disclose its beneficial ownership as determined in accordance with Rule 13d-3 of the Exchange Act to FSD upon request to assist it in making the determination described above. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided, that if the SEC requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have an opportunity to withdraw its Shares from the Registration Statement. Notwithstanding the foregoing, if the SEC prevents FSD from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the SEC. In such event, the number of Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. FSD’s obligations to include the Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to FSD such information regarding the Investor, the securities of FSD held by the Investor and the intended method of disposition of such Shares as shall be reasonably requested by FSD to effect the registration of such Shares, and shall execute such documents in connection with such registration as FSD may reasonably request that are customary of a selling stockholder in similar situations, including providing that FSD shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout period or similar period or as permitted hereunder. Investor shall not be entitled to use the Registration Statement for an underwritten offering. For purposes of clarification, any failure by FSD to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve FSD of its obligations to file or effect the Registration Statement set forth in this Section 7. For as long as the Registration Statement shall remain effective pursuant to this Section 7(a), FSD will use commercially reasonable efforts to (1) qualify the Shares for listing on the Stock Exchange, and (2) update or amend the Registration Statement as necessary to include the Shares. For as long as the Investor holds the Shares, FSD will use commercially reasonable efforts to (A) make and keep public information available, as those terms are understood and defined in Rule 144, (B) file in a timely manner all reports and other documents with the SEC required under the Exchange Act, as long as FSD remains subject to such requirements, and (C) provide all customary and reasonable cooperation necessary, in each case, to enable the undersigned to resell the Shares pursuant to the Registration Statement or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the Investor), as applicable.

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(b)  Notwithstanding anything to the contrary contained herein, FSD may delay or postpone filing of such Registration Statement, and from time to time require the Investor not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement, if the board of directors of FSD determines in good faith that either in order for the Registration Statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of FSD or would require premature disclosure of information that could materially adversely affect FSD (each such circumstance, a “Suspension Event”); provided, that, (I) FSD shall not so delay filing or so suspend the use of the Registration Statement on more than two (2) occasions or for a period of more than ninety (90) consecutive days or more than a total of one hundred-twenty (120) calendar days, in each case in any three hundred sixty (360) day period and (II) FSD shall use commercially reasonable efforts to make such Registration Statement available for the sale by the undersigned of such securities as soon as practicable thereafter. If so directed by FSD, the Investor will deliver to FSD or, in the Investor’s sole discretion destroy, all copies of the prospectus covering the Shares in the Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (i) to the extent the Investor is required to retain a copy of such prospectus (A) in order to comply with applicable legal or regulatory requirements or (B) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

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(c)  At its expense FSD shall advise the Investor within two (2) business days: (i) when a Registration Statement or any post-effective amendment thereto has become effective; (ii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iii) of the receipt by FSD of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iv) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Upon receipt of any written notice from FSD (which notice shall not contain any material non-public information regarding FSD) of the happening of any of the foregoing or of a Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the undersigned agrees that (1) it will immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the undersigned receives copies of a supplemental or amended prospectus (which FSD agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by FSD that it may resume such offers and sales, and (2) it will maintain the confidentiality of any information included in such written notice delivered by FSD except (A) for disclosure to the Investor’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by law or subpoena. FSD shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. Upon the occurrence of any event contemplated in clauses (i) through (iv) above, except for such times as FSD is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, FSD shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)  For purposes of this Section 7, “Shares” shall mean, as of any date of determination, the Shares acquired by the Investor pursuant to this Subscription Agreement and any other equity security issued or issuable with respect to such Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and “Investor” shall include any affiliate of the undersigned Investor to which the rights under this Section 7 shall have been duly assigned.

(e)  FSD shall indemnify the Investor (to the extent a seller under the Registration Statement), its officers, directors, partners, members, managers, stockholders, advisers and agents, and each person who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement (or incorporated by reference therein), any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, that such untrue statements or alleged untrue statements, omissions or alleged omissions are based upon information regarding the Investor furnished in writing to FSD by the Investor expressly for use therein or Investor omitted a material fact from such information.

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(f)  Investor shall indemnify and hold harmless FSD, its directors, officers, agents and employees, and each person who controls FSD (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding the Investor furnished in writing to FSD by the Investor expressly for use therein. In no event shall the liability of Investor exceed the net proceeds received by the Investor upon the sale of the Shares giving rise to such indemnification obligation. The Investor shall notify FSD promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which the Investor is aware.

(g)  If the indemnification provided under this Section 7 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be subject to the limitations set forth in this Section 7 and deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7 from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 7(g) shall be individual, not joint and several, and in no event shall the liability of the Investor hereunder exceed the net proceeds received by the Investor upon the sale of the Shares giving rise to such indemnification obligation.

8.  Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if the consummation of the Transaction has not occurred on or before May 15, 2021; or (d) if any of the conditions to Closing set forth in Section 3 of this Subscription Agreement are not satisfied or waived, or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated at the Closing; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such breach. FSD shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of such agreement.

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9.  Trust Account Waiver. The Investor hereby acknowledges that FSD has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of FSD’s public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of FSD entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). The Investor hereby irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any discussions, contracts or agreements with FSD and will not seek recourse against the Trust Account for any reason whatsoever; provided, however, that nothing in this Section 9 shall be deemed to limit the Investor’s right to distributions from the Trust Account in accordance with FSD’s certificate of incorporation in respect of any redemptions by the Investor in respect of Shares acquired by any means other than pursuant to this Subscription Agreement. Nothing in this Section 9 shall be deemed to limit the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of Shares currently outstanding on the date hereof, pursuant to a validly exercised redemption right with respect to any such Shares, except to the extent that the Investor has otherwise agreed with FSD to not exercise such redemption right.

10.  Miscellaneous.

(a)  Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned other than an assignment to any fund or account managed by the same investment manager as the Investor or an affiliate thereof.

(b)  FSD may request from the Investor such additional information as FSD may deem necessary to evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall promptly provide such information as may reasonably be requested to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that, FSD agrees to keep any such information provided by the Investor confidential. The Investor acknowledges that FSD may file a copy of this Subscription Agreement with the SEC as an exhibit to a periodic report of FSD or a registration statement of FSD.

(c)  The Investor acknowledges that FSD, the Placement Agents and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Investor agrees to promptly notify FSD and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify FSD and the Placement Agents if they are no longer accurate in all respects).

(d) FSD, the Investor and the Placement Agents are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

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(e) All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(f)   This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(g) This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns; provided that, as set forth in Sections 10(c) and 10(d) hereto, each Placement Agent shall be a third-party beneficiary to this Subscription Agreement and shall be entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

(h) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i)   If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j)   This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(l)   THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 10(m) OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

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EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10(l).

(m) All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date of transmission to such recipient; provided, that such notice, request, demand, claim or other communication is also sent to the recipient pursuant to clauses (i), (iii) or (iv) of this Section 10(m), (iii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) five (5) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 10(m). All communications sent to FSD shall be sent to: FS Development Corp., 600 Montgomery Street, Suite 4500, San Francisco, California 94111, Attn: Jim Tananbaum, email: jim@foresitecapital.com, with a copy to: White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020, Attn: Joel L. Rubinstein, Esq., email: joel.rubinstein@whitecase.com.

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11. Disclosure. FSD shall, by 9:00 a.m., New York City time, on the first business day immediately following the date of this Subscription Agreement, issue one or more press releases or furnish or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, the transactions contemplated hereby, all material terms of the Transaction and any other material, non-public information that FSD has provided to the Investor at any time prior to the filing of the Disclosure Document. From and after the disclosure of the Disclosure Document, to the knowledge of FSD, the Investor shall not be in possession of any material, non-public information received from FSD or any of its officers, directors or employees. Notwithstanding the foregoing, FSD shall not publicly disclose the name of the Investor or any affiliate or investment adviser of the Investor, or include the name of the Investor or any affiliate or investment adviser of the Investor in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent (including by e-mail) of the Investor, except as required by the federal securities laws, rules or regulations, and to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the NYSE regulations, in which case FSD shall provide the Investor with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with the Investor regarding such disclosure.

12. Exculpation. The Investor agrees that none of (i) any other investor pursuant to any Other Subscription Agreement (including the respective controlling persons, officers, directors, partners, agents, or employees of any investor) or (ii) the Placement Agents, their respective affiliates or any of their or their respective affiliates’ control persons, officers, directors or employees shall be liable to the Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By: ________________________________

Name: ______________________________

Title: _______________________________

Name in which Shares are to be registered (if different):	Date: ________, 2020

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn: _______________________________	Attn: _______________________________

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Number of Shares subscribed for:

Aggregate Subscription Amount: $	Price Per Share: $10

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by FSD in the Closing Notice.

IN WITNESS WHEREOF, FSD has accepted this Subscription Agreement as of the date set forth below.

By:
Name:
Title:
Date: , 2020

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):

☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box below indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐ Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

C. INSTITUTIONAL ACCOUNTS STATUS

☐ We are an “institutional account” (as defined in FINRA RULE 4512(c)).

D. ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.	☐ I am an “accredited investor” within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box below indicating the provision under which we qualify as an “accredited investor.”

2.	☐ I am a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐ Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐ Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability; or

☐ Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

This page should be completed by the Investor
and constitutes a part of the Subscription Agreement.

Exhibit C

PARENT SUPPORT AGREEMENT

This PARENT SUPPORT AGREEMENT, dated as of October __, 2020 (this “Agreement”), is entered into by and among FS Development Corp., a Delaware corporation (“Parent”), Gemini Therapeutics, Inc., a Delaware corporation (the “Company”), FS Development Holdings, LLC, a Delaware limited liability company (“Sponsor”), and each of the stockholders of Parent whose names appear on the signature pages of this Agreement (each, a “Founder” and, collectively, the “Founders”). Capitalized terms used herein and not otherwise defined will have the meaning given such terms in the Merger Agreement (as defined below).

WHEREAS, concurrently herewith, Parent, FSG Merger Sub, Inc., a Delaware corporation (“Merger Sub”), FS Development Holdings, LLC, a Delaware limited liability company (“Sponsor”), Shareholder Representative Services LLC, a Colorado limited liability company, as the Stockholders’ Representative, and the Company, are entering into that certain Agreement and Plan of Merger (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”) pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company as the surviving company in the merger and, after giving effect to such merger, becoming a wholly-owned Subsidiary of Parent;

WHEREAS, as of the date hereof, each Founder owns of record the number of Parent Class A Shares and Parent Class B Shares as set forth opposite such Founder’s name on Exhibit A hereto (all such Parent Class A Shares and Parent Class B Shares and the Parent Class A Shares and Parent Class B Shares of which ownership of record or the power to vote is hereafter acquired by the Founders prior to the termination of this Agreement being referred to herein as the “Shares”); and

WHEREAS, in order to induce Parent and the Company to enter into the Merger Agreement, the Founders are executing and delivering this Agreement to Parent and the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, each of the Founders (severally and not jointly), the Company and Parent hereby agrees as follows:

1. Agreement to Vote. Each Founder, by this Agreement, with respect to its Shares, hereby agrees to vote, at any meeting of the stockholders of Parent, and in any action by written consent of the stockholders of Parent, all of such Founder’s Shares (a) in favor of the approval and adoption of the Merger Agreement, each of the Parent Proposals, the transactions contemplated by the Merger Agreement and this Agreement, and (b) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the Merger Agreement, the approval of the Parent Proposals and considered and voted upon by the stockholders of Parent in connection therewith. Each Founder acknowledges receipt and review of a copy of the Merger Agreement.

2. Transfer of Shares. Each of the Founders agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Shares or otherwise agree to do any of the foregoing (unless the transferee agrees to be bound by this Agreement), (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Shares (unless the transferee agrees to be bound by this Agreement) or (d) take any action that would have the effect of preventing or disabling the Founder from performing its obligations hereunder.

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3. Waiver of Anti-Dilution Provision. Each Founder hereby (but subject to the consummation of the Merger) waives (for itself, for its successors, heirs and assigns), to the fullest extent permitted by law and the amended and restated certificate of incorporation of Parent (as may be amended from time to time, the “Certificate of Incorporation”), the provisions of Section 4.3(b)(i) of the Certificate of Incorporation to have the Parent Class B Shares convert to Parent Class A Shares at a ratio of greater than one-for-one. The waiver specified in this Section 3 shall be applicable only in connection with the transactions contemplated by the Merger Agreement and this Agreement (and any shares of Class A Common Stock or equity-linked securities issued in connection with the transactions contemplated by the Merger Agreement and this Agreement) and shall be void and of no force and effect if the Merger Agreement shall be terminated for any reason.

4. Unpaid Parent Liabilities. Sponsor agrees that in the event the Unpaid Parent Liabilities as of immediately prior to the Closing are greater than the $11,500,000 (the “Maximum Liability Amount”), Sponsor will either (a) forfeit for cancellation such number of whole Parent Class B Shares equal in value to the excess of the Maximum Liability Amount divided by $10.00 or (b) pay to Parent at the Closing an amount equal to the difference between the Unpaid Parent Liabilities as of immediately prior to the Closing minus the Maximum Liability Amount.

5. Representations and Warranties. Each Founder, severally and not jointly, represents and warrants to the Company as follows:

(a) The execution, delivery and performance by such Founder of this Agreement and the consummation by such Founder of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law or Order applicable to such Founder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any Lien on any Shares (other than pursuant to this Agreement or transfer restrictions under applicable securities laws or certificate of incorporation or operating agreement, if any (the “Organizational Documents”) of such Founder) or (iv) conflict with or result in a breach of or constitute a default under any provision of such Founder’s Organizational Documents

(b) Such Founder owns of record and has good, valid and marketable title to the Shares set forth opposite the Founder’s name on Exhibit A free and clear of any Lien (other than pursuant to this Agreement or transfer restrictions under applicable securities laws or the Organizational Documents of such Founder) and has the sole power (as currently in effect) to vote and full right, power and authority to sell, transfer and deliver such Shares, and such Founder does not own, directly or indirectly, any other Shares.

(c) Such Founder has the power, authority and capacity to execute, deliver and perform this Agreement and that this Agreement has been duly authorized, executed and delivered by such Founder.

6. Termination. This Agreement and the obligations of Sponsor and each of the Founders under this Agreement shall automatically terminate upon the earliest of: (a) the Effective Time; (b) the termination of the Merger Agreement in accordance with its terms; and (c) the mutual agreement of the Company and Sponsor. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

7. Miscellaneous.

(a) Except as otherwise provided herein or in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

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(b) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6(b)):

if to the Company, to:

Gemini Therapeutics, Inc.
300 One Kendall Square, 3rd Floor
Cambridge, MA 02139
Attn Jason Meyenburg
E-mail:

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attention: Mitchell S. Bloom

Jocelyn M. Arel
Laurie A. Burlingame
Daniel J. Espinoza

E-mail:	mbloom@goodwinlaw.com jarel@goodwinlaw.com lburlingame@goodwinlaw.com despinoza@goodwinlaw.com if to Parent or Merger Sub:

FS Development Corp.
600 Montgomery Street, Suite 4500
San Francisco, California 94111
Attn: Jim Tananbaum
E-mail: jim@foresitecapital.com

with a copy (which shall not constitute notice) to:

White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Attention: Joel L. Rubinstein, Esq.
E-mail: joel.rubinstein@whitecase.com

if to a Founder, to the address or facsimile number set forth for Founder on the signature page hereof.

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(c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d) This Agreement, the Merger Agreement and the Additional Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise).

(e) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No Founder shall be liable for the breach by any other Founder of this Agreement.

(f)   The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or in equity.

(g) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court. The parties hereto hereby (i) submit to the exclusive jurisdiction of the Delaware Chancery Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

(h) This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i)   Without further consideration, each party shall use commercially reasonable efforts to execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(j)   This Agreement shall not be effective or binding upon the Company, Sponsor or any Founder until such time as the Merger Agreement is executed.

(k) Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Paragraph (k).

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FS DEVELOPMENT CORP.

Name:
Title:

GEMINI THERAPEUTICS, INC.

Name:
Title:

FS DEVELOPMENT HOLDINGS, LLC

Name:
Title:

[Signature Page to Parent Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FOUNDERS:

FS DEVELOPMENT HOLDINGS, LLC

By:
Name:
Title:
Address:

Robert Carey

By:

Address:

Daniel Dubin

By:

Address:

Deepa Pakianathan

By:

Address:

[Signature Page to Parent Support Agreement]

EXHIBIT A

THE FOUNDERS

Founder	Shares of Parent Class A Common Stock	Shares of Parent Class B Common Stock
FS Development Holdings, LLC	441,500	2,928,750
Robert Carey		30,000
Daniel Dubin		30,000
Deepa Pakianathan		30,000

Exhibit D

FORM OF VOTING AGREEMENT

VOTING AGREEMENT dated as of [●], 2020 (this “Agreement”), by and between FS Development Holdings, LLC, a Delaware limited liability company (“FS Sponsor”), Gemini Therapeutics, Inc., a Delaware corporation formerly known as FS Development Corp. (the “Company”), and each of the individuals and entities executing a counterpart signature page to this Agreement (each, a “Voting Party”, and, collectively, the “Voting Parties”).

RECITALS

WHEREAS, reference is made to that certain Agreement and Plan of Merger, dated as of October [●], 2020 (the “Merger Agreement”), by and among Parent, FSG Merger Sub, Inc., a Delaware corporation (“Merger Sub”), FS Development Holdings, LLC, a Delaware limited liability company, Shareholder Representative Services LLC, a Colorado limited liability company, as the Stockholders’ Representative, and Gemini Therapeutics, Inc., a Delaware corporation (the “Gemini”);

WHEREAS, all capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Merger Agreement;

WHEREAS, pursuant to the Merger Agreement and simultaneously with the execution and delivery of this Agreement, Merger Sub is being merged with and into Gemini, with Gemini being the Surviving Corporation, as a result of which Gemini will be the wholly-owned subsidiary of the Company; and

WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the Merger and the other transactions contemplated by the Merger Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, FS Sponsor, the Company and each Voting Party intending to be legally bound, agree as follows:

AGREEMENT

1. Agreement to Vote. During the Term (as defined below), each Voting Party agrees to vote all voting securities of the Company that it owns from time to time and may vote in the election of the Company’s directors (collectively, “Voting Shares”) in accordance with the provisions of this Agreement, whether at a regular or special meeting of stockholders or by written consent.

2. Board of Directors.

2.1 Immediately following the consummation of the Merger, or as soon as practicable thereafter, the Company board of directors (the “Board”) will be comprised of seven (7) directors, which shall be divided into three (3) classes, designated Class I, II and III, with Class I consisting of [●] Directors, Class II consisting of [●] Directors and Class III consisting of [●] Directors. [●], [●], [●] and [●] shall constitute the initial members of Class I and shall be nominated in Class I, the members of which shall have an initial term that expires at the annual meeting of stockholders of the Company held in 2021; [●], [●] and [●] shall constitute the initial members of Class II and shall be nominated in Class II, the members of which shall have an initial term that expires at the annual meeting of stockholders of the Company held in 2022; and [●], [●] and [●] shall constitute the initial members of Class III and shall be nominated in Class III, the members of which shall have an initial term that expires at the annual meeting of stockholders held in 2023.

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The full seven (7) member Board will be comprised of Jason Meyenberg, Jim Tananbaum, Carl Gordon and four (4) other rmembers of the Gemini board of directors.

2.2 Until the fifth (5th) anniversary of the date of this Agreement (the “Term”), at each annual or special meeting of stockholders of the Company, FS Sponsor shall have the right to designate for election as a member of the Board, and the Board (including any committee thereof) shall nominate (and recommend for election and include such recommendation in a timely manner in any proxy statement, consent solicitation or other applicable announcement to the Company’s stockholders), one (1) individual to serve as a Class III Director; provided, however, if at any time during such five-year period the FS Sponsor owns less than [●] shares of Class A Common Stock of the Company (as adjusted for any share split, share dividend or other share recapitalization, share exchange or other event), the rights of the FS Sponsor and obligations of the Board under this Section 2.2 shall automatically terminate.

2.3 Provisions relating to authority to appoint four (4) of the Gemini directors set forth in Section 2.1 to be determined by Gemini’s current board of directors at its sole discretion.

2.4 If FS Sponsor or [●] cease to be entitled to nominate any Directors in accordance with Section 2.2 or Section 2.3, then such Directors shall be nominated by the Board and approved by the holders of the outstanding shares of Common Stock. All Directors shall hold office, subject to their earlier death, resignation or removal in accordance with this Agreement and applicable law, until their respective successors shall have been elected and qualified.

2.5 All Directors elected in accordance with Section 2.2 or Section 2.3, as applicable, shall be removed from the Board only upon the vote or written consent of the Voting Party that is entitled to nominate, appoint or elect such Director under Section 2.2 or Section 2.3, as applicable. Upon any decrease in the rights of any such Voting Party to nominate, appoint or elect any Director pursuant to Section 2.2 or Section 2.3, as applicable, the applicable Voting Party shall promptly cause the removal or resignation of an applicable number of Directors if requested by the Board. Upon any individual elected as provided in Section 2.2 or Section 2.3, as applicable, ceasing to be a member of the Board, whether by death, resignation or removal or otherwise, only the Voting Party that was entitled to nominate, appoint or elect such individual under Section 2.2 or Section 2.3, as applicable, shall have the right to fill any resulting vacancy in the Board; provided that such Voting Party still has the right to nominate, appoint or elect the applicable Director pursuant to Section 2.2 or Section 2.3, as applicable. If the Company has reduced the size of the Board following such death, resignation or removal or other departure of such individual from the Board, then if requested by any Voting Party entitled to designate a Director pursuant to Section 2.2 or Section 2.3, as applicable, who is not currently serving on the Board, the Company and the Voting Party shall take all actions necessary to increase the size of the Board and nominate, appoint or elect to the resulting vacancy the applicable Director entitled to be designated by such Voting Party pursuant to Section 2.2 or Section 2.3, as applicable.

3. Successors in Interest of the Voting Parties and the Company. The provisions of this Agreement shall be binding upon the successors in interest of any Voting Party with respect to any of such Voting Party’s Voting Shares or any voting rights therein, unless the Voting Shares are sold on a national securities exchange on which the Company common stock is listed for trading on the date in question (the “Trading Market”).

4. Grant of Proxy. The parties agree that this Agreement does not constitute the granting of a proxy to any party or any other person; provided, however, that, should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

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5. Specific Enforcement. It is agreed and understood that (a) monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto, (b) this Agreement shall be specifically enforceable and (c) any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defence that there is an adequate remedy at law for such breach or threatened breach and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

6. Manner of Voting. The voting of the Voting Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

7. Termination. This Agreement shall terminate on the last day of the Term.

8. Amendments and Waivers. Except as otherwise provided herein, any provision of this Agreement may be amended, or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company, FS Sponsor and [●].

9. Stock Splits, Stock Dividends, etc. In the event of any stock split, stock dividend, recapitalization, reorganization or the like, any securities issued with respect to Voting Shares held by the Voting Parties shall become Voting Shares for purposes of this Agreement.

10. Severability. In the event that any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11. Governing Law. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware without reference to its conflicts of law provisions.

12. Counterparts; Electronic Execution or Delivery. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Agreement may be executed electronically; any executed counterpart of this Agreement may be delivered by facsimile or electronic mail; and any such electronically executed or delivered copy of a counterpart signature page shall have the same force and effect as an originally executed copy hereof.

13. Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

14. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subject hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

[Remainder of page intentionally left blank; signature pages follow]

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IN WITNESS WHEREOF, this Voting Agreement is hereby executed effective as of the date first set forth above.

FS Development Holdings, LLC
a Delaware Limited Liability Company

By:
Name:
Title:

GEMINI THERAPEUTICS, INC.,
a Delaware corporation f/k/a FS Development Corp.

By:
Name:
Title:

[Signature Page to Voting Agreement]

VOTING PARTIES:

LIGHTSTONE VENTURES, L.P.

By: LSV Associates, L.L.C.,
its general partner

By:
Name:
Title:

LIGHTSTONE VENTURES (A), L.P.

By: LSV Associates, L.L.C.,
its general partner

By:
Name:
Title:

LIGHTSTONE SINGAPORE, L.P.

By: LSV Associates, L.L.C.,
its general partner

By:
Name:
Title:

[Signature Page to Voting Agreement]

ORBIMED PRIVATE INVESTMENTS VI, L.P.

By: OrbiMed Capital GP VI LLC,
its General Partner

By: OrbiMed Advisors LLC,
its Managing Partner

By:
Name:
Title:

ATLAS VENTURE FUND X, L.P.

By: Atlas Venture Associates X, L.P.
its General Partner

By: Atlas Venture Associates X, LLC
its General Partner

By:
Name:
Title:

WU CAPITAL INVESTMENT LLC

By: Wu Capital Investment LLC
Its: Director

By:
Name:
Title:

[Signature Page to Voting Agreement]

Exhibit E

FORM OF ESCROW AGREEMENT

THIS ESCROW AGREEMENT (“Agreement”) is made and entered into as of [●], 2020, by and between: FS Development Holdings, LLC, a Delaware limited liability company (“Sponsor”), FS Development Corp., a Delaware corporation (“Parent”), Shareholder Representative Services LLC, a Colorado limited liability company solely in its capacity as the representative of the Company Securityholders (the “Stockholder Representative”), solely in its capacity as the representative, agent and attorney-in-fact of the stockholders of the Company, and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”).

WHEREAS, Parent, FSG Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Gemini Therapeutics, Inc., a Delaware corporation (the “Company”), and the Stockholder Representative entered into an Agreement and Plan of Merger, dated October [●], 2020 (the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into the Company and the conversion of shares of Company Capital Stock (other than the Dissenting Shares) into the right to receive a number of Parent Class A Shares equal to the Closing Consideration Conversion Ratio in accordance with the terms set forth in the Merger Agreement; and

WHEREAS, pursuant to Section 4.1(i) of the Merger Agreement, Parent is required to deposit 2,150,000 Parent Class A Shares, par value $0.0001 per share (the “Escrow Shares”), which Escrow Shares would otherwise be issuable to the Escrow Participants (as defined in the Merger Agreement), with the Escrow Agent on the date hereof in connection with the indemnification obligations of the Escrow Participants as contemplated by the Merger Agreement; and

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Appointment; Defined Terms.

(a) Sponsor and the Stockholder Representative hereby appoint the Escrow Agent as its escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

(b) All capitalized terms with respect to the Escrow Agent shall be defined herein. The Escrow Agent shall act only in accordance with the terms and conditions contained in this Agreement and shall have no duties or obligations with respect to the Merger Agreement.

2. Escrow Shares.

(a) Parent agrees to deposit the Escrow Shares with the Escrow Agent on the date hereof. The Escrow Agent shall hold the Escrow Shares as a book-entry position registered on a pro rata basis in the proportion set forth next to the name of each stockholder of the Company as indicated on Exhibit A.

(b) Escrow Shares.

(i)   For so long as the Escrow Shares are held by the Escrow Agent, with respect to any matter for which the Escrow Shares are permitted to vote, the Escrow Agent shall vote, or cause to be voted, the Escrow Shares in the manner directed by the Stockholder Representative. In the absence of an instruction from the Stockholder Representative, the Escrow Agent shall not vote any of the shares comprising the Escrow Shares.

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(ii) Any dividends or other distributions paid with respect to the Escrow Shares (collectively, the “Escrowed Dividends”) shall be delivered to the Escrow Agent and shall immediately be disbursed by the Escrow Agent to the same person or entity to whom such Escrow Shares are to be released in accordance with the terms of this Agreement. For the avoidance of doubt, any release or distribution of Escrow Dividends is intended to comply with, and shall be effected in accordance with, Rev. Proc. 84-42, 1984-1 C.B. 521.

(iii) In the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of the common stock of Parent other than a regular cash dividend, the Escrow Shares under Section 2(a) above shall be appropriately adjusted on a pro rata basis.

3. Disposition and Termination.

(a) In the event that the Escrow Agent receives an instruction letter signed by each of Sponsor and the Stockholder Representative, the Escrow Agent shall promptly distribute all or any portion of the Escrow Shares as directed by such instruction letter.

4. Escrow Agent.

(a) The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between Parent or Sponsor and any other person or entity, in connection herewith, if any, including without limitation the Merger Agreement or nor shall the Escrow Agent be required to determine if any person or entity has complied with any such agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Agreement. In the event of any conflict between the terms and provisions of this Agreement, those of the Merger Agreement, any schedule or exhibit attached to this Agreement, or any other agreement between Parent or Sponsor and any other person or entity, the terms and conditions of this Agreement shall control. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the applicable person without inquiry and without requiring substantiating evidence of any kind. The Escrow Agent shall not be liable to any beneficiary or other person for refraining from acting upon any instruction setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Escrow Shares, or any portion thereof, unless such instruction shall have been delivered to the Escrow Agent in accordance with Section 10 below and the Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder and as set forth in Section 10. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Shares nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

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(b) The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s fraud, gross negligence or willful misconduct was the primary cause of any loss. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents. The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith, in accordance with, or in reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s fraud, gross negligence or willful misconduct was the primary cause of any loss. In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be given a direction in writing which eliminates such ambiguity or uncertainty to the satisfaction of the Escrow Agent or by a final and non-appealable order or judgment of a court of competent jurisdiction.

5. Succession.

(a) The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days’ advance notice in writing of such resignation to the other parties hereto specifying a date when such resignation shall take effect, provided that such resignation shall not take effect until a successor escrow agent has been appointed in accordance with this Section 5. If the parties hereto have jointly failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. The Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Escrow Shares and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery the Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Section 7 below. In accordance with Section 7 below, the Escrow Agent shall have the right to withhold, as security, an amount of shares equal to any dollar amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of this Agreement.

(b) Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further act.

6. Compensation and Reimbursement. The Escrow Agent shall be entitled to compensation for its services under this Agreement as Escrow Agent and for reimbursement for its reasonable and documented out-of-pocket costs and expenses, in the amounts and payable as set forth on Schedule 2. All amounts owing under the foregoing sentence shall be paid by Parent. The Escrow Agent shall also be entitled to payment of any amounts to which the Escrow Agent is entitled under the indemnification provisions contained herein as set forth in Section 7; provided, however, that such compensation, expenses, disbursements and advances shall not be paid from the Escrow Shares. The obligations of Parent set forth in this Section 6 shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Agreement.

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7. Indemnity.

(a) The Escrow Agent shall be indemnified and held harmless by Parent from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, other than expenses or losses arising from the fraud, gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing and keep the parties advised with respect to all developments concerning such claim. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in the any state or federal court located in New York County, State of New York.

(b) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment (absent gross negligence or willful misconduct), and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

(c) The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement (absent gross negligence or willful misconduct), and may consult with counsel of its own choice and shall have full and complete authorization and indemnification, for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(d) This Section 7 shall survive termination of this Agreement or the resignation, replacement or removal of the Escrow Agent for any reason.

8. Patriot Act Disclosure/Taxpayer Identification Numbers/Tax Reporting.

(a) Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, parties hereto acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm identity, including without limitation name, address and organizational documents (“identifying information”). The parties hereto agree to provide the Escrow Agent with information and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.

(b) The underlying transaction does not constitute an installment sale requiring any tax reporting or withholding of imputed interest or original issue discount to the IRS or other taxing authority.

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9. Notices. All notices and communications hereunder shall be deemed to have been duly given and made if in writing and if (i) served by personal delivery upon the party for whom it is intended, (ii) delivered by registered or certified mail, return receipt requested, or by Federal Express or similar overnight courier, or (iii) sent by facsimile or email, provided that the receipt of such facsimile or email is promptly confirmed, by telephone, electronically or otherwise, to the party at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such party:

If to Sponsor:

FS Development Holdings, LLC

600 Montgomery Street, Suite 4500

San Francisco, California 94111

Attn: Jim Tananbaum

E-mail:Jim@foresitecapital.com

If to Parent:

FS Development Corp.

600 Montgomery Street, Suite 4500

San Francisco, California 94111

Attn: Jim Tananbaum

E-mail:Jim@foresitecapital.com

If to the Stockholder Representative:

Shareholder Representative Services LLC

950 17th Street, Suite 1400

Denver, CO 80202

Attention: Managing Director

Email:

Facsimile: (303) 623-0294

Telephone: (303) 648-4085

If to the Escrow Agent:

Continental Stock Transfer and Trust

One State Street - 30th Floor

New York, New York 10004

Facsimile No: (212) 616-7615

Attention: George Dalton

Notwithstanding the above, in the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by an officer of the Escrow Agent or any employee of the Escrow Agent who reports directly to any such officer at the above-referenced office. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

10. Security Procedures. Notwithstanding anything to the contrary as set forth in Section 9, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution, including but not limited to any transfer instructions that may otherwise be set forth in a written instruction permitted pursuant to Section 3 of this Agreement, may be given to the Escrow Agent only by confirmed facsimile or other electronic transmission (including e-mail) and no instruction for or related to the transfer or distribution of the Escrow Shares, or any portion thereof, shall be deemed delivered and effective unless the Escrow Agent actually shall have received such instruction by facsimile or other electronic transmission (including e-mail) at the number or e-mail address provided to Sponsor and the Stockholder Representative by the Escrow Agent in accordance with Section 9 and as further evidenced by a confirmed transmittal to that number.

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(a) In the event transfer instructions are so received by the Escrow Agent by facsimile or other electronic transmission (including e-mail), the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 1 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent.

(b) Assuming compliance with the provisions of this Agreement, Sponsor acknowledges that the Escrow Agent is authorized to deliver the Escrow Shares to the custodian account or recipient designated by Sponsor and the Stockholder Representative in writing.

11. Compliance with Court Orders. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a com1, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by opinion of legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent reasonably obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

12. Miscellaneous. Except for changes to transfer instructions as provided in Section 10, the provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the Escrow Agent and the other parties hereto. Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by the Escrow Agent or any other party hereto without the prior consent of all the other parties hereto. This Agreement shall be governed by and construed under the laws of the State of New York. Each of the parties hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of any court of the State of New York or United States federal court, in each case, sitting in New York County, New York. To the extent that in any jurisdiction any party may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution attachment (before or after judgment), or other legal process, such party shall not claim, and it hereby irrevocably waives, such immunity. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement. No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile or other electronic transmission (including e-mail), and such facsimile or other electronic transmission (including e-mail) will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party. If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement. The parties represent, warrant and covenant that each document, notice, instruction or request provided by such party to the other party shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written. Except as expressly provided in Section 7 above, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the other parties hereto any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or the Escrow Shares escrowed hereunder.

[remainder of page intentional left blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

SPONSOR:

FS DEVELOPMENT HOLDINGS, LLC

By:
Name:
Title:
Telephone:

PARENT:

FS DEVELOPMENT CORP.

By:
Name:
Title:
Telephone:

STOCKHOLDER REPRESENTATIVE:

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the representative of the Company Securityholders

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER AND TRUST

By:
Name:
Title:
Telephone:

[Signature Page to Escrow Agreement]

Schedule l

Telephone Number(s) and authorized signature(s) for
Person(s) Designated by Sponsor to give Escrow Shares Transfer Instructions

Name	Telephone Number	Signature

[To be completed by Sponsor]

Schedule 1-1

Telephone Number(s) and authorized signature(s) for
Person(s) Designated by Stockholder Representative to give Escrow Shares Transfer Instructions

Name	Telephone Number	Signature

Authorized Representative #1
Chris Letang
Managing Director

Authorized Representative #2
Casey McTigue
Executive Director

Authorized Representative #3
Lon LeClair
President

Authorized Representative #4
Paul Koenig
Managing Director

Schedule 1-2

EXHIBIT A

Exhibit A

Exhibit F

FORM OF REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of [●], 2020, by and among FS Development Corp., a Delaware corporation (the “Company”), the parties listed as Investors on Schedule I hereto (each, an “Investor” and collectively, the “Investors”) and Gemini Therapeutics, Inc., a Delaware company (“Gemini”).

WHEREAS, the Company, FSG Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Gemini and Shareholder Representative Services LLC, a Colorado limited liability company, as the Stockholders’ Representative, have entered into that certain Agreement and Plan of Merger, dated as of October 15, 2020 (as amended or supplemented from time to time, the “Merger Agreement”), pursuant to which, among other things: (a) Merger Sub will merge with and into Gemini (the “Merger”), with Gemini surviving the Merger as a wholly-owned subsidiary of Company;

WHEREAS, the Company and the Investors listed as Company Investors on Schedule I hereto (collectively, the “Company Investors”) are parties to that certain Registration Rights Agreement, dated August 11, 2020 (the “Prior Agreement”);

WHEREAS, the Company and the Company Investors desire to terminate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement;

WHEREAS, the Company Investors and Gemini Investors listed on Schedule I hereto (“Gemini Investors”) have subscribed to purchase shares of Common Stock in the Private Placement (as defined in the Merger Agreement) in connection with the consummation of the Merger; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Addendum Agreement” is defined in Section 7.2.

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Bylaws” means the bylaws of the Company, as amended, modified, supplemented or restated and in effect from time to time.

“Certificate” means the certificate of incorporation of the Company, as amended, modified, supplemented or restated and in effect from time to time, including any certificate of designation, correction or amendment filed with the Secretary of State of the State of Delaware.

“Commission” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company” is defined in the preamble to this Agreement.

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“Company Investors” is defined in the preamble to this Agreement.

“Demand Registration” is defined in Section 2.2.1.

“Demanding Holder” is defined in Section 2.2.1.

“Effectiveness Period” is defined in Section 3.1.3.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form S-1” means a Registration Statement on Form S-1.

“Form S-3” means a Registration Statement on Form S-3 or any similar short-form registration that may be available at such time.

“Gemini” is defined in the preamble to this Agreement.

“Gemini Investors” is defined in the recitals to this Agreement.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Investor” and “Investors” is defined in the preamble to this Agreement.

“Investor Indemnified Party” is defined in Section 4.1.

“Maximum Number of Shares” is defined in Section 2.2.4.

“Merger” is defined in the preamble to this Agreement.

“Merger Agreement” is defined in the preamble to this Agreement.

“Merger Sub” is defined in the preamble to this Agreement.

“New Registration Statement” is defined in Section 2.1.4.

“Notices” is defined in Section 7.3.

“Piggy-Back Registration” is defined in Section 2.3.1.

“Prior Agreement” is defined in the preamble to this Agreement.

“Pro Rata” is defined in Section 2.2.4.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

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“Registrable Securities” means (i) the shares of Common Stock issued to the Investors in the Merger (including Escrow Shares (as defined in the Merger Agreement)), (ii) the shares of Common Stock held by the Company Investors, (iii) the shares of Common Stock issuable to the Investors in the Private Placement, and (iv) all shares of Common Stock issued to any Investor with respect to such securities referred to in clauses (i) – (iii) by way of any share split, share dividend or other distribution, recapitalization, share exchange, share reconstruction, amalgamation, contractual control arrangement or similar event. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; or (c) such securities shall have ceased to be outstanding.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Resale Shelf Registration Statement” is defined in Section 2.1.1.

“Requesting Holder” is defined in Section 2.1.5(a).

“SEC Guidance” is defined in Section 2.1.4.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Selling Holders” is defined in Section 2.1.5(a)(ii).

“Subsequent Shelf Registration” is defined in Section 2.1.3.

“Transfer” means to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, with respect to any Common Stock, or any options or warrants to purchase any shares of Common Stock or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, (ii) enter into any swap or hedging or other arrangement which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the shares of Common Stock, or that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction, including the filing of a registration statement specified in clause (i) or (ii). Notwithstanding the foregoing, a Transfer shall not be deemed to include any transfer for no consideration if the donee, trustee, heir or other transferee has agreed in writing to be bound by the same terms under this Agreement to the extent and for the duration that such terms remain in effect at the time of the Transfer.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Underwritten Takedown” shall mean an underwritten public offering of Registrable Securities pursuant to the Resale Shelf Registration Statement, as amended or supplemented.

“Underwritten Demand Registration” shall mean an underwritten public offering of Registrable Securities pursuant to a Demand Registration, as amended or supplemented.

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2. REGISTRATION RIGHTS.

2.1 Resale Shelf Registration Rights.

2.1.1 Registration Statement Covering Resale of Registrable Securities. The Company shall prepare and file or cause to be prepared and filed with the Commission as soon as practicable after the Closing Date (as such term is defined in the Merger Agreement), but in any event no later than [●]1 days after the Closing Date (the “Filing Date”), a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Investors of all of the Registrable Securities then held by such Investors that are not covered by an effective registration statement on the Filing Date (the “Resale Shelf Registration Statement”). The Resale Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting Registration of such Registrable Securities for resale by such Investors. The Company shall use reasonable best efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, and once effective, to keep the Resale Shelf Registration Statement continuously effective under the Securities Act at all times until the expiration of the Effectiveness Period.

2.1.2 Notification and Distribution of Materials. The Company shall notify the Investors in writing of the effectiveness of the Resale Shelf Registration Statement and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Investors may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement.

2.1.3 Amendments and Supplements; Subsequent Shelf Registration. Subject to the provisions of Section 2.1.1 above, the Company shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities during the Effectiveness Period, or to file an additional Registration Statement as a shelf registration (a “Subsequent Shelf Registration”) registering the resale of all outstanding Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to, and requested by, any holder. If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof and (ii) keep such Subsequent Shelf Registration continuously effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities at all times during the Effectiveness Period.

[1]	Note to Draft: To track the date that the shares issued in the PIPE must be registered pursuant to the PIPE subscription agreements.

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2.1.4 Notwithstanding the registration obligations set forth in this Section 2.1, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the holders thereof and use its commercially reasonable efforts to file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”), including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used commercially reasonable efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Investors, subject to a determination by the Commission that certain Investors must be reduced first based on the number of Registrable Securities held by such Investors. In the event the Company amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

2.1.5 Notice of Certain Events. The Company shall promptly notify the Investors in writing of any request by the Commission for any amendment or supplement to, or additional information in connection with, the Resale Shelf Registration Statement required to be prepared and filed hereunder (or Prospectus relating thereto). The Company shall promptly notify each Investor in writing of the filing of the Resale Shelf Registration Statement or any Prospectus, amendment or supplement related thereto or any post-effective amendment to the Resale Shelf Registration Statement and the effectiveness of any post-effective amendment.

(a) If the Company shall receive a request from the holders of Registrable Securities with an estimated market value of at least $[●]2 (the requesting holder(s) shall be referred to herein as the “Requesting Holder(s)”) that the Company effect the Underwritten Takedown of all or any portion of the Requesting Holder’s Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall promptly give notice of such requested Underwritten Takedown at least ten (10) Business Days prior to the anticipated filing date of the prospectus or supplement relating to such Underwritten Takedown to the other Investors and thereupon shall use its reasonable best efforts to effect, as expeditiously as possible, the offering in such Underwritten Takedown of:

(i)   subject to the restrictions set forth in Section 2.2.4, all Registrable Securities for which the Requesting Holder has requested such offering under Section 2.1.5(a), and

(ii) subject to the restrictions set forth in Section 2.2.4, all other Registrable Securities that any holders of Registrable Securities (all such holders, together with the Requesting Holder, the “Selling Holders”) have requested the Company to offer by request received by the Company within seven Business Days after such holders receive the Company’s notice of the Underwritten Takedown, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be offered.

[2]	Note to Draft: Amount TBD based on post-Closing market cap and pro forma capitalization table.

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(b) Promptly after the expiration of the seven-Business Day-period referred to in Section 2.1.5(a)(ii), the Company will notify all Selling Holders of the identities of the other Selling Holders and the number of shares of Registrable Securities requested to be included therein.

(c) the Company shall only be required to effectuate: (i) one Underwritten Takedown within any six-month period; (ii) no more than [●]3 Underwritten Takedowns in respect of all Registrable Securities held by the Company Investors after giving effect to Section 2.2.1(c); and (iii) no more than [●]4 Underwritten Takedowns in respect of all Registrable Securities held by Gemini Investors after giving effect to Section 2.2.1(d).

(d) If the managing underwriter in an Underwritten Takedown advises the Company and the Requesting Holder that, in its view, the number of shares of Registrable Securities requested to be included in such underwritten offering exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold, the shares included in such Underwritten Takedown will be reduced by the Registrable Securities held by the Selling Holders (applied on a pro rata basis based on the total number of Registrable Securities held by such Investors, subject to a determination by the Commission that certain Investors must be reduced first based on the number of Registrable Securities held by such Investors).

2.1.6 Selection of Underwriters. Selling Holders holding a majority in interest of the Registrable Securities requested to be sold in an Underwritten Takedown shall have the right to select an Underwriter or Underwriters in connection with such Underwritten Takedown, which Underwriter or Underwriters shall be reasonably acceptable to the Company. In connection with an Underwritten Takedown, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities in such Underwritten Takedown, including, if necessary, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the Financial Industry Regulatory Authority, Inc.

2.1.7 Registrations effected pursuant to this Section 2.1 shall not be counted as Demand Registrations effected pursuant to Section 2.2.

2.2 Demand Registration.

2.2.1 Request for Registration. At any time and from time to time after the expiration of a lock-up to which such shares are subject, if any, (i) Company Investors who hold a majority in interest of the Registrable Securities held by all Company Investors or (ii) Company Investors who hold [●]5 of the Registrable Securities held by all Company Investors, as the case may be, may make a written demand for Registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form Registration or, if then available, on Form S-3. Each registration requested pursuant to this Section 2.2.1 is referred to herein as a “Demand Registration”. Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all Investors that are holders of Registrable Securities of the demand, and each such holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.2.4 and the provisos set forth in Section 3.1.1. The Company shall not be obligated to effect: (a) more than one (1) Demand Registration during any six-month period; (b) any Demand Registration at any time there is an effective Resale Shelf Registration Statement on file with the Commission pursuant to Section 2.1; (c) more than [●]6 Underwritten Demand Registrations in respect of all Registrable Securities held by the Company Investors, each of which will also count as an Underwritten Takedown of the Company Investors under Section 2.1.5(c)(ii); or (d) more than [●]7 Underwritten Demand Registrations in respect of all Registrable Securities held by Gemini Investors, each of which will also count as an Underwritten Takedown of Gemini Investors under Section 2.1.5(c)(iii).

[3]	Note to Draft: Parties to discuss.

[4]	Note to Draft: Parties to discuss.

[5]	Note to Draft: TBD based on post-Closing pro forma capitalization.

[6]	Note to Draft: Parties to discuss.

[7]	Note to Draft: Parties to discuss.

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2.2.2 Effective Registration. A Registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.2.3 Underwritten Offering. If the Demanding Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering with an estimated market value of at least $[●]8. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by the holders initiating the Demand Registration, and subject to the approval of the Company.

2.2.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other Common Stock or other securities which the Company desires to sell and the Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other shareholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such Person has requested be included in such registration, regardless of the number of shares held by each such Person (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, as to which “piggy-back” registration has been requested by the holders thereof, Pro Rata, that can be sold without exceeding the Maximum Number of Shares.

8 Note to Draft: Amount TBD based on post-Closing market cap and pro forma capitalization table.

7

2.2.5 Withdrawal. A Demanding Holder shall have the right to withdraw all or any portion of its Registrable Securities included in an Underwritten Offering pursuant to this Section 2.2 for any reason or no reason whatsoever upon written notice to the Company and the Underwriter or Underwriters of its intention to withdraw from such Underwritten Offering prior to the pricing of such Underwritten Offering and such withdrawn amount shall no longer be considered an Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the registration expenses incurred in connection with an Underwritten Offering prior to its withdrawal under this Section 2.2.5.

2.3 Piggy-Back Registration.

2.3.1 Piggy-Back Rights. If at any time after the first anniversary of the date of this Agreement, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). The rights provided under this Section 2.3.1 shall not be available to any Investor at such time as (i) there is an effective Resale Shelf Registration Statement available for the resale of the Registerable Securities pursuant to Section 2.1, (ii) such Registration is solely to be used for the offering of securities by the Company for its own account and (iii) no other shareholder of the Company is entitled to participate in such Registration. The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

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2.3.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of Common Stock which the Company desires to sell, taken together with Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder and the Registrable Securities as to which registration has been requested under this Section 2.3, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

(a) If the registration is undertaken for the Company’s account: (A) first, the Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Common Stock or other securities, if any, comprised of Registrable Securities, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares, Pro Rata; and (C) third, to the extent that the Maximum Number of shares has not been reached under the foregoing clauses (A) and (B), the Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares; and

(b) If the registration is a “demand” registration undertaken at the demand of persons other than either the holders of Registrable Securities, (A) first, the Common Stock or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Common Stock or other securities, if any, comprised of Registrable Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

2.3.3 Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its commercially reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Filing Registration Statement. The Company shall use its reasonable best efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its reasonable best efforts to cause such Registration Statement to become effective and use its reasonable best efforts to keep it effective for the Effectiveness Period; provided, however, that the Company shall have the right to defer any Demand Registration for up to sixty (60) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any Demand Registration to which such Piggy-Back Registration relates, in each case if, in the good faith judgment of the Board of Directors of the Company (the “Company Board”), it would be materially detrimental to the Company and its shareholders for such Registration Statement to be effected at such time; provided, further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso for more than a total of ninety (90) consecutive calendar days, or more than one hundred twenty (120) total calendar days in any 365-day period.

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3.1.2 Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

3.1.3 Amendments and Supplements. Until the earlier of (i) the tenth anniversary of the date of this Agreement or (ii) the date as of which (A) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (B) the Holders of all Registrable Securities are permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale, the Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act (the “Effectiveness Period”).

3.1.4 Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) Business Days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon.

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3.1.5 Securities Laws Compliance. The Company shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.6 Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement, and the representations, warranties and covenants of the holders of Registrable Securities included in such registration statement in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the Company.

3.1.7 Comfort Letter. The Company shall obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an underwritten offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating holders.

3.1.8 Opinions. On the date the Registrable Securities are delivered for sale pursuant to any Registration, the Company shall obtain an opinion, dated such date, of one (1) counsel representing the Company for the purposes of such Registration, addressed to the holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions, and reasonably satisfactory to a majority in interest of the participating holders.

3.1.9 Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors. If an Underwritten Offering involves Registrable Securities with a total offering price (including piggyback securities and before deducting underwriting discounts) to exceed $[●], the Company will use its reasonable best efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in the Underwritten Offering.

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3.1.10 Records. Upon execution of confidentiality agreements, the Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.11 Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.12 Listing. The Company shall use its reasonable best efforts to cause all Registrable Securities included in any Registration Statement to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(iv), or, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company Board, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3 Registration Expenses. The Company shall bear all costs and expenses incurred in connection with the Resale Shelf Registration Statement pursuant to Section 2.1, any Demand Registration pursuant to Section 2.1, any Underwritten Takedown pursuant to Section 2.1.5(a)(i), any Piggy-Back Registration pursuant to Section 2.3, and any registration on Form S-3 effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.10; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company; (viii) the fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the reasonable fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration not to exceed $25,000. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an Underwritten Offering, all selling shareholders and the Company shall bear the expenses of the Underwriter’s marketing costs pro rata in proportion to the respective amount of shares each is selling in such offering.

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3.4 Information. The holders of Registrable Securities shall promptly provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act and in connection with the Company’s obligation to comply with Federal and applicable state securities laws.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Investor and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls an Investor and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein. The Company shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing sentence with respect to the indemnification of the holders.

4.2 Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers, and each other selling holder and each other person, if any, who controls another selling holder within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, but only to the extent that such untrue statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder. The selling holders shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Company.

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4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Sections 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel, which counsel is reasonably acceptable to the Indemnifying Party) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4.2 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5. UNDERWRITING AND DISTRIBUTION.

5.1 Rule 144. As long as any holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish such holders with true and complete copies of all such filings. The Company further covenants that it shall take such further action as any such holder may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Common Stock held by such holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any holder, the Company shall deliver to such holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

6. LOCK-UP AGREEMENTS

6.1 Investor Lock-Up. Each Investor agrees that such Investor shall not Transfer any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares of Common Stock or any such securities are held by such Investor as of the date of this Agreement or are thereafter acquired) for one hundred eighty (180) days following the Closing Date (as such term is defined in the Merger Agreement). The foregoing restriction is expressly agreed to preclude each Investor during the Lock-up Period from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such Investor’s shares of Common Stock even if such shares of Common Stock would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions during the Lock-up Period would include without limitation any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Investor’s shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such shares of Common Stock. The foregoing notwithstanding, each executive officer and director of the Company shall be permitted to establish a plan to acquire and sell shares of Common Stock pursuant to Rule 10b5-1 under the Exchange Act; provided, however, no sale of shares under any such plan shall be made prior to the expiration of the one hundred eighty (180) lock-up period referred to in the first sentence of this Section 6.1.

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7. MISCELLANEOUS.

7.1 Other Registration Rights and Arrangements. The Company represents and warrants that no person, other than a holder of the Registrable Securities has any right to require the Company to register any of the Company’s share capital for sale or to include the Company’s share capital in any registration filed by the Company for the sale of shares for its own account or for the account of any other person. Company and the Company Investors hereby terminate the Prior Agreement, which shall be of no further force and effect and is hereby superseded and replaced in its entirety by this Agreement. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement and in the event of any conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

7.2 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any permitted transfer of Registrable Securities by any such holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns and the holders of Registrable Securities and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Section 4 and this Section 7.2. The rights of a holder of Registrable Securities under this Agreement may be transferred by such a holder to a transferee who acquires or holds Registrable Securities; provided, however, that such transferee has executed and delivered to the Company a properly completed agreement to be bound by the terms of this Agreement substantially in form attached hereto as Exhibit A (an “Addendum Agreement”), and the transferor shall have delivered to the Company no later than thirty (30) days following the date of the transfer, written notification of such transfer setting forth the name of the transferor, the name and address of the transferee, and the number of Registrable Securities so transferred. The execution of an Addendum Agreement shall constitute a permitted amendment of this Agreement.

7.3 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in his, her or its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. Without limiting the generality of the foregoing, clause “(ii) of the definition of “Registrable Securities, Section 2.1.5(c)(ii), Section 2.2.1(i), Section 2.2.1(c), Section 6.1 and Section 7.4 shall only be waived, amended and modified by the Company Investors who hold a majority in interest of the Registrable Securities held by all Company Investors at the time in question. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

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7.4 Term. This Agreement shall terminate upon the earlier of (i) the tenth anniversary of the date of this Agreement or (ii) the date as of which (A) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (B) the Holders of all Registrable Securities are permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale; provided further that with respect to any Investor, such Investor will have no rights under this Agreement and all obligations of the Company to such Investor under this Agreement shall terminate upon the earlier of (x) the date such Investor ceases to hold at least [●] Registrable Securities or (y) if such Investor is an individual and such Investor is a director or an executive officer of Gemini as of immediately prior to the consummation of the Merger, the date such Investor is no longer an affiliate of the Company; provided, however, that the provisions of Section 4, Section 5.1 and Section 6.1 shall survive such termination.

7.5 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by facsimile or email, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given (i) on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a Business Day or is after normal business hours, then such notice shall be deemed given on the next Business Day (ii) one Business Day after being deposited with a reputable courier service with an order for next-day delivery, to the parties as follows:

If to the Company:

Gemini Therapeutics, Inc.
300 One Kendall Square, 3rd Floor
Cambridge, MA 02139

Attn:   Jason Meyenburg
Email:

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attn:       Mitchell S. Bloom

Jocelyn M. Arel

Daniel J. Espinoza

Email:     mbloom@goodwinlaw.com

jarel@goodwinlaw.com

despinoza@goodwinlaw.com

If to Company:

[_____________________]

[_____________________]

[_____________________]

Attn: [________________]

Facsimile: [____________]

Email: [_______________]

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with a copy (which shall not constitute notice) to:

[_____________________]

[_____________________]

[_____________________]

[_____________________]

Attn: [________________]

Facsimile: [____________]

Email: [_______________]

If to an Investor, to the address set forth under such Investor’s signature to this Agreement or to such Investor’s address as found in the Company’s books and records.

7.6 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

7.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

7.8 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, including without limitation the Prior Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

FS DEVELOPMENT CORP.

By:
Name:
Title:

Signature Page to Registration Rights Agreement

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

INVESTORS:

Address: [__________]
[__________]
[__________]

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EXHIBIT A

Addendum Agreement

This Addendum Agreement (“Addendum Agreement”) is executed on __________________, 20___, by the undersigned (the “New Holder”) pursuant to the terms of that certain Registration Rights Agreement dated as of [●], 2020 (the “Agreement”), by and among the Company and the Investors identified therein, as such Agreement may be amended, supplemented or otherwise modified from time to time. Capitalized terms used but not defined in this Addendum Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Addendum Agreement, the New Holder agrees as follows:

1. Acknowledgment. New Holder acknowledges that New Holder is acquiring certain shares of common stock of the Company (the “Shares”) as a transferee of such Shares from a party in such party’s capacity as a holder of Registrable Securities under the Agreement, and after such transfer, New Holder shall be considered an “Investor” and a holder of Registrable Securities for all purposes under the Agreement.

2. Agreement. New Holder hereby (a) agrees that the Shares shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if the New Holder were originally a party thereto.

3. Notice. Any notice required or permitted by the Agreement shall be given to New Holder at the address or facsimile number listed below New Holder’s signature below.

NEW HOLDER:	ACCEPTED AND AGREED:

Print Name:	FS DEVELOPMENT CORP.

By:	By:

SCHEDULE I

Atlas Venture Fund X, L.P.

Lightstone Singapore L.P.

Lightstone Ventures (A), L.P.

Lightstone Ventures, L.P.

OrbiMed Private Investments VI, LP

Wu Capital Investment LLC

Exhibit G

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GEMINI THERAPEUTICS, INC.

Article I

The name of the Corporation is Gemini Therapeutics, Inc.

Article II

The address of the Corporation’s registered office in the State of Delaware is [●]. The name of its registered agent at such address is [●].

Article III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

Article IV

Capital Stock

The total number of shares of capital stock which the Corporation shall have authority to issue is [__________] Million ([__________]) of which (i) [__________] Million ([______]) shares shall be a class designated as common stock, par value $0.0001 per share (the “Common Stock”), and (ii) Ten Million (10,000,000) shares shall be a class designated as undesignated preferred stock, par value $0.0001 per share (the “Undesignated Preferred Stock”).

Except as otherwise provided in any certificate of designations of any series of Undesignated Preferred Stock, the number of authorized shares of the class of Common Stock or Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares of such class outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation irrespective of the provisions of Section 242(b)(2) of the DGCL.

The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.

A. Common Stock

Subject to all the rights, powers and preferences of the Undesignated Preferred Stock and except as provided by law or in this Certificate (or in any certificate of designations of any series of Undesignated Preferred Stock):

(a) the holders of the Common Stock shall have the exclusive right to vote for the election of directors of the Corporation (the “Directors”) and on all other matters requiring stockholder action, each outstanding share entitling the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate (or on any amendment to a certificate of designations of any series of Undesignated Preferred Stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Undesignated Preferred Stock if the holders of such affected series of Undesignated Preferred Stock are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to this Certificate (or pursuant to a certificate of designations of any series of Undesignated Preferred Stock) or pursuant to the DGCL;

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(b) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board of Directors of the Corporation (the “Board of Directors”) or any authorized committee thereof; and

(c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

B. Undesignated Preferred Stock

The Board of Directors or any authorized committee thereof is expressly authorized, to the fullest extent permitted by law, to provide by resolution or resolutions for, out of the unissued shares of Undesignated Preferred Stock, the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate of designations pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares of each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof. Except as otherwise provided by any certificate of designations of any series of Undesignated Preferred Stock then outstanding or by law, no holder of any series of Undesignated Preferred Stock, as such, shall be entitled to any voting powers in respect thereof.

Article V

Stockholder Action

1. Action without Meeting. Except as may otherwise be provided by or pursuant to this Certificate (or any certificate of designations of any series of Undesignated Preferred Stock then outstanding) with respect to the holders of any series of Undesignated Preferred Stock then outstanding, any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof. Notwithstanding anything herein to the contrary, the affirmative vote of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of not less than two thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Article V, Section 1.

2. Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office, and special meetings of stockholders may not be called by any other person or persons. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation. Notwithstanding anything herein to the contrary, the affirmative vote of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of not less than two thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Article V, Section 2.

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Article VI

Directors

1. General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law

2. Election of Directors. Election of Directors need not be by written ballot unless the By-laws of the Corporation (the “By-laws”) shall so provide.

3. Number of Directors; Term of Office. Subject to the terms of the Registration and Rights Agreement, dated as of [●], 2020, by and among the Corporation and certain of its stockholders (as amended, modified and/or supplemented from time to time, the “Registration Rights Agreement”) and the Voting Agreement, dated as of [●], 2020, by and among the Corporation and certain of its stockholders (as amended, modified and/or supplemented from time to time, the “Voting Agreement”), the number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series of Undesignated Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes. The initial Class I Directors of the Corporation shall be [names]; the initial Class II Directors of the Corporation shall be [names]; and the initial Class III Directors of the Corporation shall be [Jim Tananbaum], [●] and [●]. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in [2021], the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in [2022], and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in [2023]. The mailing address of each person who is to serve initially as a director is c/o Gemini Therapeutics, Inc., One Kendall Square, Building 300, Cambridge, MA. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal.

Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV of this Certificate, the holders of any one or more series of Undesignated Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificate of designations applicable to such series.

Notwithstanding anything herein to the contrary, the affirmative vote of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of not less than two thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Article VI, Section 3.

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4. Vacancies. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto and subject to the terms of the Registration Rights Agreement and the Voting Agreement, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in the size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders (except as otherwise provided in the Registration Rights Agreement and the Voting Agreement). Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall, subject to Article VI, Section 3 hereof, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

5. Removal. Subject to the rights, if any, of any series of Undesignated Preferred Stock to elect Directors and to remove any Director whom the holders of any such series have the right to elect and subject to the terms of the Registration Rights Agreement and the Voting Agreement, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of not less than two thirds (2/3) of the outstanding shares of capital stock then entitled to vote at an election of Directors. At least forty-five (45) days prior to any annual or special meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the Director whose removal will be considered at the meeting.

Article VII

Limitation of Liability

1. Limitation of Director Liability. A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a Director, except for liability (a) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

2. Any amendment, repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a Director at the time of such amendment, repeal or modification.

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3. Notwithstanding anything herein to the contrary, the affirmative vote of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of not less than two thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Article VII.

Article VIII

Amendment of By-Laws

1. Amendment by Directors. Except as otherwise provided by law, the By-laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

2. Amendment by Stockholders. Except as otherwise provided therein, the By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class.

Article IX

Amendment of Certificate of Incorporation

The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. Except as otherwise required by this Certificate or by law, whenever any vote of the holders of capital stock of the Corporation is required to amend or repeal any provision of this Certificate, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose.

Article X

Business Combinations

1. Opt Out of DGCL 203. The Corporation shall not be governed by Section 203 of the DGCL.

2. Excluded Opportunity. The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, any Director of the Corporation who is not an employee or officer of the Corporation or any of its subsidiaries (a “Covered Person”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a Director of the Corporation.

[End of Text]

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THIS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION is executed as of this ____ day of __________, 2020.

GEMINI THERAPEUTICS, INC.

By:
Name:
Title:

[Signature Page to Closing Certificate of Incorporation]

Exhibit H

AMENDED AND RESTATED
BY-LAWS
OF
GEMINI THERAPEUTICS, INC.

(the “Corporation”)

Article I

Stockholders

Section 1. Annual Meeting. The annual meeting of stockholders (any such meeting being referred to in these By-laws as an “Annual Meeting”) shall be held at the hour, date and place within or without the United States which is fixed by the Board of Directors of the Corporation (the “Board of Directors”), which time, date and place may subsequently be changed at any time by vote of the Board of Directors. If no Annual Meeting has been held for a period of thirteen (13) months after the Corporation’s last Annual Meeting, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of these By-laws or otherwise, all the force and effect of an Annual Meeting. Any and all references hereafter in these By-laws to an Annual Meeting or Annual Meetings also shall be deemed to refer to any special meeting(s) in lieu thereof.

Section 2. Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be brought before an Annual Meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in these By-laws, who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in these By-laws as to such nomination or business. For the avoidance of doubt, the foregoing clause (ii) shall be the exclusive means for a stockholder to bring nominations or business properly before an Annual Meeting (other than matters properly brought under Rule 14a-8 (or any successor rule) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and such stockholder must comply with the notice and other procedures set forth in Article I, Section 2(a)(2) and (3) of these By-laws to bring such nominations or business properly before an Annual Meeting. In addition to the other requirements set forth in these By-laws, for any proposal of business to be considered at an Annual Meeting, it must be a proper subject for action by stockholders of the Corporation under Delaware law.

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(2) For nominations or other business to be properly brought before an Annual Meeting by a stockholder pursuant to clause (ii) of Article I, Section 2(a)(1) of these By-laws, the stockholder must (i) have given Timely Notice (as defined below) thereof in writing to the Secretary of the Corporation, (ii) have provided any updates or supplements to such notice at the times and in the forms required by these By-laws and (iii) together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by these By-laws. To be timely, a stockholder’s written notice shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s Annual Meeting; provided, however, that in the event the Annual Meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no Annual Meeting were held in the preceding year, notice by the stockholder to be timely must be received by the Secretary of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods shall be referred to as “Timely Notice”). Notwithstanding anything to the contrary provided herein, for the first Annual Meeting following the initial public offering of common stock of the Corporation, a stockholder’s notice shall be timely if received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such Annual Meeting is first made or sent by the Corporation. Such stockholder’s Timely Notice shall set forth:

(A) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of the Corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (v) a description of all arrangements or understandings between or among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder or concerning the nominee’s potential service on the Board of Directors, (vi) a written statement executed by the nominee acknowledging that as a director of the corporation, the nominee will owe fiduciary duties under Delaware law with respect to the Corporation and its stockholders, and (vii) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text, if any, of any resolutions or By-law amendment proposed for adoption, and any material interest in such business of each Proposing Person (as defined below);

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(C) (i) the name and address of the stockholder giving the notice, as they appear on the Corporation’s books, and the names and addresses of the other Proposing Persons (if any) and (ii) as to each Proposing Person, the following information: (a) the class or series and number of all shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially or of record by such Proposing Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), including any shares of any class or series of capital stock of the Corporation as to which such Proposing Person or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future, (b) all Synthetic Equity Interests (as defined below) in which such Proposing Person or any of its affiliates or associates, directly or indirectly, holds an interest including a description of the material terms of each such Synthetic Equity Interest, including without limitation, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (x) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Proposing Person, (y) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (z) whether or not such Proposing Person and/or, to the extent known, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest, (c) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Corporation, (d) any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, and (e) any performance-related fees (other than an asset based fee) that such Proposing Person, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the Corporation or any Synthetic Equity Interests (the disclosures to be made pursuant to the foregoing clauses (a) through (e) are referred to, collectively, as “Material Ownership Interests”) and (iii) a description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Corporation;

(D) (i) a description of all agreements, arrangements or understandings by and among any of the Proposing Persons, or by and among any Proposing Persons and any other person (including with any proposed nominee(s)), pertaining to the nomination(s), or other business proposed to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (ii) identification of the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to support such nominations or other business proposal(s), and to the extent known the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and

(E) a statement whether or not the stockholder giving the notice and/or the other Proposing Person(s), if any, will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to approve the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder (such statement, the “Solicitation Statement”).

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For purposes of this Article I of these By-laws, the term “Proposing Person” shall mean the following persons: (i) the stockholder of record providing the notice of nominations or business proposed to be brought before a stockholders’ meeting, and (ii) the beneficial owner(s), if different, on whose behalf the nominations or business proposed to be brought before a stockholders’ meeting is made. For purposes of this Section 2 of Article I of these By-laws, the term “Synthetic Equity Interest” shall mean any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” agreement or arrangement, the purpose or effect of which is to, directly or indirectly: (a) give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of capital stock of the Corporation, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any shares of any class or series of capital stock of the Corporation, (b) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for, any person or entity with respect to any shares of any class or series of capital stock of the Corporation, (c) otherwise provide in any manner the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of capital stock of the Corporation, or (d) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of capital stock of the Corporation.

(3) A stockholder providing Timely Notice of nominations or business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided in such notice pursuant to these By-laws shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to such Annual Meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the fifth (5th) business day after the record date for the Annual Meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date of the Annual Meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).

(4) Notwithstanding anything in the second sentence of Article I, Section 2(a)(2) of these By-laws to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with the second sentence of Article I, Section 2(a)(2), a stockholder’s notice required by these By-laws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b) General.

(1) Only such persons who are nominated in accordance with the provisions of these By-laws, the Registration and Shareholder Rights Agreement, dated as of [●], by and among the Corporation and certain of its stockholders (as amended, modified and/or supplemented from time to time, the “Registration and Shareholder Rights Agreement”) and the Voting Agreement, dated as of [●], 2020, by and among the Corporation and certain of its stockholders (as amended, modified and/or supplemented from time to time, the “Voting Agreement”) shall be eligible for election and to serve as directors and only such business shall be conducted at an Annual Meeting as shall have been brought before the meeting in accordance with the provisions of these By-laws, the Registration and Shareholder Rights Agreement, the Voting Agreement or in accordance with Rule 14a-8 under the Exchange Act. The Board of Directors or a designated committee thereof shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of these By-laws, the Registration and Shareholder Rights Agreement or the Voting Agreement. If neither the Board of Directors nor such designated committee makes a determination as to whether any stockholder proposal or nomination was made in accordance with the provisions of these By-laws, the Registration and Shareholder Rights Agreement or the Voting Agreement, the presiding officer of the Annual Meeting shall have the power and duty to determine whether the stockholder proposal or nomination was made in accordance with the provisions of these By-laws, the Registration and Shareholder Rights Agreement or the Voting Agreement. If the Board of Directors or a designated committee thereof or the presiding officer, as applicable, determines that any stockholder proposal or nomination was not made in accordance with the provisions of these By-laws, the Registration and Shareholder Rights Agreement or the Voting Agreement, such proposal or nomination shall be disregarded and shall not be presented for action at the Annual Meeting.

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(2) Except as otherwise required by law, the Registration and Shareholder Rights Agreement or the Voting Agreement, nothing in this Article I, Section 2 shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for director or any other matter of business submitted by a stockholder.

(3) Notwithstanding the foregoing provisions of this Article I, Section 2, if the nominating or proposing stockholder (or a qualified representative of the stockholder) does not appear at the Annual Meeting to present a nomination or any business, such nomination or business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Article I, Section 2, to be considered a qualified representative of the proposing stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, to the presiding officer at the meeting of stockholders.

(4) For purposes of these By-laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(5) Notwithstanding the foregoing provisions of these By-laws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these By-laws. Nothing in these By-laws shall be deemed to affect any rights of (i) stockholders to have proposals included in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor rule), as applicable, under the Exchange Act and, to the extent required by such rule, have such proposals considered and voted on at an Annual Meeting or (ii) the holders of any series of Undesignated Preferred Stock to elect directors under specified circumstances.

(c) Notwithstanding anything herein to the contrary, the affirmative vote of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of not less than two thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Article I, Section 2; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class.

Section 3. Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office. The Board of Directors may postpone or reschedule any previously scheduled special meeting of stockholders. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation. Nominations of persons for election to the Board of Directors and stockholder proposals of other business shall not be brought before a special meeting of stockholders to be considered by the stockholders unless such special meeting is held in lieu of an annual meeting of stockholders in accordance with Article I, Section 1 of these By-laws, in which case such special meeting in lieu thereof shall be deemed an Annual Meeting for purposes of these By-laws and the provisions of Article I, Section 2 of these By-laws shall govern such special meeting.

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Notwithstanding anything herein to the contrary, the affirmative vote of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of not less than two thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Article I, Section 3; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class.

Section 4. Notice of Meetings; Adjournments.

(a) A notice of each Annual Meeting stating the hour, date and place, if any, of such Annual Meeting and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given not less than ten (10) days nor more than sixty (60) days before the Annual Meeting, to each stockholder entitled to vote thereat by delivering such notice to such stockholder or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the Corporation’s stock transfer books. Without limiting the manner by which notice may otherwise be given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law (“DGCL”).

(b) Unless otherwise required by the DGCL, notice of all special meetings of stockholders shall be given in the same manner as provided for Annual Meetings, except that the notice of all special meetings shall state the purpose or purposes for which the meeting has been called.

(c) Notice of an Annual Meeting or special meeting of stockholders need not be given to a stockholder if a waiver of notice is executed, or waiver of notice by electronic transmission is provided, before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance is for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

(d) The Board of Directors may postpone and reschedule any previously scheduled Annual Meeting or special meeting of stockholders and any record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to Section 2 of this Article I of these By-laws or otherwise. In no event shall the public announcement of an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder’s notice under this Article I of these By-laws.

(e) When any meeting is convened, the presiding officer may adjourn the meeting if (i) no quorum is present for the transaction of business, (ii) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to stockholders, or (iii) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. When any Annual Meeting or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place, if any, to which the meeting is adjourned and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting; provided, however, that if the adjournment is for more than thirty (30) days from the meeting date, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by law or under the Certificate of Incorporation of the Corporation (as the same may hereafter be amended and/or restated, the “Certificate”) or these By-laws, is entitled to such notice.

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Section 5. Quorum. A majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders. If less than a quorum is present at a meeting, the holders of voting stock representing a majority of the voting power present at the meeting or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 4 of this Article I. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 6. Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the stock ledger of the Corporation as of the record date, unless otherwise provided by law or by the Certificate. Stockholders may vote either (i) in person, (ii) by written proxy or (iii) by a transmission permitted by Section 212(c) of the DGCL. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission permitted by Section 212(c) of the DGCL may be substituted for or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Proxies shall be filed in accordance with the procedures established for the meeting of stockholders. Except as otherwise limited therein or as otherwise provided by law, proxies authorizing a person to vote at a specific meeting shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them.

Section 7. Action at Meeting. When a quorum is present at any meeting of stockholders, any matter before any such meeting (other than an election of a director or directors) shall be decided by a majority of the votes properly cast for and against such matter, except where a larger vote is required by law, by the Certificate or by these By-laws. Any election of directors by stockholders shall be determined by a plurality of the votes properly cast on the election of directors.

Section 8. Stockholder Lists. The Secretary or an Assistant Secretary (or the Corporation’s transfer agent or other person authorized by these By-laws or by law) shall prepare and make, at least ten (10) days before every Annual Meeting or special meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for a period of at least ten (10) days prior to the meeting as provided in the manner, and subject to the terms, set forth in Section 219 of the DGCL (or any successor provision). The list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law.

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Section 9. Presiding Officer. The Board of Directors shall designate a representative to preside over all Annual Meetings or special meetings of stockholders, provided that if the Board of Directors does not so designate such a presiding officer, then the Chairman of the Board, if one is elected, shall preside over such meetings. If the Board of Directors does not so designate such a presiding officer and there is no Chairman of the Board or the Chairman of the Board is unable to so preside or is absent, then the Chief Executive Officer, if one is elected, shall preside over such meetings, provided further that if there is no Chief Executive Officer or the Chief Executive Officer is unable to so preside or is absent, then the President shall preside over such meetings. The presiding officer at any Annual Meeting or special meeting of stockholders shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Sections 4 and 5 of this Article I. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer.

Section 10. Inspectors of Elections. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the DGCL, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspectors, and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors. All determinations by the inspectors and, if applicable, the presiding officer, shall be subject to further review by any court of competent jurisdiction.

Article II

Directors

Section 1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided by the Certificate or required by law.

Section 2. Number and Terms. Subject to the terms of the Registration and Shareholder Rights Agreement and the Voting Agreement, the number of directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The directors shall hold office in the manner provided in the Certificate.

Section 3. Qualification. No director need be a stockholder of the Corporation.

Section 4. Vacancies. Vacancies in the Board of Directors shall be filled in the manner provided in the Certificate, the Registration and Shareholder Rights Agreement and the Voting Agreement.

Section 5. Removal. Directors may be removed from office only in the manner provided in the Certificate, the Registration and Shareholder Rights Agreement and the Voting Agreement.

Section 6. Resignation. A director may resign at any time by electronic transmission or by giving written notice to the Chairman of the Board, if one is elected, the President or the Secretary. A resignation shall be effective upon receipt, unless the resignation otherwise provides.

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SECTION 7. Regular Meetings. Regular and annual meetings of the Board of Directors may be held at such hour, date and place as the Board of Directors may by resolution from time to time determine and publicize by means of reasonable notice given to any director who is not present at the meeting at which such resolution is adopted.

Section 8. Special Meetings. Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of a majority of the directors, the Chairman of the Board, if one is elected, or the President. The person calling any such special meeting of the Board of Directors may fix the hour, date and place thereof.

Section 9. Notice of Meetings. Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each director by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the Chairman of the Board, if one is elected, or the President or such other officer designated by the Chairman of the Board, if one is elected, or the President. Notice of any special meeting of the Board of Directors shall be given to each director in person, by telephone, or by facsimile, electronic mail or other form of electronic communication, sent to his or her business or home address, at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to his or her business or home address, at least forty-eight (48) hours in advance of the meeting. Such notice shall be deemed to be delivered when hand-delivered to such address, read to such director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, dispatched or transmitted if sent by facsimile transmission or by electronic mail or other form of electronic communications. A written waiver of notice signed or electronically transmitted before or after a meeting by a director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Certificate or by these By-laws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 10. Quorum. At any meeting of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present. For purposes of this section, the total number of directors includes any unfilled vacancies on the Board of Directors.

Section 11. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of the directors present shall constitute action by the Board of Directors, unless otherwise required by law, by the Certificate or by these By-laws.

Section 12. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the records of the meetings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall be treated as a resolution of the Board of Directors for all purposes.

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SECTION 13 Manner of Participation. Directors may participate in meetings of the Board of Directors by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these By-laws.

Section 14. Presiding Director. The Board of Directors shall designate a representative to preside over all meetings of the Board of Directors, provided that if the Board of Directors does not so designate such a presiding director or such designated presiding director is unable to so preside or is absent, then the Chairman of the Board, if one is elected, shall preside over all meetings of the Board of Directors. If both the designated presiding director, if one is so designated, and the Chairman of the Board, if one is elected, are unable to preside or are absent, the Board of Directors shall designate an alternate representative to preside over a meeting of the Board of Directors.

Section 15. Committees. Subject to the terms of the Registration and Shareholder Rights Agreement and the Voting Agreement, the Board of Directors, by vote of a majority of the directors then in office, may elect one or more committees, including, without limitation, a Compensation Committee, a Nominating & Corporate Governance Committee and an Audit Committee, and may delegate thereto some or all of its powers except those which by law, by the Certificate or by these By-laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors.

Section 16. Compensation of Directors. Directors shall receive such compensation for their services as shall be determined by a majority of the Board of Directors, or a designated committee thereof, provided that directors who are serving the Corporation as employees and who receive compensation for their services as such, shall not receive any salary or other compensation for their services as directors of the Corporation.

Article III

Officers

Section 1. Enumeration. The officers of the Corporation shall consist of a President, a Treasurer, a Secretary and such other officers, including, without limitation, a Chairman of the Board of Directors, a Chief Executive Officer and one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine.

Section 2. Election. At the regular annual meeting of the Board of Directors following the Annual Meeting, the Board of Directors shall elect the President, the Treasurer and the Secretary. Other officers may be elected by the Board of Directors at such regular annual meeting of the Board of Directors or at any other regular or special meeting.

Section 3. Qualification. No officer need be a stockholder or a director. Any person may occupy more than one office of the Corporation at any time.

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SECTION 4. Tenure. Except as otherwise provided by the Certificate or by these By-laws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board of Directors following the next Annual Meeting and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 5. Resignation. Any officer may resign by delivering his or her written or electronically transmitted resignation to the Corporation addressed to the President or the Secretary, and such resignation shall be effective upon receipt, unless the resignation otherwise provides.

Section 6. Removal. Except as otherwise provided by law or by resolution of the Board of Directors, the Board of Directors may remove any officer with or without cause by the affirmative vote of a majority of the directors then in office.

Section 7. Absence or Disability. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

Section 8. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

Section 9. President. The President shall, subject to the direction of the Board of Directors, have such powers and shall perform such duties as the Board of Directors may from time to time designate.

Section 10. Chairman of the Board. The Chairman of the Board, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

Section 11. Chief Executive Officer. The Chief Executive Officer, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

Section 12. Vice Presidents and Assistant Vice Presidents. Any Vice President (including any Executive Vice President or Senior Vice President) and any Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

Section 13. Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Board of Directors and except as the Board of Directors or the Chief Executive Officer may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. The Treasurer shall have custody of all funds, securities, and valuable documents of the Corporation. He or she shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

Section 14. Secretary and Assistant Secretaries. The Secretary shall record all the proceedings of the meetings of the stockholders and the Board of Directors (including committees of the Board of Directors) in books kept for that purpose. In his or her absence from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or that of an Assistant Secretary. The Secretary shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of the Secretary, any Assistant Secretary may perform his or her duties and responsibilities. Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

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Section 15. Other Powers and Duties. Subject to these By-laws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Chief Executive Officer.

Article IV

Capital Stock

Section 1. Certificates of Stock. Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by any two authorized officers of the Corporation. The Corporation seal and the signatures by the Corporation’s officers, the transfer agent or the registrar may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law. Notwithstanding anything to the contrary provided in these By-laws, the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares (except that the foregoing shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation), and by the approval and adoption of these By-laws the Board of Directors has determined that all classes or series of the Corporation’s stock may be uncertificated, whether upon original issuance, re-issuance, or subsequent transfer.

Section 2. Transfers. Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock that are represented by a certificate may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate theretofore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. Shares of stock that are not represented by a certificate may be transferred on the books of the Corporation by submitting to the Corporation or its transfer agent such evidence of transfer and following such other procedures as the Corporation or its transfer agent may require.

Section 3. Record Holders. Except as may otherwise be required by law, by the Certificate or by these By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-laws.

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Section 4. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting and (b) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5. Replacement of Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock of the Corporation, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

Article V

Indemnification

Section 1. Definitions. For purposes of this Article:

(a) “Corporate Status” describes the status of a person who is serving or has served (i) as a Director of the Corporation, (ii) as an Officer of the Corporation, (iii) as a Non-Officer Employee of the Corporation, or (iv) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity which such person is or was serving at the request of the Corporation. For purposes of this Section 1(a), a Director, Officer or Non-Officer Employee of the Corporation who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation. Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the Corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the Board of Directors or the stockholders of the Corporation;

(b) “Director” means any person who serves or has served the Corporation as a director on the Board of Directors; including, for the avoidance of doubt, any person who has served as a director of FS Development Corp., a Delaware corporation;

(c) “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding;

(d) “Expenses” means all reasonable, documented and out-of-pocket attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

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(e) “Liabilities” means judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement;

(f)   “Non-Officer Employee” means any person who serves or has served as an employee or agent of the Corporation, but who is not or was not a Director or Officer;

(g) “Officer” means any person who serves or has served the Corporation as an officer of the Corporation appointed by the Board of Directors, including, for the avoidance of doubt, any person who has served as an officer of FS Development Corp., a Delaware corporation;

(h) “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and

(i)   “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) fifty percent (50%) or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) fifty percent (50%) or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

Section 2. Indemnification of Directors and Officers.

(a) Subject to the operation of Section 4 of this Article V of these By-laws, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), and to the extent authorized in this Section 2.

(1) Actions, Suits and Proceedings Other than By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses and Liabilities that are incurred or paid by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein (other than an action by or in the right of the Corporation), which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(2) Actions, Suits and Proceedings By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein by or in the right of the Corporation, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made under this Section 2(a)(2) in respect of any claim, issue or matter as to which such Director or Officer shall have been finally adjudged by a court of competent jurisdiction to be liable to the Corporation, unless, and only to the extent that, the Court of Chancery or another court in which such Proceeding was brought shall determine upon application that, despite adjudication of liability, but in view of all the circumstances of the case, such Director or Officer is fairly and reasonably entitled to indemnification for such Expenses that such court deems proper.

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(3) Survival of Rights. The rights of indemnification provided by this Section 2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives.

(4) Actions by Directors or Officers. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding (including any parts of such Proceeding not initiated by such Director or Officer) was authorized in advance by the Board of Directors, unless such Proceeding was brought to enforce such Officer’s or Director’s rights to indemnification or, in the case of Directors, advancement of Expenses under these By-laws in accordance with the provisions set forth herein.

Section 3. Indemnification of Non-Officer Employees. Subject to the operation of Section 4 of this Article V of these By-laws, each Non-Officer Employee may, in the discretion of the Board of Directors, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses and Liabilities that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 3 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized in advance by the Board of Directors.

Section 4. Determination. Unless ordered by a court, no indemnification shall be provided pursuant to this Article V to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.

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Section 5. Advancement of Expenses to Directors Prior to Final Disposition.

(a) The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within thirty (30) days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses. Notwithstanding the foregoing, the Corporation shall advance all Expenses incurred by or on behalf of any Director seeking advancement of expenses hereunder in connection with a Proceeding initiated by such Director only if such Proceeding (including any parts of such Proceeding not initiated by such Director) was (i) authorized by the Board of Directors, or (ii) brought to enforce such Director’s rights to indemnification or advancement of Expenses under these By-laws.

(b) If a claim for advancement of Expenses hereunder by a Director is not paid in full by the Corporation within thirty (30) days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting or defending such suit. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Article V shall not be a defense to an action brought by a Director for recovery of the unpaid amount of an advancement claim and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director is not entitled to an advancement of expenses shall be on the Corporation.

(c) In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the DGCL.

Section 6. Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition.

(a) The Corporation may, at the discretion of the Board of Directors, advance any or all Expenses incurred by or on behalf of any Officer or any Non-Officer Employee in connection with any Proceeding in which such person is involved by reason of his or her Corporate Status as an Officer or Non-Officer Employee upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer or Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such person to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.

(b) In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Officer or Non-Officer Employee has not met any applicable standard for indemnification set forth in the DGCL.

Section 7. Contractual Nature of Rights.

(a) The provisions of this Article V shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article V is in effect, in consideration of such person’s past or current and any future performance of services for the Corporation. Neither amendment, repeal or modification of any provision of this Article V nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article V shall eliminate or reduce any right conferred by this Article V in respect of any act or omission occurring, or any cause of action or claim that accrues or arises or any state of facts existing, at the time of or before such amendment, repeal, modification or adoption of an inconsistent provision (even in the case of a proceeding based on such a state of facts that is commenced after such time), and all rights to indemnification and advancement of Expenses granted herein or arising out of any act or omission shall vest at the time of the act or omission in question, regardless of when or if any proceeding with respect to such act or omission is commenced. The rights to indemnification and to advancement of expenses provided by, or granted pursuant to, this Article V shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributes of such person.

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(b) If a claim for indemnification (following final disposition of such Proceeding) or advancement of Expenses hereunder by a Director or Officer is not paid in full by the Corporation within sixty (60) days after receipt by the Corporation of a written claim for indemnification or advancement of Expenses, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, pursuant to the terms of an undertaking, such Director or Officer shall also be entitled to be paid the expenses of prosecuting or defending such suit. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Article V shall not be a defense to an action brought by a Director or Officer for recovery of the unpaid amount of an indemnification claim and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification or advancement of Expenses shall be on the Corporation.

(c) In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the DGCL.

Section 8. Non-Exclusivity of Rights. The rights to indemnification and to advancement of Expenses set forth in this Article V shall not be exclusive of any other right which any Director, Officer, or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise.

Section 9. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non-Officer Employee, or arising out of any such person’s Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article V.

Section 10. Other Indemnification. Subject to any other right which any Director, Officer or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise to the contrary, the Corporation’s obligation, if any, to indemnify or provide advancement of Expenses to any person under this Article V as a result of such person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification or advancement of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise (the “Primary Indemnitor”). Subject to any other right which any Director, Officer or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise to the contrary, any indemnification or advancement of Expenses under this Article V owed by the Corporation as a result of a person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall only be in excess of, and shall be secondary to, the indemnification or advancement of Expenses available from the applicable Primary Indemnitor(s) and any applicable insurance policies.

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Article VI

Miscellaneous Provisions

Section 1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 2. Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

Section 3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by the Chairman of the Board, if one is elected, the President or the Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors may authorize.

Section 4. Voting of Securities. Unless the Board of Directors otherwise provides, the Chairman of the Board, if one is elected, the President or the Treasurer may waive notice of and act on behalf of the Corporation (including with regard to voting and actions by written consent), or appoint another person or persons to act as proxy or attorney in fact for the Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by the Corporation.

Section 5. Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.

Section 6. Corporate Records. The original or attested copies of the Certificate, By-laws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Delaware and shall be kept at the principal office of the Corporation, at an office of its counsel, at an office of its transfer agent or at such other place or places as may be designated from time to time by the Board of Directors.

Section 7. Certificate. All references in these By-laws to the Certificate shall be deemed to refer to the Amended and Restated Certificate of Incorporation of the Corporation, as amended and/or restated and in effect from time to time.

Section 8. Exclusive Jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for state law claims for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Certificate or By-laws, (iv) any action to interpret, apply, enforce or determine the validity of the Certificate or By-laws, or (v) any action asserting a claim against the Corporation governed by the internal affairs doctrine. The provisions of this Section 8 shall not apply to any claims arising under the Exchange Act or the Securities Act of 1933, as amended. In addition, unless the Corporation consents in writing to the selection of an alternative forum, the United States District Court for the District of Massachusetts shall be the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 8.

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Section 9. Amendment of By-laws.

(a) Amendment by Directors. Except as provided otherwise by law, any section or portion of these By-laws may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office.

(b) Amendment by Stockholders. Except as otherwise required by these By-laws or by law, these By-laws may be amended or repealed at any Annual Meeting, or special meeting of stockholders called for such purpose in accordance with these By-Laws, by the affirmative vote of a majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class. Notwithstanding the foregoing, stockholder approval shall not be required unless mandated by the Certificate, these By-laws, or other applicable law.

Section 10. Notices. If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

Section 11. Waivers. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in such a waiver.

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Exhibit I

GEMINI THERAPEUTICS, INC.

2020 STOCK OPTION AND INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Gemini Therapeutics, Inc. 2020 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Gemini Therapeutics, Inc. (the “Company”) and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Closing Date” means the date of the closing of the transactions contemplated by that certain Merger Agreement, dated as of October 15, 2020, by and among the Company and the other parties thereto.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.

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“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 19.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the National Association of Securities Dealers Automated Quotation System (“Nasdaq”), Nasdaq Global Market, The New York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

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“Service Relationship” means any relationship as an employee, director or Consultant of the Company or any Affiliate (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).

“Stock” means the Common Stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan. The Plan shall be administered by the Administrator.

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)   to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

(vii)   at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

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All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to a committee consisting of one or more officers of the Company, including the Chief Executive Officer of the Company, all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not members of the delegated committee. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e) Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f)   Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

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SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be _____9 shares (the “Initial Limit”), subject to adjustment as provided in this Section 3, plus on January 1, 2022 and each January 1 thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by (i) four (4%) percent of the number of shares of Stock issued and outstanding on the immediately preceding December 31 or (ii) such lesser number of shares as determined by the Administrator (the “Annual Increase”). Subject to such overall limitation, the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed the Initial Limit subject to adjustment as provided in Section 3(b). For purposes of this limitation, the shares of Stock underlying any awards under the Plan that are forfeited, canceled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

9	Size of initial share reserve to represent 9% of the fully-diluted pool less the number of shares subject to rollover under the Company’s 2015 Employee, Director and Consultant Stock Option Plan and the Company’s 2017 Stock Option and Grant Plan.

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(c) Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Certificate, all Awards with time-based vesting, conditions or restrictions shall become fully vested and exercisable or nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and exercisable or nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Certificate. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or greater than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.

(d) Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year for service as a Non-Employee Director shall not exceed $_____, provided, however that such amount shall be $_____ for the calendar year in which the applicable Non-Employee Director is initially elected or appointed to the Board. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with FASB ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such employees, Non-Employee Directors and Consultants of the Company and its Affiliates as are selected from time to time by the Administrator in its sole discretion; provided that Awards may not be granted to employees, Directors or Consultants who are providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the stock underlying the Awards is treated as “service recipient stock” under Section 409A or (ii) the Company, in consultation with its legal counsel, has determined that such Awards are exempt from or otherwise comply with Section 409A.

SECTION 5. STOCK OPTIONS

(a) Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

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(b) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date. Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant, or (iii) if the Stock Option is otherwise compliant with Section 409A.

(c) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Option Award Certificate:

(i)   In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

(iv) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

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(f)   Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS

(a) Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b) Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(c) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(d) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

SECTION 7. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.

(b) Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

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(c) Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at their original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION 8. RESTRICTED STOCK UNITS

(a) Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Certificate) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b) Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

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(c) Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his or her Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11. DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(b) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

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SECTION 12. TRANSFERABILITY OF AWARDS

(a) Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c) Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 13. TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amount received thereunder first becomes includable in the gross income of the grantee for income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. The Administrator may require the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantees. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

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SECTION 14. SECTION 409A AWARDS

Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 15. TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.

(a) Termination of Service Relationship. If the grantee’s Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.

(b) For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:

(i)   a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or

(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 16. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. The Administrator is specifically authorized to exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect the repricing of such Awards through cancellation and re-grants. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(b) or 3(c).

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SECTION 17. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 18. GENERAL PROVISIONS

(a) No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b) Issuance of Stock. To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) Stockholder Rights. Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

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(f)   Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

SECTION 19. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon the date immediately preceding the Closing Date, subject to prior stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 20. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS:

DATE APPROVED BY STOCKHOLDERS:

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Exhibit J

Form of FIRPTA Certificate
Pursuant to Treasury Regulations Section 1.1445-2(c)(3) and Section 1.897-2(h)

This certificate (this “FIRPTA Certificate”) is provided by Gemini Therapeutics, Inc., a Delaware corporation (the “Company”), pursuant to Treasury Regulations Section 1.1445-2(c)(3) and 1.897-2(h), in connection with that certain Merger Agreement entered into as of October [__], 2020, by any among the Company, Shareholder Representative Services LLC, a Colorado limited liability company solely in its capacity as the Stockholders’ Representative, FS Development Corp, a Delaware corporation (“Transferee”), and FSG Merger Sub, Inc., a Delaware corporation.

To inform Transferee that withholding of tax is not required under section 1445 of the Code in connection with the transactions contemplated under the Agreement, the undersigned, on behalf of the Company, hereby certifies that:

1. the Company is a corporation and is treated as a corporation for U.S. federal income tax purposes.

2. the Company’s U.S. employer identification number is [●].

3. the Company’s address is: 300 One Kendall Square, 3rd Floor, Cambridge, MA 02139.

4. the Company is not, as of the date hereof, a “United States real property holding corporation” (a “USRPHC”) as such term is defined by Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder, and has not been a USRPHC on any determination date (as specified in Treasury Regulations Section 1.897-2(c)) during the five-year period ending on the date hereof. Accordingly, interests in the Company do not constitute “U.S. real property interests” as defined in Section 897(c)(1) of the Code (“USRPIs”).

5. the Company understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

Attached hereto is a notice, dated as of the date hereof, from the Company to the Internal Revenue Service to the effect that the Company has determined equity interests in the Company are not USRPIs.

Under penalties of perjury, the undersigned declares that [s]he has examined the certifications set forth above and verifies that they are true, correct, and complete to [his/her] knowledge and belief, and the undersigned further declares that [he/she] has the authority to execute this FIRPTA Certificate on behalf of the Company.

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Dated: [date]

GEMINI THERAPEUTICS, INC.,
a Delaware corporation

By:
[Name]
[Title]

Gemini Therapeutics, Inc.

[Date]

[VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED]

Internal Revenue Service Center
P.O. Box 409101
Ogden, UT 84409

Re:	Notice Required Under Treasury Regulations Section 1.897-2(h)(2)

Dear Sir/Madam:

At the request of FS Development Corp., a Delaware corporation (“Transferee”), in connection with the acquisition of Gemini Therapeutics, Inc., a Delaware corporation (the “Company”), we provided the attached statement to Transferee on [Date].

This notice is provided pursuant to the requirements of Treasury Regulations Section 1.897-2(h)(2).

The following information relates to the corporation providing the notice:

Name:	Gemini Therapeutics, Inc.
Address:	300 One Kendall Square, 3rd Floor

Cambridge, MA 02139

EIN:	[ ]

The attached statement was not requested by a foreign interest holder. It was voluntarily provided by the Company in response to a request from the Transferee in accordance with Treasury Regulations Section 1.1445-2(c)(3)(i). The following information relates to the Transferee:

Name:	FS Development Corp.

Address:	600 Montgomery Street, Suite 4500 San Francisco, CA 94111
EIN:	[ ]

The interests in question (equity interests in the Company) are not “U.S. real property interests,” as that term is defined in section 897(c)(1) of the Internal Revenue Code of 1986, as amended.

Under penalties of perjury, the undersigned declares that (i) [s]he is a responsible corporate officer of the Company with the authority to sign this document on behalf of the Company and (ii) the above notice (including the attachment hereto) is true, correct, and complete to [his/her] knowledge and belief.

GEMINI THERAPEUTICS, INC.,
a Delaware corporation

By:
[Name]
[Title]

Exhibit K

FORM OF LOCKUP AGREEMENT

This Lockup Agreement (this “Agreement”) is dated as of October [●], 2020 and is between FS Development Corp., a Delaware corporation (“FSD”), and each of the stockholder parties identified on Exhibit A hereto and the other persons who enter into a joinder to this Agreement substantially in the form of Exhibit B hereto with FSD in order to become a “Stockholder Party” for purposes of this Agreement (collectively, the “Stockholder Parties”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (as defined below).

BACKGROUND:

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of October [●], 2020 (the “Merger Agreement”), FSG Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of FSD, will merge (the “Merger”) with and into Gemini Therapeutics, Inc., a Delaware corporation (“Gemini”), with Gemini surviving the Merger as a wholly owned subsidiary of FSD;

WHEREAS, each of the Stockholder Parties owns the number and type of Equity Interest in Gemini set forth opposite of such Stockholder Party’s name on Exhibit A (such Equity Interests, the “Gemini Equity Interests”);

WHEREAS, each of the Stockholder Parties will receive a certain number of shares of Class A common stock, $0.0001 par value per share, of FSD and/or options to purchase such shares of Class A common stock (the “FSD Equity Interests”, together with the Gemini Equity Interests, and together with any of the foregoing acquired after the date hereof, the “Covered Equity Interest”), pursuant to the terms of the Merger Agreement;

WHEREAS, in consideration for the benefits to be received by each Stockholder Party under the terms of the Merger Agreement and as a material inducement to FSD and the other Parent Parties agreeing to enter into and consummate the transactions contemplated by the Merger Agreement, each Stockholder Party agrees to enter into this Agreement and to be bound by the agreements, covenants and obligations contained in this Agreement; and

WHEREAS, the parties hereto acknowledge and agree that FSD would not have entered into and agreed to consummate the transactions contemplated by the Merger Agreement without each Stockholder Party entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement;

WHEREAS, in connection with FSD entering into the Merger Agreement, the parties hereto wish to set forth herein certain understandings between such parties with respect to restrictions on transfer of the Covered Equity Interest.

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NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:

Article I

INTRODUCTORY MATTERS

1.1. Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“Agreement” means this Lockup Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Lock-Up Period” has the meaning set forth in Section 2.1(a).

“Merger Agreement” has the meaning set forth in the Recitals.

“Non-Recourse Party” has the meaning set forth in Section 4.16.

“Stockholder Parties” has the meaning set forth in the Preamble.

1.2. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive, (b) words in the singular include the plural, and in the plural include the singular, and (c) the words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to sections of this Agreement unless otherwise specified.

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Article II
LOCKUP

2.1 Lockup.

(a)	Each Stockholder Party agrees that such Stockholder Party shall not Transfer any Covered Equity Interest or any securities convertible into or exercisable or exchangeable (directly or indirectly) for any Covered Equity Interest (whether such Covered Equity Interest or any such securities are held by such Stockholder Party as of the date hereof or are thereafter acquired) from the date hereof and ending one-hundred eighty (180) days following the Closing Date (the “Lock-Up Period”). The foregoing restriction is expressly agreed to preclude each Stockholder Party during the Lock-up Period from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such Stockholder Party’s Covered Equity Interest even if such Covered Equity Interest would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions during the Lock-up Period would include without limitation any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Stockholder Party’s Covered Equity Interest or with respect to any security that includes, relates to, or derives any significant part of its value from such Covered Equity Interest. The foregoing notwithstanding, each executive officer and director of FSD shall be permitted to establish a plan to acquire and sell Covered Equity Interest pursuant to Rule 10b5-1 under the Exchange Act; provided, however, no sale of any Covered Equity Interest under any such plan shall be made prior to the expiration of the Lock-Up Period. For purposes of this agreement, “Transfer” means to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, with respect to any Covered Equity Interest, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Covered Equity Interest, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction, including the filing of a registration statement specified in clause (i) or (ii). Notwithstanding the foregoing, a Transfer shall not be deemed to include any transfer for no consideration if the donee, trustee, heir or other transferee has agreed in writing to be bound by the same terms under this Agreement to the extent and for the duration that such terms remain in effect at the time of the Transfer, by executing and delivering the Form of Joinder Agreement set forth on Exhibit B to the FSD.

(b)	Each Stockholder Party also agrees and consents to the entry of stop transfer instructions with FSD’s transfer agent and registrar against the transfer of any Covered Equity INterest except in compliance with the foregoing restrictions and to the addition of a legend to such Stockholder Party’s Covered Equity Interest describing the foregoing restrictions.

Article III
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER PARTIES

3.1. Stockholder Representations and Warranties. Each Stockholder Party represents and warrants to FSD as follows:

(a)	If Stockholder Party is not an individual, the Stockholder Party is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).

(b)	If Stockholder Party is not an individual, the Stockholder Party has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement, to perform its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations hereunder that relate to the provisions of the Merger Agreement), and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of such Stockholder Party. This Agreement has been duly and validly executed and delivered by such Stockholder Party and constitutes a valid, legal and binding agreement of each Stockholder Party (assuming that this Agreement is duly authorized, executed and delivered by FSD), enforceable against each such Stockholder Party in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

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(c)	Each Stockholder Party is the record and beneficial owner of the Gemini Equity Interests set forth opposite such Stockholder Party’s name on Exhibit A hereto and has valid, good and marketable title to the Gemini Equity Interests, free and clear of all Liens (other than transfer restrictions under applicable Securities Law). Each Stockholder Party is not party to or bound by (i) any option, warrant, purchase right, or other Contract that would (either alone or in connection with one or more events, developments (including the satisfaction or waiver of any conditions precedent)) require such Stockholder Party to Transfer any of the Covered Equity Interests or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of the Covered Equity Interests.

Article IV
GENERAL PROVISIONS

4.1. Termination. This Agreement and the obligations of each Stockholder Party hereunder shall automatically terminate upon the termination of the Merger Agreement in accordance with its terms. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

4.2. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by facsimile (having obtained electronic delivery confirmation thereof) if applicable, e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other parties as follows.

FSD’s address is:

FS Development Corp.
600 Montgomery Street, Suite 4500
San Francisco, California 94111
Attn: Dennis Ryan
e-mail: docs-Investments@foresitecapital.com

with a copy (which shall not constitute notice) to:

White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Attention: Joel L. Rubinstein, Esq.
e-mail: joel.rubinstein@whitecase.com

such address as such Stockholder Party shall furnish to FSD in writing.

4.3. Amendment; Waiver.

(a)	The terms and provisions of this Agreement may be modified or amended only with the written approval of the FSD (including from and after the Effective Time, the approval of the member of the board of directors of FSD nominated by the Sponsor) and Stockholder Parties holding a majority of the Covered Equity Interests then held by the Stockholder Parties in the aggregate as to which this Agreement has not been terminated pursuant to Section 4.1.

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(b)	Except as expressly set forth in this Agreement, neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

(c)	No party shall be deemed to have waived any claim arising out of this Agreement, or any right, remedy, power or privilege under this Agreement, unless the waiver of such claim, right, remedy, power or privilege is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

4.4. Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof.

4.5. Assignment. This Agreement may not be assigned without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void. This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns.

4.6. Third Parties. Except with respect to any Non-Recourse Party, this Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

4.7. Governing Law. THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES ARISING HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS.

4.8. Jurisdiction; Waiver of Jury Trial. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court. The parties hereto hereby (i) submit to the exclusive jurisdiction of the Delaware Chancery Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

4.9. Specific Performance. Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to specific performance of this Agreement without the posting of a bond.

4.10. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

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4.11. Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by Law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by Law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

4.12. Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

4.13. Counterparts. This Agreement and any amendment hereto may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one agreement (or amendment, as applicable).

4.14. Effectiveness. This Agreement shall be valid and enforceable as of the date of this Agreement and may not be revoked by any party hereto.

4.15. No Recourse. This Agreement may only be enforced against, and any claim or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, the transactions contemplated hereby or the subject matter hereof may only be made against the parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, shareholder, agent, attorney or representative of any party hereto or any past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Lockup Agreement on the day and year first above written.

FS DEVELOPMENT CORP.

By:
Name:
Title:

[Signature Page to Lockup Agreement]

STOCKHOLDER PARTY:

LIGHTSTONE VENTURES, L.P.

By:
Name:
Title:

[Signature Page to Lockup Agreement]

STOCKHOLDER PARTY:

LIGHTSTONE VENTURES (A), L.P.

By:
Name:
Title:

[Signature Page to Lockup Agreement]

STOCKHOLDER PARTY:

LIGHSTONE SINGAPORE L.P.

By:
Name:
Title:

[Signature Page to Lockup Agreement]

STOCKHOLDER PARTY:

ORBIMED PRIVATE INVESTMENTS VI, L.P.

By:
Name:
Title:

[Signature Page to Lockup Agreement]

STOCKHOLDER PARTY:

ATLAS VENTURE FUND X, L.P.

By:
Name:
Title:

[Signature Page to Lockup Agreement]

STOCKHOLDER PARTY:

WU CAPITAL

By:
Name:
Title:

[Signature Page to Lockup Agreement]

STOCKHOLDER PARTY:

By:
Name:

[Signature Page to Lockup Agreement]

STOCKHOLDER PARTY:

By:
Name:

[Signature Page to Lockup Agreement]

STOCKHOLDER PARTY:

By:
Name:

[Signature Page to Lockup Agreement]

STOCKHOLDER PARTY:

By:
Name:

[Signature Page to Lockup Agreement]

EXHIBIT A

STOCKHOLDER PARTIES[10]

	Common	Series A	Series B	Options
Lightstone Ventures, L.P.		11,653,137	976,931
Lightstone Ventures (A), L.P.		1,587,559	133,112
Lighstone Singapore L.P.			3,700,139
OrbiMed Private Investments VI, L.P.		13,240,696	7,400,280
Atlas Venture Fund X, L.P.		13,240,696	5,180,196
Wu Capital			7,400,280
Scott Lauder	480,000
James McLaughlin	4,500,000
Phil Reilly	185,175
Steve Squinto	396,803
Jason Meyenburg				3,285,939
Gregg Beloff
Marc Uknis
Suresh Katti				319,535
Walter Strapps				319,535
David Lubner
Tuyen Ong
Phil Reilly	185,175			15,000

[10]	Note to Draft: To be confirmed whether any other members of Gemini management owns shares of Gemini.

EXHIBIT B

FORM OF JOINDER TO LOCKUP AGREEMENT

[●], 20

Reference is made to the Lockup Agreement, dated as of October [●], 2020, by and between FSD Development Corp. and the Stockholder Parties (as defined therein) from time to time party thereto (as amended from time to time, the “Lockup Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Lockup Agreement.

Each of FSD and each undersigned holder of shares of FSD (each, a “New Stockholder Party”) agrees that this Joinder to the Lockup Agreement (this “Joinder”) is being executed and delivered for good and valuable consideration.

Each undersigned New Stockholder Party hereby agrees to and does become party to the Lockup Agreement as a Stockholder Party. This Joinder shall serve as a counterpart signature page to the Lockup Agreement and by executing below each undersigned New Stockholder Party is deemed to have executed the Lockup Agreement with the same force and effect as if originally named a party thereto.

This Joinder may be executed in multiple counterparts, including by means of facsimile or electronic signature, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned have duly executed this joinder as of the date first set forth above.

[NEW STOCKHOLDER PARTY]

By:
Name:
Title:

[COMPANY]

By:
Name:
Title:

Exhibit L

CERTIFICATE OF MERGER OF
FSG MERGER SUB, INC.,
WITH AND INTO
GEMINI THERAPEUTICS, INC.

Pursuant to the provisions of Section 251 of the Delaware General Corporation Law (the “DGCL”), Gemini Therapeutics, Inc., a corporation organized and existing under the laws of Delaware (the “Company”), hereby certifies the following information relating to the merger (the “Merger”) of FSG Merger Sub, Inc., a corporation organized and existing under the laws of Delaware (“Merger Sub”), with and into the Company, with the Company as the surviving corporation of the Merger:

FIRST: The names and states of incorporation of the constituent corporations to the Merger (the “Constituent Corporations”) are as follows:

Name	State of Incorporation
Gemini Therapeutics, Inc.	Delaware
FSG Merger Sub, Inc.	Delaware

SECOND: The Agreement and Plan of Merger (the “Agreement”), dated October [●], 2020, by and among the Company, FS Development Corp., a Delaware corporation, Merger Sub, and Shareholder Representative Services LLC (solely in its capacity as the stockholder representative as set forth therein), has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations pursuant to, and in accordance with, Section 251 of the DGCL.

THIRD: The name of the surviving corporation, upon the effectiveness of the Merger, shall be Gemini Therapeutics, Inc., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the Company, as in effect prior to the filing of this Certificate of Merger, shall be amended as of the filing of this Certificate of Merger so as to contain the provisions, and only the provisions, contained in Annex A attached hereto, and, as so amended, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: This Certificate of Merger and the Merger shall become effective immediately upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

SIXTH: The executed Agreement is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 300 One Kendall Square, 3rd Floor, Cambridge, MA 02139.

SEVENTH: A copy of the Agreement will be furnished by the surviving corporation on request, without cost, to any stockholder of either of the Constituent Corporations.

[THE REMAINDER OF THIS PAGE IS BLANK INTENTIONALLY]

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IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer on the _____ day of _____, 2020.

GEMINI THERAPEUTICS, INC.

By:
Name:
Title:

[Signature Page to the Delaware Certificate of Merger]

ANNEX A

See attached.